IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

ALEXANDRIA DIVISION

)
In re:	)
	)	Case No. 02-83984-SSM
	)	Jointly Administered
US AIRWAYS GROUP, INC., et al.,	)	Chapter 11
	)	Hon. Stephen S. Mitchell
Debtors.	)
)

FIRST AMENDED JOINT PLAN OF REORGANIZATION OF

US AIRWAYS GROUP, INC. AND ITS AFFILIATED

DEBTORS AND DEBTORS-IN-POSSESSION

John Wm. Butler, Jr.

John K. Lyons

SKADDEN, ARPS, SLATE, MEAGHER

& FLOM (ILLINOIS)

333 West Wacker Drive, Suite 2100

Chicago, Illinois 60606-1285

(312) 407-0700

Alesia Ranney-Marinelli

SKADDEN, ARPS, SLATE,

  MEAGHER & FLOM LLP

Four Times Square

New York, NY 10036

(212) 735-3000

Lawrence E. Rifken (VSB No. 29037)

Douglas M. Foley (VSB No. 34364)

McGUIREWOODS LLP

1750 Tysons Boulevard, Suite 1800

McLean, Virginia 22102-4215

(703) 712-5000

Attorneys for Debtors and Debtors-in-Possession

Dated: January 17, 2003

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ARTICLE XI

EFFECT OF THE PLAN ON CLAIMS AND INTERESTS	A-47
11.1 Revesting of Assets	A-47
11.2 Discharge of the Debtors	A-47
11.3 Compromises and Settlements	A-47
11.4 Release of Certain Parties	A-47
11.5 Release by Holders of Claims and Interests	A-48
11.6 Setoffs	A-48
11.7 Satisfaction of Subordination Rights	A-48
11.8 Exculpation and Limitation of Liability	A-48
11.9 Indemnification Obligations	A-49
11.10 Injunction	A-49

ARTICLE XII

CONDITIONS PRECEDENT	A-49
12.1 Conditions to Confirmation	A-49
12.2 Conditions to Consummation for All Debtors	A-50
12.3 Additional Condition to Consummation Solely with Respect to Allegheny, Piedmont and PSA	A-50
12.4 Waiver of Conditions to Confirmation or Consummation	A-50

ARTICLE XIII

RETENTION OF JURISDICTION	A-51

ARTICLE XIV

MISCELLANEOUS PROVISIONS	A-52
14.1 Binding Effect	A-52
14.2 Modification and Amendments	A-52
14.3 Withholding and Reporting Requirements	A-52
14.4 Committees	A-52
14.5 Revocation, Withdrawal, or Non-Consummation	A-53
14.6 Notices	A-53
14.7 Term of Injunctions or Stays	A-55
14.8 Governing Law	A-55
14.9 No Waiver or Estoppel	A-55

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EXHIBITS

Exhibit A	Summary of Management Compensation Plan

Exhibit B	Form of Registration Rights Agreement

Exhibit C	Restated Certificates of Incorporation

Exhibit D	Form of Restated Bylaws

Exhibit E-1	Schedule of Rejected Interline Agreements

Exhibit E-2	Schedule of Rejected Industry Practice Agreements

Exhibit E-3	Schedule of Assumed Employee-Related Agreements

Exhibit E-4	Schedule of Rejected Other Executory Contracts and Unexpired Leases

Exhibit E-5	Schedule of Rejected Intercompany Executory
Contracts and Intercompany Unexpired Leases

Exhibit F	Nonexclusive List of Retained Actions and Exclusive List of Avoidance Actions

Exhibit G	ATSB Loan Documents

Exhibit H	Administrative Claim Request Form

Exhibit I	Postpetition Aircraft Obligations

Exhibit J	Categories of Industry Practice Agreements

Exhibit K	Aircraft Equipment Securing Aircraft Secured Claims

Exhibit L	Summary of Selected Terms of New Equity

Exhibit M-1	Investment Agreement

Exhibit M-2	First Amendment to Investment Agreement

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INTRODUCTION

US Airways Group, Inc., US Airways, Inc., Allegheny Airlines, Inc., PSA Airlines, Inc., Piedmont Airlines, Inc., MidAtlantic Airways, Inc., US Airways Leasing and Sales, Inc., and Material Services Company, Inc., debtors and debtors-in-possession in the above-captioned jointly administered chapter 11 reorganization cases, hereby propose the following first amended joint plan of reorganization for the resolution of the outstanding creditor claims against and equity interests in the Debtors. Capitalized terms used herein shall have the meanings ascribed to such terms in Article I.B. hereof. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

The sole Group subsidiary incorporated outside of the United States, Airways Assurance Limited LLC, a corporation organized under the laws of Bermuda, has not commenced a case under chapter 11 of the Bankruptcy Code or similar proceedings in any other jurisdiction. This subsidiary continues to operate its business outside of bankruptcy.

The Plan contemplates the reorganization of the Debtors and the resolution of the outstanding Claims against and Interests in the Debtors pursuant to section 1121(a) of the Bankruptcy Code. The obligations owed to unsecured creditors of the Debtors will be converted into new equity securities to be issued by Reorganized Group (i.e., New Equity). Existing holders of Group equity interests and stock options will receive no distribution on account of their existing equity interests or stock options in Group.

A complete list of the Debtors is set forth below. The list identifies each Debtor by its case number in these Chapter 11 Cases. The jurisdiction of incorporation of each Debtor also is designated.

Debtors

•	US Airways Group, Inc. (Delaware), 02-83984
•	US Airways, Inc. (Delaware), 02-83985
•	Allegheny Airlines, Inc. (Delaware), 02-83986
•	PSA Airlines, Inc. (Pennsylvania), 02-83987
•	Piedmont Airlines, Inc. (Maryland), 02-83988
•	MidAtlantic Airways, Inc. (Delaware), 02-83989
•	US Airways Leasing and Sales, Inc. (Delaware), 02-83990
•	Material Services Company, Inc. (Delaware), 02-83991

Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan cannot be solicited from a Claimholder until such time as the Disclosure Statement has been approved by the Bankruptcy Court and distributed to Claimholders. In this case, the Disclosure Statement was approved by the Bankruptcy Court by order entered on January 17, 2003, and has been distributed simultaneously with this Plan to all parties whose votes are being solicited. The Disclosure Statement contains, among other things, a discussion of the Debtors’ history, businesses, properties and operations, projections for those operations, risk factors associated with the business and Plan, a summary and analysis of the Plan, and certain related matters including, among other things, the securities to be issued under the Plan. ALL CLAIMHOLDERS ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019 and those restrictions on modifications set forth in Article XIV of this Plan, each of the Debtors expressly reserves its respective rights to alter, amend, modify, revoke or withdraw this Plan with respect to such Debtor, one or more times, prior to the Plan’s substantial consummation.

ARTICLE I

DEFINITIONS, RULES OF
INTERPRETATION, AND COMPUTATION OF TIME

A. Scope of Definitions

For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I.B. of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

B. Definitions

1.1 “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, DIP Facility Claims, the actual, necessary costs and expenses, incurred on or after the Petition Date, of preserving the Estates and operating the business of the Debtors, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Cases, Professional Claims, all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, and all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

1.2 “Administrative Claims Bar Date” means the deadline for filing proofs or requests for payment of Administrative Claims, which shall be forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court and except with respect to Professional Claims and Key Ordinary Course Professional Claims which shall be subject to the provisions of Section 10.2 hereof.

1.3 “ADR Procedures” means any alternative dispute resolution procedure approved by the Bankruptcy Court or as may be set forth in an Exhibit to this Plan.

1.4 “AFA” means the Association of Flight Attendants, International.

1.5 “AFA Designated Representative” means the designated representative selected by the Debtors’ employees who are subject to the collective bargaining agreement between Reorganized Group and AFA in effect as of the Effective Date.

1.6 “Affiliate Debtors” means all of the Debtors, other than US Airways Group, Inc.

1.7 “Affiliates” has the meaning given such term by section 101(2) of the Bankruptcy Code.

1.8 “Aircraft Equipment” means an aircraft, aircraft engine, propeller, appliance or spare part (and includes all records and documents relating to such equipment that are required, under the terms of the security agreement, lease, or conditional sale contract, to be surrendered or returned in connection with the surrender or return of such equipment) that is leased to, subject to a security interest granted by or conditionally sold to, one of the Debtors.

1.9 “Aircraft Secured Claim” means a Claim that is secured by a security interest in or a lien on any of the Aircraft Equipment set forth on Exhibit K hereto (to the extent the Debtors have not abandoned, or rejected leases with respect to, such Aircraft Equipment on or prior to the Effective Date) in which a Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claimholder’s interest in the applicable Estate’s interest in such Aircraft Equipment or to the extent of the amount subject to setoff, as applicable, as determined by a

Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or as otherwise agreed upon in writing by the Debtors and the Claimholder.

1.10 “Aircraft Secured Claimholder” means the holder of an Aircraft Secured Claim.

1.11 “Allegheny” means Allegheny Airlines, Inc., a Delaware company, debtor-in-possession in Case No. 02-83986 pending in the Bankruptcy Court.

1.12 “Allowed Claim” or “Allowed Interest” means a Claim or any portion thereof, or an Interest or any portion thereof, (a) that has been allowed by a Final Order of the Bankruptcy Court (or such other court or forum as the Reorganized Debtors and the holder of such Claim or Interest agree may adjudicate such Claim or Interest and objections thereto), or (b) as to which, on or by the Effective Date, (i) no proof of claim or interest has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim or Interest that is Scheduled at zero, in an unknown amount, or as disputed, or (c) for which a proof of claim or interest in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in the Plan.

1.13 “Allowed Class . . . Claim” or “Allowed Class . . . Interest” means an Allowed Claim or an Allowed Interest in the specified Class.

1.14 “ALPA” means the Air Line Pilots Association, International.

1.15 “ALPA Designated Representative” means the individual to be selected and identified on or before the Effective Date by ALPA (or by the Debtors’ employees who are subject to the collective bargaining agreement between Reorganized Group and ALPA in effect as of the Effective Date) as their designated representative for purposes of this Plan.

1.16 “ATSB” means the Air Transportation Stabilization Board created pursuant to the Air Transportation Safety and Stabilization Act, P.L. 107-42 (2001) (the “Act”) and the regulations issued by the Office of Management and Budget under the Act, 14 C.F.R. Part 1300, Aviation Disaster Relief – Air Carrier Guarantee Loan Program.

1.17 “ATSB Agent” means the agent for the lenders that are parties to the ATSB Loan Agreement.

1.18 “ATSB Loan” means the loan, a portion of which will be guaranteed by the ATSB, to be extended to Reorganized USAI as part of a Bankruptcy Court-certified reorganization plan and as a means of implementing the Plan as described in Section 7.7 hereof.

1.19 “ATSB Loan Agreement” means the Loan Agreement to be entered into among USAI, as borrower, Group and certain of its subsidiaries, as guarantors, and the lenders and agents party thereto, pursuant to which such lenders will make the ATSB Loan.

1.20 “Avoidance Claims” means Causes of Action against Persons arising under any of sections 502, 510, 541, 542, 543, 544, 545, 547, 548 through 551 and 553 of the Bankruptcy Code, or under similar or related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation has been commenced as of the Confirmation Date to prosecute such Avoidance Claims.

1.21 “Ballot” means each of the ballot forms that are distributed with the Disclosure Statement to Claimholders who are included in Classes that are Impaired under the Plan and entitled to vote under Article VI to accept or reject the Plan.

1.22 “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as in effect on the date hereof.

1.23 “Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division, or such other court as may have jurisdiction over the Chapter 11 Cases.

1.24 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

1.25 “Bar Date” means the deadline set by the Bankruptcy Court for filing proofs of claim or interest in the Chapter 11 Cases. For prepetition Claims (other than those of governmental units) and Interests, the Bar Date was November 4, 2002. For prepetition Claims of governmental units, in accordance with section 502(b)(9) of the Bankruptcy Code, the Bar Date is February 7, 2003.

1.26 “Bar Date Order” means the order entered by the Bankruptcy Court on September 5, 2002, establishing the Bar Dates.

1.27 “Bilateral Cargo Prorate Agreements” means those agreements, also commonly referred to as Special Prorate Agreements (SPA), that establish specifically-negotiated settlement amounts for cargo that has traveled across two carriers.

1.28 “Bilateral Passenger Prorate Agreements” means those agreements, also commonly referred to as Special Prorate Agreements (SPA), that establish specifically-negotiated settlement amounts for tickets covering travel across two carriers.

1.29 “Business Day” means any day, excluding Saturdays, Sundays and “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York City.

1.30 “Cargo Multilateral Interline Traffic Agreements” means those agreements documenting the terms, including, without limitation, documentation, liability and payment for services practices, of cargo acceptance among airlines.

1.31 “Cash” means legal tender of the United States of America and equivalents thereof.

1.32 “Causes of Action” means any and all actions, proceedings, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, including Avoidance Claims unless otherwise waived or released by the Debtors or the Reorganized Debtors.

1.33 “Certificate” has the meaning ascribed to it in Section 9.4 hereof.

1.34 “Certificates of Incorporation and Bylaws” means the Certificates of Incorporation and Bylaws of the Reorganized Debtors, in substantially the forms attached hereto as Exhibits C1-C8 and Exhibits D1-D8, which Certificates of Incorporation and Bylaws shall be in a form reasonably acceptable to the Plan Sponsor and the Creditors’ Committee.

1.35 “Chapter 11 Cases” means the chapter 11 cases of the Debtors pending in the Bankruptcy Court and being jointly administered with one another under Case No. 02-83984, and the phrase “Chapter 11 Case” when used with reference to a particular Debtor shall mean the particular case under Chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court.

1.36 “Claim” means a claim against one of the Debtors (or all or some of them), whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.

1.37 “Claimholder” means a holder of a Claim.

1.38 “Claims Agent” means Logan & Company, Inc., which maintains an office at 546 Valley Road, Upper Montclair, New Jersey 07043, Attention: US Airways Department.

1.39 “Claims Objection Deadline” means that day which is 180 days after the Effective Date (unless such day is not a Business Day, in which case such deadline shall be the next Business Day thereafter), as the same may be from time to time extended by the Bankruptcy Court, without further notice to parties-in-interest.

1.40 “Class” means a category of Claimholders or Interestholders described in Article III of the Plan.

1.41 “Class A Common Stock” means the shares of Class A Common Stock of Reorganized Group, authorized under Section 7.5 and Section 7.9 of the Plan and under the certificate of incorporation of Reorganized Group. The number of issued and outstanding shares of Class A Common Stock as of the Effective Date shall be fifty-two million four hundred thousand (52,400,000), and the number of authorized shares as of the Effective Date shall be two hundred million (200,000,000). A summary of selected terms of the Class A Common Stock is attached hereto under Exhibit L.

1.42 “Class A Preferred Stock” means the shares of Class A Preferred Stock of Reorganized Group authorized under Section 7.5 and Section 7.9 of the Plan and under the certificate of incorporation of Reorganized Group. The number of issued and outstanding shares of Class A Preferred Stock as of the Effective Date shall be eighteen million nine hundred fifty thousand (18,950,000), and the number of authorized shares as of the Effective Date shall be twenty-five million (25,000,000). A summary of selected terms of the Class A Preferred Stock is attached hereto under Exhibit L.

1.43 “Class A-1 Warrants” means the Class A-1 Warrants of Reorganized Group authorized under Section 7.5 and Section 7.9 of the Plan and under the certificate of incorporation of Reorganized Group. The number of issued and outstanding Class A-1 Warrants as of the Effective Date shall be eighteen million nine hundred fifty thousand (18,950,000), and the number of authorized Class A-1 Warrants as of the Effective Date shall be twenty-five million (25,000,000). A summary of selected terms of the Class A-1 Warrants is attached hereto under Exhibit L.

1.44 “Class B Common Stock” means the shares of Class B Common Stock of Reorganized Group, authorized under Section 7.5 and Section 7.9 of the Plan and under the certificate of incorporation of Reorganized Group. The number of issued and outstanding shares of Class B Common Stock as of the Effective Date shall be five million (5,000,000), and the number of authorized shares as of the Effective Date shall be five million (5,000,000). A summary of selected terms of the Class B Common Stock is attached hereto under Exhibit L.

1.45 “Class B Preferred Stock” means the shares of Class B Preferred Stock of Reorganized Group authorized under Section 7.5 and Section 7.9 of the Plan and under the certificate of incorporation of Reorganized Group. The number of issued and outstanding shares of Class B Preferred Stock as of the Effective Date shall be seventy-five thousand (75,000),and the number of authorized shares as of the Effective Date shall be two hundred fifty thousand (250,000). A summary of selected terms of the Class B Preferred Stock is attached hereto under Exhibit L.

1.46 “Class C Preferred Stock” means the shares of Class C Preferred Stock of Reorganized Group authorized under Section 7.5 and Section 7.9 of the Plan and under the certificate of incorporation of Reorganized Group. The number of issued and outstanding shares of Class C Preferred Stock as of the Effective Date shall be ten (10), and the number of authorized shares as of the Effective Date shall be ten (10). A summary of selected terms of the Class C Preferred Stock is attached hereto under Exhibit L.

1.47 “Confirmation Date” means the date of entry of the Confirmation Order.

1.48 “Confirmation Hearing” means the hearing before the Bankruptcy Court held to consider confirmation of the Plan and related matters under section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

1.49 “Confirmation Order” means the order entered by the Bankruptcy Court confirming the Plan.

1.50 “Continuing Indemnification Rights” shall have the meaning ascribed to it in Section 11.9 hereof.

1.51 “Convenience Class Election” means the election pursuant to which the holder of a qualifying General Unsecured Claim against the Debtor(s) timely elects to be treated as a General Unsecured Convenience Claim.

1.52 “Creditors’ Committee” means the Official Committee of Unsecured Creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

1.53 “Cure” means the distribution within a reasonable period of time following the Effective Date of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption (or assumption and assignment) of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law.

1.54 “CWA” means the Communications Workers of America.

1.55 “CWA Designated Representative” means the individual to be selected and identified on or before the Effective Date by the CWA (or the Debtors’ employees who are subject to the collective bargaining agreement between Reorganized Group and CWA in effect as of the Effective Date) as their designated representative for purposes of this Plan.

1.56 “Debtor” or “Debtors” means, individually, any of the following entities and, collectively, Group, USAI, Allegheny, PSA, Piedmont, MidAtlantic, US Airways Leasing, and Material Services.

1.57 “DIP Agent” means the administrative agent for the DIP Lenders under the DIP Credit Agreement.

1.58 “DIP Credit Agreement” means the Amended and Restated Senior Secured Superpriority Debtor-In-Possession Credit Agreement, entered into as of September 26, 2002 and amended and restated as of October 18, 2002, among Group, as borrower, each of the Affiliate Debtors, as guarantors, the DIP Agent, and the DIP Lenders, which was executed by the Debtors in connection with the DIP Facility, as such agreement may be amended from time to time in accordance with the terms thereof.

1.59 “DIP Facility” means the debtor-in-possession secured financing facility provided to the Debtors by the DIP Lenders pursuant to the DIP Credit Agreement as authorized by the Bankruptcy Court pursuant to the DIP Facility Order.

1.60 “DIP Facility Claim” means all Administrative Claims of the DIP Agent and the DIP Lenders arising under or pursuant to the DIP Facility including, without limitation, principal and interest on the DIP Facility, plus all fees and expenses (including professional fees and expenses) arising under the DIP Facility.

1.61 “DIP Facility Order” means, collectively, the interim order that was approved by the Bankruptcy Court from the bench on September 26, 2002 and entered by the Bankruptcy Court on October 1, 2002, and the final order that was approved by the Bankruptcy Court from the bench on November 7, 2002 and entered by the Bankruptcy Court on November 8, 2002, authorizing and approving the DIP Facility and the agreements related thereto.

1.62 “DIP Lenders” means the lenders from time to time party to the DIP Credit Agreement.

1.63 “Disallowed Claim” or “Disallowed Interest” means a Claim or any portion thereof, or an Interest or any portion thereof, that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which a proof of claim or interest bar date has been established but no proof of claim or interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law, or (c) is not Scheduled and as to which a proof of claim or interest bar date has been set but no proof of claim or interest has been timely filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

1.64 “Disbursing Agent” means Reorganized Group or any Person designated by Reorganized Group, in its sole discretion, to serve as a disbursing agent under Section 9.3 of the Plan.

1.65 “Disclosure Statement” means the written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

1.66 “Disputed Claim” or “Disputed Interest” means a Claim or any portion thereof, or an Interest or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, or an Allowed Interest or a Disallowed Interest, as the case may be, and includes, without limitation, Claims or Interests that (a) have not been Scheduled by the Debtors or have been Scheduled at zero, or have been Scheduled as unknown, contingent, unliquidated or disputed, whether or not such Claims or Interests are the subject of a proof of claim or proof of interest in the Bankruptcy Court, (b) are the subject of a proof of claim or interest that differs in nature, amount or priority from the Schedules, or (c) are the subject of an objection filed with the Bankruptcy Court, which has not been withdrawn or overruled by a Final Order of the Bankruptcy Court.

1.67 “Distribution Date” means the date, selected by the Debtors or Reorganized Debtors occurring as soon as practicable after the Administrative Claims Bar Date (unless determined by the Reorganized Debtors, in their sole discretion, that an earlier date may be used), upon which distributions to holders of Allowed Claims entitled to receive distributions under the Plan shall commence.

1.68 “Distribution Reserve” means the New Equity for distribution to General Unsecured Claimholders in the Debtors’ Chapter 11 Cases to be reserved pending allowance of Disputed Claims in accordance with Section 9.8(b) of the Plan.

1.69 “Effective Date” means the Business Day determined by the Debtors on which all conditions to the consummation of the Plan set forth in Section 12.2 and, in addition, solely with respect to Allegheny, Piedmont and PSA, Section 12.3 hereof have been either satisfied or waived as provided in Section 12.4 hereof and is the day upon which this Plan is substantially consummated.

1.70 “Employee-Related Agreements” means those agreements between any of the Debtors and any of its employees or any entity acting on behalf of its employees.

1.71 “Estates” means the bankruptcy estates of the Debtors created pursuant to section 541 of the Bankruptcy Code.

1.72 “Exhibit” means an exhibit annexed to either this Plan or as an appendix to the Disclosure Statement.

1.73 “Exhibit Filing Date” means the date on which Exhibits to the Plan or the Disclosure Statement shall be filed with the Bankruptcy Court, which date shall be at least five days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court without further notice to parties-in-interest.

1.74 “Existing Equity Securities” means, collectively, the Old Common Stock, Old Preferred Stock and all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire any of the foregoing, including, without limitation, the Old Common Stock Options.

1.75 “Face Amount” means, (a) when used in reference to a Disputed or Disallowed Claim, the full stated liquidated amount claimed by the Claimholder in any proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

1.76 “Final Order” means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

1.77 “GECC” means General Electric Capital Corporation and its affiliated entities.

1.78 “GECC 2001 Financing Claim” means the secured Claims of GECC against Group and USAI arising under the GECC 2001 Financing Agreement.

1.79 “GECC 2001 Financing Agreement” means that certain credit agreement entered into on November 16, 2001, among GECC, as lender, USAI, as borrower, and Group, as guarantor, as it may have been amended, modified or supplemented from time to time.

1.80 “GE Global Restructuring Agreement” means that certain global restructuring agreement approved by the Bankruptcy Court on January 16, 2003, resolving certain matters between the Debtors, on the one hand, and General Electric Company, GECC, and certain of their affiliates.

1.81 “General Unsecured Claim” means a Claim that does not fall within another Class of Claims.

1.82 “General Unsecured Claimholder” means a holder of a General Unsecured Claim.

1.83 “General Unsecured Convenience Claim” means a Claim against the Debtors that otherwise would be included in the Classes of the Plan containing General Unsecured Claims that is (a) for $25,000 or less or (b) for more than $25,000 if the holder of such Claim has made the Convenience Class Election on the Ballot provided for voting on the Plan within the time fixed by the Bankruptcy Court for completing and returning such Ballot to accept $3,750 in Cash in full satisfaction, discharge and release of such Claim.

1.84 “Group” means US Airways Group, Inc., a Delaware company, debtor-in-possession in Case No. 02-83984 pending in the Bankruptcy Court.

1.85 “Holdback Amount” means the amount equal to 15% of fees billed to the Debtors in a given month that was retained by the Debtors as a holdback on payment of Professional Claims pursuant to the Professional Fee Order. The Holdback Amount shall not be considered property of the Debtors, the Reorganized Debtors or the Estates.

1.86 “Holdback Escrow Account” means the escrow account established by the Disbursing Agent into which Cash equal to the Holdback Amount shall be deposited on the Effective Date for the payment of Allowed Professional Claims to the extent not previously paid or Disallowed.

1.87 “IAMAW” means the International Association of Machinists and Aerospace Workers.

1.88 “IAMAW Designated Representative” means the individual to be selected and identified on or before the Effective Date by the IAMAW (or the Debtors’ employees who are subject to the collective bargaining agreements between the Reorganized Group and IAMAW in effect as of the Effective Date) as their designated representative for purposes of this Plan.

1.89 “IATA” means the International Air Transport Association.

1.90 “Impaired” refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.91 “Indemnification Order” means the Bankruptcy Court’s Order Authorizing the Debtors to (a) Assume Certain Indemnification Agreements Pursuant to 11 U.S.C. § 365(a) and (b) Enter Into Postpetition Indemnification Agreements (Docket No. 1213).

1.92 “Indemnification Rights” means any obligations or rights of the Debtors to indemnify, reimburse, advance or contribute to the losses, liabilities or expenses of an Indemnitee pursuant to the Debtors’ certificate of incorporation, bylaws, or policy of providing employee indemnification, indemnification agreements that were assumed pursuant to the Indemnification Order or other applicable law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against an Indemnitee based upon any act or omission related to an Indemnitee’s service with, for or on behalf of the Debtors.

1.93 “Indemnitee” means all present and former directors, officers, employees, agents or representatives of the Debtors who are entitled to assert Indemnification Rights.

1.94 “Independent Directors” means members of the board of directors of Reorganized Group who are not employees or Affiliates of Group, Reorganized Group or the Plan Sponsor and otherwise qualify as independent directors under the rules of the United States Securities and Exchange Commission and the applicable stock exchange, if any, on which certain of the New Equity may be listed.

1.95 “Industry Practice Agreements” means those agreements, to which any of the Debtors are a party and of the types or in the categories described with specificity in Exhibit J hereto, which provide incentives and discounts, both at the time of ticketing and after a predetermined time frame, to reward, without limitation, agencies, corporations, organizations and individuals for performance against goals and volume levels or in response to competitive actions or marketplace initiatives.

1.96 “Insurance Coverage” shall have the meaning ascribed to it in Section 11.9 hereof.

1.97 “Insured Claim” means any Claim to the extent such Claim arises prior to the Petition Date from an incident or occurrence that is covered under any of the Debtors’ insurance policies, but solely to the extent such Claim is covered by such insurance policies.

1.98 “Intercompany Claim” means a Claim by a Debtor against another Debtor or a Claim by Airways Assurance Limited LLC against a Debtor.

1.99 “Intercompany Executory Contract” means an executory contract solely between two or more Debtors or an executory contract solely between one or more Debtors and Airways Assurance Limited LLC.

1.100 “Intercompany Interest” means an Interest in a Debtor held by another Debtor or Airways Assurance Limited LLC or an Interest in Airways Assurance Limited LLC held by a Debtor.

1.101 “Intercompany Unexpired Lease” means an unexpired lease solely between two or more Debtors or an unexpired lease solely between one or more Debtors and Airways Assurance Limited LLC.

1.102 “Interest” means (a) the legal, equitable contractual and other rights (whether fixed or contingent, matured or unmatured, disputed or undisputed) of any Person with respect to Existing Equity Securities or any other equity securities of the Debtors and (b) the legal, equitable, contractual and other rights, whether fixed or contingent, matured or unmatured, disputed or undisputed, of any Person to purchase, sell, subscribe to, or otherwise acquire or receive (directly or indirectly) any of the foregoing.

1.103 “Interestholder” means a holder of an Interest.

1.104 “Interline Agreements” means, collectively, those Passenger Multilateral Interline Traffic Agreements, Bilateral Passenger Prorate Agreements, Cargo Multilateral Interline Traffic Agreements and Bilateral Cargo Prorate Agreements to which any of the Debtors are a party.

1.105 “Investment Agreement” means that certain Investment Agreement, dated as of September 26, 2002, between RSA and Group (attached hereto as Exhibit M-1), as the same may be amended, modified or supplemented from time to time (such amendment, if any, attached hereto as Exhibit M-2).

1.106 “Key Ordinary Course Professional” means those certain Persons identified as key ordinary course professionals by the Debtors pursuant to the Ordinary Course Professional Order.

1.107 “Key Ordinary Course Professional Claim” means an Administrative Claim of a Key Ordinary Course Professional for compensation for services rendered or reimbursement of costs, expenses or other charges and disbursements in an amount in excess of $40,000 for any month, relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.

1.108 “Management Compensation Plan” means those certain plans by which Reorganized Group shall deliver an amount of shares of New Equity on the Effective Date and certain stock options and restrictive stock grants to certain members of management, directors and other employees on and after the Effective Date, as set forth on Exhibit A hereto.

1.109 “Material Services” means Material Services Company, Inc., a Delaware company, debtor-in-possession in Case No. 02-83991 pending in the Bankruptcy Court.

1.110 “MidAtlantic” means MidAtlantic Airways, Inc., a Delaware company, debtor-in-possession in Case No. 02-83989 pending in the Bankruptcy Court.

1.111 “Miscellaneous Secured Claim” means any Secured Claim other than an Aircraft Secured Claim, the GECC 2001 Financing Claim or a Claim arising under the DIP Facility. Miscellaneous Secured Claims shall include Claims secured by liens junior in priority to existing liens, whether by operation of law, contract or otherwise, but solely to the extent of the value, as of the Effective Date, or such other date as is established by the Bankruptcy Court, of such Claimholder’s interest in the Estates’ interest in property of the Estates after giving effect to all security interests or liens senior in priority.

1.112 “New Common Stock” means, collectively, the shares of Class A Common Stock and Class B Common Stock of Reorganized Group, authorized under Section 7.5 and Section 7.9 of the Plan and under the certificate of incorporation of Reorganized Group.

1.113 “New Equity” means, collectively, the Class A Common Stock, Class B Common Stock, Class A-1 Warrants, Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock.

1.114 “Old Common Stock” means, with respect to each Debtor, shares of common stock of such Debtor that were authorized, issued and outstanding prior to the Effective Date.

1.115 “Old Common Stock Options” means, with respect to each Debtor, all options, warrants and rights (whether fixed or contingent, matured or unmatured, disputed or undisputed), contractual, legal, equitable or otherwise, to acquire shares of such Debtor’s Old Common Stock or other equity interests in such Debtor.

1.116 “Old Preferred Stock” means, with respect to each Debtor, shares of preferred stock of such Debtor and all options, warrants or rights, contractual or otherwise, if any, to acquire any such preferred stock.

1.117 “Ordinary Course Professional Order” means the Bankruptcy Court’s Amended Order Pursuant to 11 U.S.C. §§ 105(a), 327(e) and 331 Authorizing Retention of Professionals Utilized by the Debtors in the Ordinary Course of Business (Docket No. 115).

1.118 “Other Executory Contracts and Unexpired Leases” means all executory contracts and unexpired leases, other than Employee-Related Agreements, Intercompany Executory Contracts, Intercompany Unexpired Leases, Industry Practice Agreements and Interline Agreements, to which any of the Debtors are a party.

1.119 “Other Priority Claim” means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

1.120 “Passenger Multilateral Interline Traffic Agreements” means those agreements documenting the terms of passenger ticketing and baggage acceptance among airlines and governed by IATA Resolution 780, as amended by the 21st IATA Passenger Services Conference.

1.121 “PBGC” means the Pension Benefit Guaranty Corporation.

1.122 “PBGC Claims” means all Claims of the PBGC and all claims of the PBGC against any non-Debtor Affiliate of any Debtor, consistent with the provisions of Article V hereof.

1.123 “Periodic Distribution Date” means (a) the Distribution Date, as to the first distribution made by the Reorganized Debtors, and (b) thereafter, (i) the first Business Day occurring ninety (90) days after the Distribution Date and (ii) subsequently, the first Business Day occurring ninety (90) days after the immediately preceding Periodic Distribution Date.

1.124 “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other entity.

1.125 “Petition Date” means August 11, 2002, the date on which the Debtors filed their petitions for relief in the Bankruptcy Court commencing the Chapter 11 Cases.

1.126 “Piedmont” means Piedmont Airlines, Inc., a Maryland company, debtor-in-possession in Case No. 02-83988 pending in the Bankruptcy Court.

1.127 “Plan” means this first amended joint plan of reorganization for the resolution of outstanding Claims and Interests in the Chapter 11 Cases, as herein proposed by the Debtors, including all supplements, appendices and schedules hereto, either in their present form or as the same may be further altered, amended or modified from time to time in accordance with the Bankruptcy Code and Bankruptcy Rules.

1.128 “Plan Sponsor” means RSA.

1.129 “Plan Sponsor Claim” means all Administrative Claims of the Plan Sponsor under the Investment Agreement, including, without limitation, all fees and expenses (including professional fees and expenses) arising under the Investment Agreement.

1.130 “Post-Confirmation Committee” has the meaning ascribed to it in Section 14.4(b) hereof.

1.131 “Postpetition Aircraft Obligations” means those certain obligations arising pursuant to new or renegotiated postpetition agreements listed on Exhibit I hereto, including, without limitation, leases and mortgages, regarding certain of the Debtors’ aircraft; provided, however, that obligations under such postpetition agreements shall only be deemed Postpetition Aircraft Obligations to the extent specifically provided in such agreements.

1.132 “Priority Tax Claim” means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

1.133 “Pro Rata” means, from time to time, unless the Plan specifically provides otherwise, (a) with respect to General Unsecured Claims, (i) in the event the Debtors and the PBGC reach agreement concerning the treatment of PBGC Claims, the proportion that the Face Amount of a General Unsecured Claim in a particular Class bears to the aggregate Face Amount of all General Unsecured Claims (including Disputed Claims, but excluding Disallowed Claims) asserted against all of the Debtors or their Estates, or (ii) in the event that the Debtors and the PBGC are not able to reach agreement concerning the treatment of PBGC Claims, the proportion that the Face Amount of a General Unsecured Claim in a particular Class bears to the aggregate Face Amount of all General Unsecured Claims (including Disputed Claims, but excluding Disallowed Claims) asserted against all of the Debtors or their Estates plus PBGC Claims, and (b) with respect to PBGC Claims in the event that the Debtors and the PBGC are not able to reach agreement concerning the treatment of PBGC Claims, the proportion that the Face Amount of PBGC Claims bears to the aggregate Face

Amount of all General Unsecured Claims (including Disputed Claims, but excluding Disallowed Claims) asserted against all of the Debtors or their Estates plus PBGC Claims.

1.134 “Professional” means those Persons retained in the Chapter 11 Cases by separate Bankruptcy Court orders pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise; provided, however, that Professional does not include those Persons retained pursuant to the Ordinary Course Professional Order.

1.135 “Professional Claim” means an Administrative Claim of a Professional for compensation for services rendered or reimbursement of costs, expenses or other charges and disbursements incurred, relating to services rendered or expenses incurred after the Petition Date and prior to and including the Effective Date.

1.136 “Professional Fee Order” means the order entered by the Bankruptcy Court on September 6, 2002, authorizing the interim payment of Professional Claims subject to the Holdback Amount.

1.137 “PSA” means PSA Airlines, Inc., a Pennsylvania company, debtor-in-possession in Case No. 02-83987 pending in the Bankruptcy Court.

1.138 “Registration Rights Agreement” means the agreement, a form of which is attached to this Plan as Exhibit B, whereby Reorganized Group will be obligated to register certain shares of New Common Stock, the Class A-1 Warrants and the Class A Preferred Shares pursuant to the terms and conditions of such agreement.

1.139 “Reinstated” or “Reinstatement” means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the Claimholder so as to leave such Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the Claimholder to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the Claimholder for any damages incurred as a result of any reasonable reliance by such Claimholder on such contractual provision or such applicable law; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the Claimholder; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, “going dark” provisions, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be cured or reinstated in order to accomplish Reinstatement.

1.140 “Released Parties” means, collectively, (i) all officers of each of the Debtors, all members of the boards of directors of each of the Debtors, and all employees of each of the Debtors, in each case, as of the date of the commencement of the Disclosure Statement Hearing, (ii) the Creditors’ Committee and all members of the Creditors’ Committee in such capacity, (iii) the DIP Agent in its capacity as such, (iv) the DIP Lenders in their capacities as such, (v) the Plan Sponsor, (vi) the ATSB and (vii) with respect to each of the above-named Persons, such Person’s affiliates, principals, employees, agents, officers, directors, financial advisors, attorneys and other professionals, in their capacities as such.

1.141 “Reorganized . . .” means the applicable Debtor from and after the Effective Date.

1.142 “Reorganized Debtor” or “Reorganized Debtors” means individually any Debtor and collectively all Debtors from and after the Effective Date.

1.143 “Retained Actions” means all Causes of Action which any Debtor may hold against any Person, including, without limitation, (a) any Causes of Action brought prior to the Confirmation Date, (b) any Causes of Action against any Persons for failure to pay for products or services provided or rendered by the Debtors, (c) any Causes of Action relating to strict enforcement of the Debtors’ intellectual property rights, including patents, copyrights and trademarks, and (d) any Causes of Action seeking the recovery of the Debtors’ or the Reorganized Debtors’ accounts receivable or other receivables or rights to payment created or arising in the ordinary course of the Debtors’ or the Reorganized Debtors’ business. A nonexclusive list of Retained Actions is attached hereto as Exhibit F.

1.144 “RSA” means Retirement Systems of Alabama Holdings LLC.

1.145 “Scheduled” means, with respect to any Claim or Interest, the status, priority and amount, if any, of such Claim or Interest as set forth in the Schedules.

1.146 “Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed in the Chapter 11 Cases by the Debtors, as such schedules or statements have been or may be further modified, amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

1.147 “Secured Claim” means a Claim, other than an Aircraft Secured Claim, the GECC 2001 Financing Claim and Claims arising under the DIP Facility, that is secured by a security interest in or a lien on property in which a Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value, as of the Effective Date or such other date as is established by the Bankruptcy Court, of such Claimholder’s interest in the applicable Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined by a Final Order of the Bankruptcy Court pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or as otherwise agreed upon in writing by the Debtors and the Claimholder.

1.148 “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77c-77aa, as now in effect or hereafter amended.

1.149 “Security” shall have the meaning ascribed to it in section 101(49) of the Bankruptcy Code.

1.150 “Series 1 Class C Preferred Share” means that certain Class C Preferred Share to be issued to the ALPA Designated Representative.

1.151 “Series 2 Class C Preferred Share” means that certain Class C Preferred Share to be issued to the IAMAW Designated Representative.

1.152 “Series 3 Class C Preferred Shares” means those certain Class C Preferred Shares to be issued to the AFA Designated Representative and the TWU Designated Representatives.

1.153 “Series 4 Class C Preferred Share” means that certain Class C Preferred Share to be issued to the CWA Designated Representative.

1.154 “Servicer” has the meaning ascribed to it in Section 7.13 hereof.

1.155 “Solicitation Procedures Order” means the order of the Bankruptcy Court, approved on January 17, 2003, pursuant to which the Bankruptcy Court, inter alia, approved the Disclosure Statement and set various procedures for soliciting and tabulating votes on the Plan.

1.156 “Subordinated Securities Claim” means a Claim subject to subordination under section 510(b) of the Bankruptcy Code, and any Claim for or that arises from the rescission of a purchase, sale, issuance or offer of a Security of any of the Debtors (including, without limitation, Existing Equity Securities or securities to be issued, offered, purchased or sold in connection with or under this Plan), or for damages arising from the purchase or sale of such a Security, or for reimbursement, indemnification, or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

1.157 “Tax Sharing Agreement” means that certain USAIR Group, Inc. Intercompany Tax Agreement, entered into as of December 31, 1986, by and among USAIR Group, Inc. (n/k/a US Airways Group, Inc.), USAIR, Inc. (n/k/a US Airways, Inc.), USAIR Leasing and Services, Inc. (n/k/a US Airways Leasing and Sales, Inc.), Pennsylvania Commuter Airlines, Inc. (n/k/a Allegheny Airlines, Inc.), Clark Leasing Corp., Suburban Airlines, Inc. and AL Acquisition Corp. and successors in interest.

1.158 “TWU” means the Transport Workers Union.

1.159 “TWU Designated Representatives” means the three (3) individuals to be selected and identified on or before the Effective Date by the TWU (or by those of the Debtors’ employees who are subject to each of the three (3) collective bargaining agreements between Reorganized Group and TWU in effect as of the Effective Date) as their designated representatives for purposes of this Plan (selected separately for each collective bargaining agreement employee group).

1.160 “Unimpaired” refers to any Claim or Interest which is not Impaired.

1.161 “USAI” means US Airways, Inc., a Delaware company, debtor-in-possession in Case No. 02-83985 pending in the Bankruptcy Court.

1.162 “US Airways Leasing” means US Airways Leasing and Sales, Inc., a Delaware company, debtor-in-possession in Case No. 02-83990 pending in the Bankruptcy Court.

1.163 “Voting Deadline” means March 10, 2003 at 4:00 p.m. (prevailing Eastern time).

1.164 “503 Deadline” shall have the meaning ascribed to it in Section 10.3 hereof.

C. Rules of Interpretation

For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter; (c) unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (d) any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (e) any reference to an entity as a holder of a Claim or Interest includes that entity’s successors and assigns; (f) all references in this Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to this Plan; (g) the words “herein,” “hereunder” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (h) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (i) subject to the provisions of any contract, Certificates of Incorporation, By-laws, instrument, release or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; and (j) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the Plan Sponsor, the Creditors’ Committee and certain other creditors and constituencies. Each of the foregoing was represented by counsel who either (a) participated in the formulation and documentation of, or (b) was afforded the opportunity to review and provide comments on, the Plan, Disclosure Statement, and the documents ancillary thereto. Accordingly, the general rule of contract construction known as “contra preferentem” shall not apply to the construction or interpretation of any provision of this Plan, Disclosure Statement, or any contract, instrument, release, indenture, exhibit, or other agreement or document generated in connection herewith.

D. Computation of Time

In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

E. References to Monetary Figures

All references in the Plan to monetary figures shall refer to United States of America currency, unless otherwise expressly provided.

F. Exhibits

All Exhibits are incorporated into and are a part of the Plan as if set forth in full herein and, to the extent not annexed hereto, such Exhibits shall be filed with the Bankruptcy Court on or before the Exhibit Filing Date. After the Exhibit Filing Date, copies of Exhibits can be obtained upon written request to Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 W. Wacker Drive, Chicago, Illinois 60606 (Attn: Timothy Olson, Esq.), counsel to the Debtors or by downloading such exhibits from the Court’s website at http:\\ecf.vaeb.uscourts.gov. To the extent any Exhibit is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-Exhibit portion of the Plan shall control.

ARTICLE II

ADMINISTRATIVE EXPENSES

AND PRIORITY TAX CLAIMS

2.1 Administrative Claims. Subject to the provisions of Article X of this Plan, on the first Periodic Distribution Date occurring after the later of (a) the date an Administrative Claim becomes an Allowed Administrative Claim or (b) the date an Administrative Claim becomes payable pursuant to any agreement between a Debtor (or a Reorganized Debtor) and the holder of such Administrative Claim, an Allowed Administrative Claimholder in the Chapter 11 Cases shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Administrative Claim, (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other treatment as to which the Debtors (or the Reorganized Debtors) and such Claimholder shall have agreed upon in writing; provided, however, that (x) Claimholders of Claims arising under the DIP Facility shall be deemed to have an Allowed Claim as of the Effective Date in such amount as to which the Debtors and such Claimholders shall have agreed upon in writing or as fixed by the Bankruptcy Court, which DIP Facility Claim shall be paid in full in Cash on the Effective Date or such other date as agreed upon by Group, the Plan Sponsor and the DIP Agent, (y) the Plan Sponsor shall be deemed to have an Allowed Claim arising under the Investment Agreement in such amount as to which the Debtors and the Plan Sponsor shall have agreed upon in writing or as fixed by the Bankruptcy Court, which Plan Sponsor Claim shall be paid in full in Cash on the Effective Date, and (z) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

2.2 Priority Tax Claims. With respect to each Allowed Priority Tax Claim in the Chapter 11 Cases, at the sole option of the Debtors (or the Reorganized Debtors after the Effective Date), the Allowed Priority Tax Claimholder shall be entitled to receive on account of such Priority Tax Claim, in full satisfaction, settlement, release, and discharge of and in exchange for such Priority Tax Claim, (a) equal Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date, (b) such other treatment agreed to by the Allowed Priority Tax Claimholder and the Debtors (or the Reorganized Debtors), provided such treatment is on more favorable terms to the Debtors (or the Reorganized Debtors after the Effective Date) than the treatment set forth in clause (a) hereof, or (c) payment in full in Cash.

ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of Claims against and Interests in the Debtors. A Claim or Interest is placed in a particular Class for purposes of voting on the Plan and of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified, and their treatment is set forth in Article II above.

3.1 Group Classifications. Claims against and Interests in Group are classified as follows:

(a) Class Group-1. Class Group-1 consists of all Miscellaneous Secured Claims against Group.

(b) Class Group-2. Class Group-2 consists of all GECC 2001 Financing Claims against Group.

(c) Class Group-3. Class Group-3 consists of all Other Priority Claims against Group.

(d) Class Group-4. Class Group-4 consists of all PBGC Claims against Group.

(e) Class Group-5. Class Group-5 consists of all General Unsecured Convenience Claims against Group.

(f) Class Group-6. Class Group-6 consists of all General Unsecured Claims against Group.

(g) Class Group-7A. Class Group-7A consists of all Interests in Group.

(h) Class Group-7B. Class Group-7B consists of all Subordinated Securities Claims against Group.

3.2 USAI Classifications. Claims against and Interests in USAI are classified as follows:

(a) Class USAI-1. Class USAI-1 consists of all Miscellaneous Secured Claims against USAI.

(b) Class USAI-2. Class USAI-2 consists of all GECC 2001 Financing Claims against USAI.

(c) Class USAI-3. Class USAI-3 consists of all Other Priority Claims against USAI.

(d) Class USAI-4. Class USAI-4 consists of all Aircraft Secured Claims against USAI.

(e) Class USAI-5. Class USAI-5 consists of all PBGC Claims against USAI.

(f) Class USAI-6. Class USAI-6 consists of all General Unsecured Convenience Claims against USAI.

(g) Class USAI-7. Class USAI-7 consists of all General Unsecured Claims against USAI.

(h) Class USAI-8. Class USAI-8 consists of all Interests in USAI.

3.3 Allegheny Classifications. Claims against and Interests in Allegheny are classified as follows:

(a) Class Allegheny-1. Class Allegheny-1 consists of all Miscellaneous Secured Claims against Allegheny.

(b) Class Allegheny-2. Class Allegheny-2 consists of all Other Priority Claims against Allegheny.

(c) Class Allegheny-3. Class Allegheny-3 consists of all Aircraft Secured Claims against Allegheny.

(d) Class Allegheny-4. Class Allegheny-4 consists of all PBGC Claims against Allegheny.

(e) Class Allegheny-5. Class Allegheny-5 consists of all General Unsecured Convenience Claims against Allegheny.

(f) Class Allegheny-6. Class Allegheny-6 consists of all General Unsecured Claims against Allegheny.

(g) Class Allegheny-7. Class Allegheny-7 consists of all Interests in Allegheny.

3.4 PSA Classifications. Claims against and Interests in PSA are classified as follows:

(a) Class PSA-1. Class PSA-1 consists of all Miscellaneous Secured Claims against PSA.

(b) Class PSA-2. Class PSA-2 consists of all Other Priority Claims against PSA.

(c) Class PSA-3. Class PSA-3 consists of all Aircraft Secured Claims against PSA.

(d) Class PSA-4. Class PSA-4 consists of all PBGC Claims against PSA.

(e) Class PSA-5. Class PSA-5 consists of all General Unsecured Convenience Claims against PSA.

(f) Class PSA-6. Class PSA-6 consists of all General Unsecured Claims against PSA.

(g) Class PSA-7. Class PSA-7 consists of all Interests in PSA.

3.5 Piedmont Classifications. Claims against and Interests in Piedmont are classified as follows:

(a) Class Piedmont-1. Class Piedmont-1 consists of all Miscellaneous Secured Claims against Piedmont.

(b) Class Piedmont-2. Class Piedmont-2 consists of all Other Priority Claims against Piedmont.

(c) Class Piedmont-3. Class Piedmont-3 consists of all Aircraft Secured Claims against Piedmont.

(d) Class Piedmont-4. Class Piedmont-4 consists of all PBGC Claims against Piedmont.

(e) Class Piedmont-5. Class Piedmont-5 consists of all General Unsecured Convenience Claims against Piedmont.

(f) Class Piedmont-6. Class Piedmont-6 consists of all General Unsecured Claims against Piedmont.

(g) Class Piedmont-7. Class Piedmont-7 consists of all Interests in Piedmont.

3.6 MidAtlantic Classifications. Claims against and Interests in MidAtlantic are classified as follows:

(a) Class MidAtlantic-1. Class MidAtlantic-1 consists of all Miscellaneous Secured Claims against MidAtlantic.

(b) Class MidAtlantic-2. Class MidAtlantic-2 consists of all Other Priority Claims against MidAtlantic.

(c) Class MidAtlantic-3. Class MidAtlantic-3 consists of all PBGC Claims against MidAtlantic.

(d) Class MidAtlantic-4. Class MidAtlantic-4 consists of all General Unsecured Convenience Claims against MidAtlantic.

(e) Class MidAtlantic-5. Class MidAtlantic-5 consists of all General Unsecured Claims against MidAtlantic.

(f) Class MidAtlantic-6. Class MidAtlantic-6 consists of all Interests in MidAtlantic.

3.7 US Airways Leasing Classifications. Claims against and Interests in US Airways Leasing are classified as follows:

(a) Class US Airways Leasing-1. Class US Airways Leasing-1 consists of all Miscellaneous Secured Claims against US Airways Leasing.

(b) Class US Airways Leasing-2. Class US Airways Leasing-2 consists of all Other Priority Claims against US Airways Leasing.

(c) Class US Airways Leasing-3. Class US Airways Leasing-3 consists of all PBGC Claims against US Airways Leasing.

(d) Class US Airways Leasing-4. Class US Airways Leasing-4 consists of all General Unsecured Convenience Claims against US Airways Leasing.

(e) Class US Airways Leasing-5. Class US Airways Leasing-5 consists of all General Unsecured Claims against US Airways Leasing.

(f) Class US Airways Leasing-6. Class US Airways Leasing-6 consists of all Interests in US Airways Leasing.

3.8 Material Services Classifications. Claims against and Interests in Material Services are classified as follows:

(a) Class Material Services-1. Class Material Services-1 consists of all Miscellaneous Secured Claims against Material Services.

(b) Class Material Services-2. Class Material Services-2 consists of all Other Priority Claims against Material Services.

(c) Class Material Services-3. Class Material Services-3 consists of all PBGC Claims against Material Services.

(d) Class Material Services-4. Class Material Services-4 consists of all General Unsecured Convenience Claims against Material Services.

(e) Class Material Services-5. Class Material Services-5 consists of all General Unsecured Claims against Material Services.

(f) Class Material Services-6. Class Material Services-6 consists of all Interests in Material Services.

ARTICLE IV

IDENTIFICATION OF CLASSES OF CLAIMS AND
INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN

4.1 Unimpaired Classes of Claims and Interests. The Classes listed below are Unimpaired by the Plan.

Group-1 Group-3	USAI-1 USAI-3 USAI-4	Allegheny-1 Allegheny-2 Allegheny-3	PSA-1 PSA-2 PSA-3

Piedmont-1 Piedmont-2 Piedmont-3	MidAtlantic-1 MidAtlantic-2	US Airways Leasing-1 US Airways Leasing-2	Material Services-1 Material Services-2

4.2 Impaired Classes of Claims and Interests. The Classes listed below are Impaired by the Plan.

Group-2 Group-4 Group-5 Group-6 Group-7A Group-7B	USAI-2 USAI-5 USAI-6 USAI-7 USAI-8	Allegheny-4 Allegheny-5 Allegheny-6 Allegheny-7	PSA-4 PSA-5 PSA-6 PSA-7

Piedmont-4 Piedmont-5 Piedmont-6 Piedmont-7	MidAtlantic-3 MidAtlantic-4 MidAtlantic-5 MidAtlantic-6	US Airways Leasing-3 US Airways Leasing-4 US Airways Leasing-5 US Airways Leasing-6	Material Services-3 Material Services-4 Material Services-5 Material Services-6

ARTICLE V

PROVISIONS FOR TREATMENT

OF CLAIMS AND INTERESTS

5.1 Treatment of Claims and Interests for Group.

(a) Class Group-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in Group’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which Group (or Reorganized Group) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Group’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized Group’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Group or Reorganized Group) when and if such Claims are sought to be enforced by the Class Group-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of Group held by or on behalf of the Class Group-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Group-1 Miscellaneous Secured Claimholder are paid in full.

(b) Class Group-2 (GECC 2001 Financing Claims). On the Effective Date, and in consideration of the transactions contemplated under the GE Global Restructuring Agreement, the Class Group-2 GECC 2001 Financing Claim shall be Reinstated as modified in a manner consistent with the GE Global Restructuring Agreement, and GECC shall receive, among other things, on account of the Class Group-2 GECC 2001 Financing Claim and the Class USAI-2 GECC 2001 Financing Claim combined (whether against Group, USAI, another Debtor or an Affiliate of any of the Debtors), (i) three million eight hundred seventeen thousand five hundred (3,817,500) shares of Class A Preferred Stock, (ii) three million eight hundred seventeen thousand five hundred (3,817,500) Class A-1 Warrants and (iii) such other treatment as to which Group or Reorganized Group and GECC shall have agreed upon in writing.

(c) Class Group-3 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Group (or Reorganized Group) and the holder of such Priority Claim, an Allowed Class Group-3 Other Priority Claimholder in Group’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Group-3 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Group-3 Other Priority Claim or (b) such other treatment as to which Group (or Reorganized Group) and such Claimholder shall have agreed in writing.

(d) Class Group-4 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against Group, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes USAI-5, Allegheny-4, PSA-4, Piedmont-4, MidAtlantic-3, US Airways Leasing-3 and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to Claimholders been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(e) Class Group-5 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between Group (or Reorganized Group) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class Group-5 General Unsecured Convenience Claim in Group’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Group-5 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(f) Class Group-6 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Group (or Reorganized Group) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Group-6 General Unsecured Claimholder in Group’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class Group-6 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(g) Class Group-7A (Interests). Class Group-7A Interests in Group’s Chapter 11 Case shall be cancelled and extinguished, and holders of such Interests shall not be entitled to, and shall not, receive or retain any property or interest in property under the Plan on account of such Interests.

(h) Class Group-7B (Subordinated Securities Claims). Class Group-7B Subordinated Securities Claims in Group’s Chapter 11 Case shall not be entitled to, and shall not, receive or retain any property or interest in property under the Plan on account of such Claims.

5.2 Treatment of Claims and Interests for USAI.

(a) Class USAI-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in USAI’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which USAI (or Reorganized USAI) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. USAI’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized USAI’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of USAI or Reorganized USAI) when and if such Claims are sought to be enforced by the Class USAI-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of USAI held by or on behalf of the Class USAI-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class USAI-1 Miscellaneous Secured Claimholder are paid in full.

(b) Class USAI-2 (GECC 2001 Financing Claims). On the Effective Date, and in consideration of the transactions contemplated under the GE Global Restructuring Agreement, the Class USAI-2 GECC 2001 Financing Claim shall be Reinstated, as modified in a manner consistent with the GE Global Restructuring Agreement and GECC shall receive, among other things, on account of the Class Group-2 GECC 2001 Financing Claim and the Class USAI-2 GECC 2001 Financing Claim combined (whether against Group, USAI, another Debtor or an Affiliate of any of the Debtors), (i) three million eight hundred seventeen thousand five hundred (3,817,500) shares of Class A Preferred Stock, (ii) three million eight hundred seventeen thousand five hundred (3,817,500) Class A-1 Warrants and (iii) such other treatment as to which USAI or Reorganized USAI and GECC shall have agreed upon in writing.

(c) Class USAI-3 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such Priority Claim, an Allowed Class USAI-3 Other Priority Claimholder in USAI’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class USAI-3 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class USAI-3 Other Priority Claim or (b) such other treatment as to which USAI (or Reorganized USAI) and such Claimholder shall have agreed in writing.

(d) Class USAI-4 (Aircraft Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such Aircraft Secured Claim, an Allowed Class USAI-4 Aircraft Secured Claimholder in USAI’s Chapter 11 Case either shall be Reinstated or shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class USAI-4 Aircraft Secured Claim such treatment as to which USAI (or Reorganized USAI) and such Claimholder shall have agreed in writing, to the extent the Debtors have not abandoned or rejected the Aircraft Equipment with respect to such Aircraft Secured Claims on or prior to the Effective Date.

(e) Class USAI-5 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against USAI, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, Allegheny-4,

PSA-4, Piedmont-4, MidAtlantic-3, US Airways Leasing-3 and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to Claimholders been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(f) Class USAI-6 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class USAI-6 General Unsecured Convenience Claim in USAI’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class USAI-6 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(g) Class USAI-7 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between USAI (or Reorganized USAI) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class USAI-7 General Unsecured Claimholder in USAI’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class USAI-7 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(h) Class USAI-8 (Interests). Subject to Section 7.11 below and except as provided in Section 5.9 below, on the Effective Date, all Interests in USAI shall be Reinstated.

5.3 Treatment of Claims and Interests for Allegheny.

(a) Class Allegheny-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in Allegheny’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which Allegheny (or Reorganized Allegheny) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Allegheny’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized Allegheny’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Allegheny or Reorganized Allegheny) when and if such Claims are sought to be enforced by the Class Allegheny-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of Allegheny held by or on behalf of the Class Allegheny-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Allegheny-1 Miscellaneous Secured Claimholder are paid in full.

(b) Class Allegheny-2 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Allegheny (or Reorganized Allegheny) and the holder of such Priority Claim, an Allowed Class Allegheny-2 Other Priority Claimholder in Allegheny’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Allegheny-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Allegheny-2 Other Priority Claim or (b) such other treatment as to which Allegheny (or Reorganized Allegheny) and such Claimholder shall have agreed in writing.

(c) Class Allegheny-3 (Aircraft Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between Allegheny (or Reorganized Allegheny) and the holder of such Aircraft Secured Claim, an Allowed Class Allegheny-3 Aircraft Secured Claimholder in Allegheny’s Chapter 11 Case either shall be Reinstated or shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Allegheny-3 Aircraft Secured Claim such treatment as to which Allegheny (or Reorganized Allegheny) and such Claimholder shall have agreed in writing, to the extent the Debtors have not abandoned or rejected the Aircraft Equipment with respect to such Aircraft Secured Claims on or prior to the Effective Date.

(d) Class Allegheny-4 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against Allegheny, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, PSA-4, Piedmont-4, MidAtlantic-3, US Airways Leasing-3 and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to Claimholders been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(e) Class Allegheny-5 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between Allegheny (or Reorganized Allegheny) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class Allegheny-5 General Unsecured Convenience Claim in Allegheny’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Allegheny-5 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(f) Class Allegheny-6 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Allegheny (or Reorganized Allegheny) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Allegheny-6 General Unsecured Claimholder in Allegheny’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class Allegheny-6 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(g) Class Allegheny-7 (Interests). Subject to Section 7.11 below, on the Effective Date, all Interests in Allegheny shall be Reinstated.

5.4 Treatment of Claims and Interests for PSA.

(a) Class PSA-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in PSA’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which PSA (or Reorganized PSA) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. PSA’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized PSA’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of PSA or Reorganized PSA) when and if such Claims are sought to be enforced by the Class PSA-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of PSA held by or on behalf of the Class PSA-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class PSA-1 Miscellaneous Secured Claimholder are paid in full.

(b) Class PSA-2 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such Priority Claim, an Allowed Class PSA-2 Other Priority Claimholder in PSA’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class PSA-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class PSA-2 Other Priority Claim or (b) such other treatment as to which PSA (or Reorganized PSA) and such Claimholder shall have agreed in writing.

(c) Class PSA-3 (Aircraft Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such Aircraft Secured Claim, an Allowed Class PSA-3 Aircraft Secured Claimholder in PSA’s Chapter 11 Case either shall be Reinstated or shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class PSA-3 Aircraft Secured Claim such treatment as to which PSA (or Reorganized PSA) and such Claimholder shall have agreed in writing, to the extent the Debtors have not abandoned or rejected the Aircraft Equipment with respect to such Aircraft Secured Claims on or prior to the Effective Date.

(d) Class PSA-4 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against PSA, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, Piedmont-4, MidAtlantic-3, US Airways Leasing-3 and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to Claimholders been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(e) Class PSA-5 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class PSA-5 General Unsecured Convenience Claim in PSA’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class PSA-5 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(f) Class PSA-6 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between PSA (or Reorganized PSA) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class PSA-6 General Unsecured Claimholder in PSA’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class PSA-6 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(g) Class PSA-7 (Interests). Subject to Section 7.11 below, on the Effective Date, all Interests in PSA shall be Reinstated.

5.5 Treatment of Claims and Interests for Piedmont.

(a) Class Piedmont-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in Piedmont’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which Piedmont (or Reorganized Piedmont) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Piedmont’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized Piedmont’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Piedmont or Reorganized Piedmont) when and if such Claims are sought to be enforced by the Class Piedmont-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of Piedmont held by or on behalf of the Class Piedmont-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Piedmont-1 Miscellaneous Secured Claimholder are paid in full.

(b) Class Piedmont-2 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such Priority Claim, an Allowed Class Piedmont-2 Other Priority Claimholder in Piedmont’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Piedmont-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Piedmont-2 Other Priority Claim or (b) such other treatment as to which Piedmont (or Reorganized Piedmont) and such Claimholder shall have agreed in writing.

(c) Class Piedmont-3 (Aircraft Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Aircraft Secured Claim becomes an Allowed Aircraft Secured Claim or (ii) the date an Aircraft Secured Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such Aircraft Secured Claim, an Allowed Class Piedmont-3 Aircraft Secured Claimholder in Piedmont’s Chapter 11 Case either shall be Reinstated or shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Piedmont-3 Aircraft Secured Claim such treatment as to which Piedmont (or Reorganized Piedmont) and such Claimholder shall have agreed in writing, to the extent the Debtors have not abandoned or rejected the Aircraft Equipment with respect to such Aircraft Secured Claims on or prior to the Effective Date.

(d) Class Piedmont-4 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against Piedmont, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, PSA-4, MidAtlantic-3, US Airways Leasing-3 and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to Claimholders been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(e) Class Piedmont-5 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class Piedmont-5 General Unsecured Convenience Claim in Piedmont’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Piedmont-5 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(f) Class Piedmont-6 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Piedmont (or Reorganized Piedmont) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Piedmont-6 General Unsecured Claimholder in Piedmont’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class Piedmont-6 General Unsecured Claim, such Claimholder’s Pro Rata share of (a)four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(g) Class Piedmont-7 (Interests). Subject to Section 7.11 below, on the Effective Date, all Interests in Piedmont shall be Reinstated.

5.6 Treatment of Claims and Interests for MidAtlantic.

(a) Class MidAtlantic-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in MidAtlantic’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which MidAtlantic (or Reorganized MidAtlantic) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. MidAtlantic’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized MidAtlantic’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of MidAtlantic or Reorganized MidAtlantic) when and if such Claims are sought to be enforced by the Class MidAtlantic-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of MidAtlantic held by or on behalf of the Class MidAtlantic-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class MidAtlantic-1 Miscellaneous Secured Claimholder are paid in full.

(b) Class MidAtlantic-2 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between MidAtlantic (or Reorganized MidAtlantic) and the holder of such Priority Claim, an Allowed Class MidAtlantic-2 Other Priority Claimholder in MidAtlantic’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class MidAtlantic-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class MidAtlantic-2 Other Priority Claim or (b) such other treatment as to which MidAtlantic (or Reorganized MidAtlantic) and such Claimholder shall have agreed in writing.

(c) Class MidAtlantic-3 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against MidAtlantic, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, PSA-4, Piedmont-4, US Airways Leasing-3 and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to Claimholders been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(d) Class MidAtlantic-4 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between MidAtlantic (or Reorganized MidAtlantic) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class MidAtlantic-4 General Unsecured Convenience Claim in MidAtlantic’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class MidAtlantic-4 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(e) Class MidAtlantic-5 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between MidAtlantic (or Reorganized MidAtlantic) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class MidAtlantic-5 General Unsecured Claimholder in MidAtlantic’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class MidAtlantic-5 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(f) Class MidAtlantic-6 (Interests). Subject to Section 7.11 below, on the Effective Date, all Interests in MidAtlantic shall be Reinstated.

5.7 Treatment of Claims and Interests for US Airways Leasing.

(a) Class US Airways Leasing-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in US Airways Leasing’s Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which US Airways Leasing (or Reorganized US Airways Leasing) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. US Airways Leasing’s failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized US Airways Leasing’s right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of US Airways Leasing or Reorganized US Airways Leasing) when and if such Claims are sought to be enforced by the Class US Airways Leasing-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of US Airways Leasing held by or on behalf of the Class US Airways Leasing-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class US Airways Leasing-1 Miscellaneous Secured Claimholder are paid in full.

(b) Class US Airways Leasing-2 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between US Airways Leasing (or Reorganized US Airways Leasing) and the holder of such Priority Claim, an Allowed Class US Airways Leasing-2 Other Priority Claimholder in US Airways Leasing’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class US Airways Leasing-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class US Airways Leasing-2 Other Priority Claim or (b) such other treatment as to which US Airways Leasing (or Reorganized US Airways Leasing) and such Claimholder shall have agreed in writing.

(c) Class US Airways Leasing-3 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against US Airways Leasing, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, PSA-4, Piedmont-4, MidAtlantic-3 and Material Services-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to Claimholders been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(d) Class US Airways Leasing-4 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between US Airways Leasing (or Reorganized US Airways Leasing) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class US Airways Leasing-4 General Unsecured Convenience Claim in US Airways Leasing’s Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class US Airways Leasing-4 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(e) Class US Airways Leasing-5 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between US Airways Leasing (or Reorganized US Airways Leasing) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class US Airways Leasing-5 General Unsecured Claimholder in US Airways Leasing’s Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class US Airways Leasing-5 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(f) Class US Airways Leasing-6 (Interests). Subject to Section 7.11 below, on the Effective Date, all Interests in US Airways Leasing shall be Reinstated.

5.8 Treatment of Claims and Interests for Material Services.

(a) Class Material Services-1 (Miscellaneous Secured Claims). Except as otherwise provided in and subject to Section 9.8 below, at the option of the Debtors after consultation with the Plan Sponsor (i) the legal, equitable, and contractual rights of Allowed Miscellaneous Secured Claimholders in Material Services’ Chapter 11 Case shall be Reinstated or (ii) the holder of an Allowed Miscellaneous Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Miscellaneous Secured Claim (A) Cash equal to the value of the Miscellaneous Secured Claimholder’s interest in the property of the estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (B) the property of the Estate which constitutes collateral for such Allowed Miscellaneous Secured Claim, or (C) such other treatment as to which Material Services (or Reorganized Material Services) and the holder of such Allowed Miscellaneous Secured Claim have agreed upon in writing. Material Services’ failure to object to such Miscellaneous Secured Claims in its Chapter 11 Case shall be without prejudice to Reorganized Material Services’ right to contest or otherwise defend against such Claims in the Bankruptcy Court or other appropriate non-bankruptcy forum (at the option of Material Services or Reorganized Material Services) when and if such Claims are sought to be enforced by the Class Material Services-1 Miscellaneous Secured Claimholder. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of Material Services held by or on behalf of the Class Material Services-1 Miscellaneous Secured Claimholders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claimholders until, as to each such Claimholder, the Allowed Claims of such Class Material Services-1 Miscellaneous Secured Claimholder are paid in full.

(b) Class Material Services-2 (Other Priority Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) the date an Other Priority Claim becomes payable pursuant to any agreement between Material Services (or Reorganized Material Services) and the holder of such Priority Claim, an Allowed Class Material Services-2 Other Priority Claimholder in Material Services’ Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Material Services-2 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class Material Services-2 Other Priority Claim or (b) such other treatment as to which Material Services (or Reorganized Material Services) and such Claimholder shall have agreed in writing.

(c) Class Material Services-3 (PBGC Claims). On the first Periodic Distribution Date occurring after the later of (i) the date the PBGC Claims become Allowed Claims or (ii) the date the PBGC Claims become payable pursuant to any agreement between the Debtors (or the Reorganized Debtors) and the PBGC, the Disbursing Agent shall deliver to the PBGC, in full satisfaction, settlement, release and discharge of and in exchange for the PBGC Claims (whether against Material Services, another Debtor or an Affiliate of any of the Debtors, including its Claims in Classes Group-4, USAI-5, Allegheny-4, PSA-4, Piedmont-4, MidAtlantic-3 and US Airways Leasing-3), either (A) the PBGC’s Pro Rata share of (1) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (2) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (3) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants, less an amount necessary to reduce the PBGC’s distribution on the PBGC Claims to the amount of distribution it otherwise would have received had distributions to Claimholders been calculated on an estate-by-estate basis, or (B) such other treatment as to which the Debtors or the Reorganized Debtors and the PBGC shall have agreed upon in writing.

(d) Class Material Services-4 (General Unsecured Convenience Claims). On the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Convenience Claim becomes an Allowed General Unsecured Convenience Claim or (ii) the date a General Unsecured Convenience Claim becomes payable pursuant to any agreement between Material Services (or Reorganized Material Services) and the holder of such General Unsecured Convenience Claim, the holder of an Allowed Class Material Services-4 General Unsecured Convenience Claim in Material Services’ Chapter 11 Case shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Class Material Services-4 General Unsecured Convenience Claim, Cash equal to (a) fifteen percent (15%) of the amount of such Allowed Claim if the amount of such Allowed Claim is less than or equal to $25,000 or (b) $3,750 if the amount of such Allowed Claim is greater than $25,000.

(e) Class Material Services-5 (General Unsecured Claims). Except as otherwise provided in and subject to Section 9.8 below, on the first Periodic Distribution Date occurring after the later of (i) the date a General Unsecured Claim becomes an Allowed General Unsecured Claim or (ii) the date a General Unsecured Claim becomes payable pursuant to any agreement between Material Services (or Reorganized Material Services) and the holder of such General Unsecured Claim, the Disbursing Agent shall deliver to such Allowed Class Material Services-5 General Unsecured Claimholder in Material Services’ Chapter 11 Case, in full satisfaction, settlement, release, and discharge of and in exchange for each and every Class Material Services-5 General Unsecured Claim, such Claimholder’s Pro Rata share of (a) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares of Class A Common Stock, (b) three million forty-eight thousand thirty (3,048,030) shares of Class A Preferred Stock, and (c) three million forty-eight thousand thirty (3,048,030) Class A-1 Warrants.

(f) Class Material Services-6 (Interests). Subject to Section 7.11 below, on the Effective Date, all Interests in Material Services shall be Reinstated.

5.9 Special Provision Regarding Intercompany Claims and Interests. All Intercompany Claims and Interests will be Reinstated on the Effective Date; provided, however, that notwithstanding the foregoing, the Debtors reserve the right to extinguish or cancel, as applicable, as of the Effective Date, (a) Intercompany Claims owing from Group to USAI, or Intercompany Interests arising, on account of the advancement of funds by USAI to group with respect to Group’s purchases of common stock of Group, (b) Intercompany Claims owing from Group to USAI on account of a certain demand note related to the financing by USAI of Group’s purchase of an entity that was merged into

USAI effective July 1, 2000, and (c) Intercompany Claims owing from Allegheny to Group arising on August 28, 1996 and related to the financing of ten de Havilland Dash-8 aircraft purchased by Allegheny. If such Intercompany Claims are extinguished and/or such Intercompany Interests are cancelled, the applicable Debtor shall receive no distribution under the Plan on account of such Intercompany Claims or Intercompany Interests, as applicable.

ARTICLE VI

ACCEPTANCE OR REJECTION OF THE PLAN;
EFFECT OF REJECTION BY ONE OR MORE
IMPAIRED CLASSES OF CLAIMS OR INTERESTS

6.1 Impaired Classes of Claims and Interests Entitled to Vote. Except as otherwise provided in the Solicitation Procedures Order and Section 6.4 of the Plan, Claimholders or Interestholders in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.

6.2 Acceptance by an Impaired Class.

(a) Impaired Claims. Pursuant to section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted the Plan if the holders of at least two-thirds ( 2/3) in dollar amount and more than one-half (½) in number of the Allowed Claims of such Class actually voting on the Plan have voted to accept the Plan.

(b) Impaired Interests. Pursuant to section 1126(d) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Interests has accepted the Plan if the holders of at least two-thirds ( 2/3) in amount of the Allowed Interests of such Class actually voting on the Plan have voted to accept the Plan.

6.3 Presumed Acceptances by Unimpaired Classes. Classes Group-1, Group-3, USAI-1, USAI-3, USAI-4, Allegheny-1, Allegheny-2, Allegheny-3, PSA-1, PSA-2, PSA-3, Piedmont-1, Piedmont-2, Piedmont-3, MidAtlantic-1, MidAtlantic-2, US Airways Leasing-1, US Airways Leasing-2, Material Services-1, and Material Services-2 are Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code and/or the Solicitation Procedures Order, such Claimholders and Interestholders are conclusively presumed to have accepted the Plan, and the votes of such Claimholders and Interestholders will not be solicited. Pursuant to the agreement of the Interestholders, holders of Interests in Classes USAI-8, Allegheny-7, PSA-7, Piedmont-7, MidAtlantic-6, US Airways Leasing-6 and Material Services-6 are conclusively presumed to have accepted the Plan as such Interestholders are proponents of this Plan, and the votes of such Interestholders will not be solicited.

6.4 Classes Deemed to Reject Plan. Classes Group-7A and Group-7B are not receiving a distribution on account of such Interests and Claims under the Plan. Pursuant to section 1126(g) of the Bankruptcy Code and/or the Solicitation Procedures Order, such Claimholders and Interestholders are conclusively presumed to have rejected the Plan, and the votes of such Claimholders and Interestholders will not be solicited.

6.5 Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class entitled to vote rejects the Plan or is deemed to have rejected it, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

ARTICLE VII

MEANS FOR IMPLEMENTATION OF THE PLAN

7.1 Continued Corporate Existence. Each of the Debtors will continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law in the jurisdiction in which each applicable Debtor is incorporated and pursuant to the respective Certificate of Incorporation and Bylaws in effect prior to the Effective Date, except to the extent such Certificate of Incorporation and Bylaws are amended by this Plan and to the extent that MidAtlantic becomes an operating division of USAI.

7.2 Directors and Officers of Group.

(a) The existing senior officers of the Debtors will serve initially in their current capacities after the Effective Date. On the Effective Date, the term of the current members of the board of directors of Group will expire. The initial board of directors of Reorganized Group will consist of fifteen (15) directors: (i) eight (8) members designated by the Plan Sponsor; (ii) one (1) member designated by ALPA in accordance with the terms of Group’s collective bargaining agreement with ALPA; (iii) one (1) member designated by IAMAW; (iv) one (1) member designated in accordance with the Series 3 Class C Preferred Shares held by AFA and TWU; (v) one (1) member designated by CWA; (vi) the chief executive officer of Reorganized Group; and (vii) at least two (2) Independent Directors identified by the chief executive officer of Reorganized Group after consultation with the Creditors’ Committee.

(b) The Persons designating board members will file with the Bankruptcy Court and give to Group written notice of the identities of such members on a date that is not less than five (5) days prior to the Confirmation Hearing; provided, however, that if and to the extent that any of the parties entitled to designate one or more board members pursuant to the preceding paragraph fails to file and give such notice, the Debtors will initially designate such members of the board of directors of Reorganized Group by announcing their identities at the Confirmation Hearing, subject to the right of such designating party to designate a replacement board member at any time thereafter.

(c) Board members will serve an initial term for a period from the Effective Date through the date of the annual meeting that first occurs after a date which is one (1) year after the Effective Date and for one (1) year terms thereafter (with such subsequent terms subject to election by shareholder vote) with each such term expiring at the conclusion of the next annual meeting of shareholders. From and after the Effective Date, Reorganized Group will cause the following to constitute the slate of nominees recommended by the board of directors for election as directors at each annual meeting of stockholders: (i) subject to certain provisions of the Investment Agreement, up to eight (8) directors designated by the Plan Sponsor; (ii) the chief executive officer of Reorganized Group; and (iii) at least two (2) Independent Directors identified by the chief executive officer of Reorganized Group after consultation with the Creditors’ Committee or Post-Confirmation Committee, as applicable, and Reorganized Group shall use its best efforts to cause the election of such Persons; provided that the board designation rights provided by this Section 7.2(c) and in Article V of the Investment Agreement shall cease, terminate and be of no further force or effect as of September 26, 2007; provided, further, however, that (A) ALPA, as the holder of the Series 1 Class C Preferred Share, (B) IAMAW, as the holder of the Series 2 Class C Preferred Share, (C) AFA and TWU, as the holders of the Series 3 Class C Preferred Shares, and (D) CWA, as the holder of the Series 4 class C Preferred Share, shall each have the right to elect and remove a director until such Class C Preferred Shares are redeemed in accordance with their terms.

(d) In the event of the death, disability, resignation or removal of a member of the board of directors, the Person designating such member will designate a replacement for such director, which replacement will be reasonably satisfactory to Reorganized Group and/or the Plan Sponsor, if applicable, as provided above, and Reorganized Group will cause such replacement to be elected to the board of directors; provided, however, that notwithstanding the above, each holder of Class C Preferred Stock will designate the replacement for any director designated by such holder.

7.3 Directors and Officers of Debtors Other Than Group. The existing senior officers and members of the boards of directors of each of the Debtors other than Group shall continue to serve in their current capacities after the Effective Date; provided, however, that the new initial board of directors of Reorganized Group, as provided in Section 7.2 hereof, shall also be the initial board of directors of Reorganized USAI; provided further, however, that the Debtors reserve the right to identify new members of the boards of directors of each of the Debtors other than Group and USAI at any time prior to the Confirmation Hearing.

7.4 Employment, Retirement, Indemnification and Other Agreements and Incentive Compensation Programs. Subject to Section 8.1(c) hereof, employment, retirement, indemnification, and other agreements with their respective active directors, officers, and employees who will continue in such capacities (or similar capacities) after the Effective Date, or retirement income plans, welfare benefit plans, and other plans for such Persons, such agreements, programs, and plans will remain in place after the Effective Date, and the Reorganized Debtors will continue to honor such agreements, programs, and plans. Such agreements and plans may include equity, bonus, and other incentive plans in which officers and other employees of the Reorganized Debtors may be eligible to participate; provided, however, that pursuant to the Management Compensation Plan, there will be reserved for certain members of management, directors, and other employees of the Reorganized Debtors a certain number of shares of New Common Stock, Class A Preferred Stock, Class A-1 Warrants and other securities all as more fully stated on Exhibit A attached hereto, which contains a summary of the Management Compensation Plan and of components of compensation to be paid to management after the Effective Date to the extent that the terms and provisions differ significantly from such management member’s current compensation.

7.5 Continuation of Retiree Benefits. Following the Effective Date of the Plan, the payment of all retiree benefits (as defined in section 1114 of the Bankruptcy Code) shall continue at the levels established pursuant to subsections (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to confirmation of the Plan, for the duration of the periods the Debtors have obligated themselves to provide such benefits.

7.6 Certificate of Incorporation and Bylaws. The certificates of incorporation and bylaws of the Debtors will be amended as may be required in order that they are consistent with the provisions of the Investment Agreement, the Plan and the Bankruptcy Code and will be reasonably satisfactory to the Plan Sponsor. The certificate of incorporation of Reorganized Group will be amended to, among other purposes, (a) authorize two hundred million (200,000,000) shares of Class A Common Stock; (b) authorize five million (5,000,000) shares of Class B Common Stock; (c) authorize twenty-five million (25,000,000) Class A-1 Warrants; (d) authorize fifty million (50,000,000) shares of Preferred Stock, including twenty-five million (25,000,000) shares of Class A Preferred Stock and two hundred fifty thousand (250,000) shares of Class B Preferred Stock; (e) authorize up to ten (10) shares of Class C Preferred Stock, issuable in four (4) series; and (f) pursuant to section 1123(a)(6) of the Bankruptcy Code, add (i) a provision prohibiting the issuance of non-voting equity securities for a period of two (2) years from the Effective Date, and, if applicable, (ii) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The Restated Certificates of Incorporation of each of the Reorganized Debtors are attached hereto as Exhibits C-1 through C-8. Any modification to the certificate of incorporation of any of the Reorganized Debtors as originally filed may be filed after the Confirmation Date and may become effective on or prior to the Effective Date.

7.7 Corporate Action. Each of the matters provided for under the Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of the Debtors will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and will be authorized, approved and, to the extent taken prior to the Effective Date, ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtors.

7.8 Post-Effective Date Financing. Reorganized USAI will enter into the ATSB Loan in order to obtain the funds necessary to repay the DIP Facility Claims, to the extent permitted under the ATSB Loan, make other payments required to be made on the Effective Date, and conduct its and the other Debtors’ post-reorganization operations. Documents evidencing the ATSB Loan, or commitment letters with respect thereto, will be filed by the Debtors with the Bankruptcy Court no later than the Exhibit Filing Date and will be attached hereto as Exhibit G. Notice of any material modification to the ATSB Loan, or the commitment letters with respect thereto, after its filing with the Bankruptcy Court will be provided to the DIP Agent, the Plan Sponsor and the Creditors’ Committee. In the Confirmation Order, the Bankruptcy Court will approve the terms of the ATSB Loan in substantially the form set forth in the commitment letter or the ATSB Loan documents filed with the Bankruptcy Court and authorize Reorganized USAI and, to the extent necessary, the other Reorganized Debtors to execute the same commitment letter and/or loan documents with such other documents as the ATSB Loan lenders may reasonably require in order to effectuate the treatment afforded to such parties under the ATSB Loan.

7.9 Plan Sponsor. Upon the terms and subject to the conditions set forth in the Investment Agreement, Reorganized Group shall issue, sell and deliver to the Plan Sponsor, and the Plan Sponsor has agreed to purchase from Reorganized Group, (a) twenty million six hundred fifty-two thousand five hundred ninety-three (20,652,593) shares of Class A Common Stock, (b) five million (5,000,000) shares of Class B Common Stock, (c) one million three hundred eighty thousand five hundred seventy (1,380,570) Class A-1 Warrants, (d) one million three hundred eighty thousand five hundred seventy (1,380,570) shares to the Plan Sponsor and (e) seventy-five thousand (75,000) shares of Class B Preferred Stock, in each case, free and clear of all liens, for an aggregate purchase price of two hundred forty million dollars ($240,000,000) in Cash to be delivered to Reorganized Group on the Effective Date or such other date as agreed upon by Group and the Plan Sponsor, which Cash may include an offset against amounts owed to the DIP Lenders in respect of DIP Facility Claims.

7.10 Issuance of New Equity.

(a) Class A Common Stock. On or before the Distribution Date, Reorganized Group will issue the Class A Common Stock for distribution as follows: (i) four million nine hundred sixty-eight thousand seven hundred twenty (4,968,720) shares to or for the benefit of Allowed General Unsecured Claimholders and, in certain circumstances, the PBGC, in the Chapter 11 Cases in accordance with the terms of this Plan; (ii) twenty million six hundred fifty-two thousand five hundred ninety-three (20,652,593) shares to the Plan Sponsor; (iii) three million seven hundred fifty thousand (3,750,000) shares pursuant to the terms of the Management Compensation Plan, attached hereto as Exhibit A; (iv) fourteen million seven hundred fifty-eight thousand four hundred fifty-five (14,758,455) shares to such employees and/or employee plans as are designated by ALPA consistent with the collective bargaining agreements between ALPA and the Debtors or Reorganized Debtors, as applicable; and (v) eight million two hundred seventy thousand two hundred thirty-two (8,270,232) shares to certain of the Debtors’ other employees or employee plans as are designated by the AFA, CWA and TWU Designated Representatives consistent with the terms of their collective bargaining agreements with Reorganized Group.

(b) Class B Common Stock. On or before the Distribution Date, Reorganized Group will issue five million (5,000,000) shares of Class B Common Stock for distribution to the Plan Sponsor.

(c) Class A Preferred Stock. On or before the Distribution Date, Reorganized Group will issue the Class A Preferred Stock for distribution as follows: (i) three million forty-eight thousand thirty (3,048,030) shares to or for the benefit of Allowed General Unsecured Claimholders and, in certain circumstances, the PBGC, in the Chapter 11 Cases in accordance with the terms of this Plan; (ii) one million three hundred eighty thousand five hundred seventy (1,380,570) shares to the Plan Sponsor; (iii) two million two hundred twenty thousand five hundred seventy (2,220,570) shares pursuant to the terms of the Management Compensation Plan, attached hereto as Exhibit A; (iv) three million eight hundred seventeen thousand five hundred (3,817,500) shares to GECC in accordance with the terms of this Plan; (v) seven million six hundred thirty-five thousand (7,635,000) shares to the ATSB; and (vi) eight hundred forty-eight thousand three hundred thirty (848,330) shares to the lenders of the unguaranteed portion of the ATSB Loan.

(d) Class B Preferred Stock. On or before the Distribution Date, Reorganized Group will issue seventy-five thousand (75,000) shares of Class B Preferred Stock for distribution to the Plan Sponsor.

(e) Class C Preferred Stock. On or before the Distribution Date, Reorganized Group will issue the Class C Preferred Stock, which shall be non-transferable, for distribution as follows: (i) one (1) Series 1 Class C Preferred Share to be issued to the individual designated and identified by the ALPA Designated Representative; (ii) one (1) Series 2 Class C Preferred Share to be issued to the individual designated and identified by the IAMAW Designated Representative; (iii) four (4) Series 3 Class C Preferred Shares to be issued to the individual designated and identified by the AFA Designated Representative; (iv) one (1) Series 3 Class C Preferred Share to be issued to each of the three individuals designated and identified by each of the TWU Designated Representatives; and (v) one (1) Series 4 Class C Preferred Share to be issued to the individual designated and identified by the CWA Designated Representative.

(f) Class A-1 Warrants. On or before the Distribution Date, Reorganized Group will issue the Class A-1 Warrants for distribution as follows: (i) three million forty-eight thousand thirty (3,048,030) warrants to or for the benefit of Allowed General Unsecured Claimholders and, in certain circumstances, the PBGC, in the Chapter 11 Cases in accordance with the terms of this Plan; (ii) one million three hundred eighty thousand five hundred seventy (1,380,570) warrants to the Plan Sponsor; (iii) two million two hundred twenty thousand five hundred seventy (2,220,570) warrants pursuant to the terms of the Management Compensation Plan, attached hereto as Exhibit A; (iv) three million eight hundred seventeen thousand five hundred (3,817,500) warrants to GECC in accordance with the terms of this Plan; (v) seven million six hundred thirty-five thousand (7,635,000) warrants to the ATSB; and (vi) eight hundred forty-eight thousand three hundred thirty (848,330) warrants to the lenders of the unguaranteed portion of the ATSB Loan.

(g) Registration Rights Agreement. Without limiting the effect of section 1145 of the Bankruptcy Code, Reorganized Group will enter into a Registration Rights Agreement with each holder of New Common Stock, the Class A-1 Warrants, and the Class A Preferred Shares (i) who by virtue of holding New Common Stock, the Class A-1 Warrants, and the Class A Preferred Shares to be distributed under the Plan and/or its relationship with Reorganized Group could reasonably be deemed to be an “affiliate” (as such term is used within the meaning of applicable securities laws) of Reorganized Group, and (ii) who requests in writing that Reorganized Group execute such agreement. A form Registration Rights Agreement will be filed by the Debtors with the Bankruptcy Court no later than the Exhibit Filing Date and attached hereto as Exhibit B. The Registration Rights Agreements will contain certain registration rights for the benefit of the signatories thereto.

(h) Listing on Securities Exchange or Quotation System. Reorganized Group will use reasonable efforts to list the Class A Common Stock and Class B Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system but will have no liability if it is unable to do so. Persons receiving distributions of Class A Common Stock and Class B Common Stock, by accepting such distributions, will have agreed to cooperate with Reorganized Group’s reasonable requests to assist Reorganized Group in its efforts to list the Class A Common Stock and Class B Common Stock on a securities exchange or quotation system.

7.11 Reinstatement of Common Stock of Reorganized Debtors Other Than Reorganized Group. The common stock of the Reorganized Debtors (other than Reorganized Group) shall be Reinstated in exchange for Reorganized Group’s agreement to distribute New Equity to the General Unsecured Claimholders of the Debtors other than Group in accordance with the terms of this Plan and to provide management services to such Reorganized Debtors.

7.12 Preservation of Causes of Action. In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in this Plan, the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions and all other similar claims arising under applicable state laws, including, without limitation, fraudulent transfer claims, if any, and all other Causes of Action of a trustee and debtor-in-possession under the Bankruptcy Code. The Debtors or the Reorganized Debtors, in their sole and absolute discretion, will determine whether to bring, settle, release, compromise, or enforce such rights (or decline to do any of the foregoing), and will not be required to seek further approval of the Bankruptcy Court for such action. The Reorganized Debtors or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. Notwithstanding the foregoing, Causes of Action against Persons arising under section 547 of the Bankruptcy Code or similar state laws will not be retained by the Reorganized Debtors unless specifically listed on Exhibit F hereto. An exclusive list of the Retained Actions will be filed as Exhibit F hereto on or before the Exhibit Filing Date.

7.13 Cancellation of Existing Equity Securities and Agreements. On the Effective Date, except as otherwise specifically provided for herein, (a) the Existing Equity Securities and any other note, bond, indenture, pass through trust agreement, pass through trust certificate, equipment trust certificate guarantee, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except such notes, other instruments or documents evidencing indebtedness or obligations of the Debtors that are Reinstated under the Plan, will be cancelled solely as to the Debtors, and the Debtors shall not have any continuing obligations thereunder, and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Existing Equity Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except such agreements or notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under the Plan, as the case may be, will be released and discharged, provided that, notwithstanding the release and discharge of Claims against Debtors, to the extent required by applicable nonbankruptcy law in order to permit foreclosure (1) each such Claim shall not be discharged, and may be asserted, solely against any applicable insurance or Aircraft Equipment or other collateral (other than property of the Reorganized Debtors) securing such Claim or against a non-Debtor party liable thereon and may be credit bid in any foreclosure action with respect to such Aircraft Equipment to the extent permissible under applicable nonbankruptcy law and (2) the applicable Debtor may be named as a nominal party, without recourse, solely to the extent required by applicable nonbankruptcy law in a foreclosure or other enforcement action with respect to the Aircraft Equipment securing such Claim; provided, however, that any such foreclosure or exercise of related remedies permitted by this Plan shall be subject in all respect to the a lessor that leases Aircraft Equipment to USAI or other Debtor pursuant to a new lease, which shall survive and be fully enforceable notwithstanding such foreclosure or other exercise of related remedies permitted by this Plan; provided, further, that any such foreclosure or other remedies shall not be exercised in a fashion that would result in the lease being terminated or extinguished or in the applicable Debtor being deprived of any of the intended benefits of the lease; provided, further, that any such agreement that governs the rights of the Claimholder will continue in effect solely for purposes of (i) allowing an indenture trustee, an agent or a servicer (each hereinafter referred to as a “Servicer”) to make the distributions to be made on account of such Claims under the Plan as provided in Article IX of the Plan, (ii) permitting such Servicer to maintain any rights or liens it may have against property other than the Reorganized Debtors’ property for fees, costs, and expenses under such Indenture or other agreement, and (iii) governing the rights and obligations of non-Debtor parties to such agreements, vis-à-vis each other; provided, further, that the preceding proviso will not affect the discharge of Claims against or Interests in the Debtors under the Bankruptcy Code, the Confirmation Order, or this Plan, or result in any expense or liability to the Reorganized Debtors. The Reorganized Debtors will not have any obligations to any Servicer (or to any Disbursing Agent replacing such Servicer) for any fees, costs, or expenses except as expressly provided in Section 9.5 hereof; provided, however, that nothing herein will preclude any Servicer (or any Disbursing Agent replacing such Servicer) from being paid or reimbursed for prepetition or postpetition fees, costs, and expenses from the distributions being made by such Servicer (or any Disbursing Agent replacing such Servicer) pursuant to such agreement in accordance with the provisions set forth therein, all without application to or approval by the Bankruptcy Court.

7.14 Exclusivity Period. The Debtors will retain the exclusive right to amend or modify the Plan, and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Effective Date; provided, however, that nothing herein shall impair the Plan Sponsor’s rights under the Investment Agreement or the DIP Credit Agreement.

7.15 Substantive Consolidation. The Plan does not provide for the substantive consolidation of the Estates. However, the Debtors may elect in their sole and absolute discretion, at any time through and until the Effective Date, to substantively consolidate the Estates for voting and distribution purposes only; provided, however, that nothing herein shall impair the Plan Sponsor’s rights under the Investment Agreement or the DIP Credit Agreement. Should the Debtors make such election, the Debtors will not, nor will they be required to, resolicit votes with respect to this Plan. Substantive consolidation shall not alter the distributions set forth herein. In the event that the Debtors do elect to substantively consolidate the Estates, the Disclosure Statement and this Plan shall be deemed to be a motion requesting that the Bankruptcy Court approve such substantive consolidation.

7.16 Effectuating Documents; Further Transactions. Each of (a) the President and Chief Executive Officer, (b) the Executive Vice President – Finance and Chief Financial Officer and (c) the Executive Vice President – Corporate Affairs and General Counsel of Group, or their respective designees, will be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the Debtors will be authorized to certify or attest to any of the foregoing actions.

7.17 Exemption From Certain Transfer Taxes and Recording Fees. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or to any other Person or entity pursuant to the Plan or pursuant to any agreement regarding the transfer of title to or ownership of any of the Debtors’ aircraft, in the United States will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, Federal Aviation Administration filing or recording fee or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

7.18 Postpetition Aircraft Obligations. The Postpetition Aircraft Obligations will become obligations of the Reorganized Debtors or their successors, if applicable, on the Effective Date. The foregoing sentence will be specifically limited with respect to each Postpetition Aircraft Obligation by the express terms of the agreement pursuant to which such Postpetition Aircraft Obligation arises and nothing contained in this Plan, the Disclosure Statement or the Confirmation Order will be deemed to limit or otherwise affect the terms thereof.

ARTICLE VIII

UNEXPIRED LEASES AND EXECUTORY CONTRACTS

8.1 Assumed Contracts and Leases.

(a) Interline Agreements. Each Interline Agreement to which the Debtors are a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Interline Agreement (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of rejected Interline Agreements annexed hereto as Exhibit E-1 or (iv) is otherwise rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Interline Agreement assumed pursuant to this Section 8.l(a) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Interline Agreement.

(b) Industry Practice Agreements. Each Industry Practice Agreement to which the Debtors are a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Industry Practice Agreement (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of rejected Industry Practice Agreements annexed hereto as Exhibit E-2 or (iv) is otherwise rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Industry Practice Agreement assumed pursuant to this Section 8.l(b) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Industry Practice Agreement.

(c) Employee-Related Agreements. Each Employee-Related Agreement as to which any of the Debtors is a party shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Employee-Related Agreement (i) shall have been previously assumed by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, (iii) is listed on the schedule of assumed Employee-Related Agreements annexed hereto as Exhibit E-3 or (iv) is otherwise assumed pursuant to the terms of this Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejections and assumptions contemplated hereby pursuant to sections 365 and 1123 of the Bankruptcy Code. Notwithstanding the foregoing, all collective bargaining agreements, as modified and/or amended from time to time, shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. The assumption of the collective bargaining agreements and the cure of all amounts owed under such agreements in the ordinary course by the Reorganized Debtors shall be in full satisfaction of all Claims and Interests arising under all previous collective bargaining agreements between the parties thereto or their predecessors-in-interest. Upon assumption, all proofs of claim filed by the Debtors’ unions will be deemed withdrawn, without prejudice to their pursuit in the ordinary course by the unions and/or individuals and payment or satisfaction in the ordinary course by the Reorganized Debtors of obligations under the assumed collective bargaining agreements. Each Employee-Related Agreement assumed pursuant to this Section 8.l(c) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Employee-Related Agreement.

(d) Other Executory Contracts and Unexpired Leases. Each Other Executory Contract and Unexpired Lease as to which any of the Debtors is a party shall be deemed automatically rejected in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Other Executory Contract or Unexpired Lease (i) shall have been previously assumed by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to assume pending on or before the Effective Date, (iii) is listed on the schedule of assumed other Executory Contracts and Unexpired Leases annexed hereto as Exhibit E-4 or (iv) is otherwise assumed pursuant to the terms of this Plan, provided, however, that those aircraft leases in which GECC has an interest that are generally described in the GE Global Restructuring Agreement that are not rejected in accordance with or as contemplated by the GE Global Restructuring Agreement shall be deemed automatically assumed on the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions and rejections described herein pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Other Executory Contract or Unexpired Lease assumed pursuant to this Section 8.l(d) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Other Executory Contract or Unexpired Lease.

(e) Intercompany Executory Contracts and Unexpired Leases. Except as otherwise provided in this Section 8.1(e), each Intercompany Executory Contract and Intercompany Unexpired Lease to which the Debtors are a party shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless such Intercompany Executory Contract or Intercompany Unexpired Lease (i) shall have been previously rejected by the Debtors by order of the Bankruptcy Court, (ii) is the subject of a motion to reject pending on or before the Effective Date, (iii) is listed on the schedule of rejected Intercompany Executory Contracts and Intercompany Unexpired Leases annexed hereto as Exhibit E-5 or (iv) is otherwise rejected pursuant to the terms of the Plan. The Tax Sharing Agreement, as amended, shall be deemed automatically assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code as of the Effective Date; provided, however, that any amounts due and owing between or among any of the Debtors pursuant to such agreement shall be released and extinguished except as otherwise provided in the amendment to the Tax Sharing Agreement. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365 and 1123 of the Bankruptcy Code. Each Intercompany Executory Contract and Intercompany Unexpired Lease assumed pursuant to this Section 8.l(e) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Bankruptcy Court authorizing or providing for its assumption or applicable federal law. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any Intercompany Executory Contract or Intercompany Unexpired Lease.

(f) Each executory contract and unexpired lease, whether such executory contract or unexpired lease is an Interline Agreement, Industry Practice Agreement, Employee-Related Agreement, Intercompany Executory Contract, Intercompany Unexpired Lease, or Other Executory Contract or Unexpired Lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court or is otherwise rejected as a part of this Plan.

8.2 Rejected Contracts and Leases. Except with respect to executory contracts and unexpired leases that have previously been rejected or are the subject of a motion to reject filed, or a notice of rejection served, pursuant to order of the Bankruptcy Court, on or before the Effective Date, all Interline Agreements set forth on Exhibit E-1 hereto, all Industry Practice Agreements set forth on Exhibit E-2 hereto, and those aircraft leases and other executory contracts that are rejected as contemplated by the GE Global Restructuring Agreement and all Intercompany Executory Contracts and Intercompany Unexpired Leases set forth on Exhibit E-5 hereto shall be deemed automatically rejected as of the Effective Date or such earlier date as the Debtors may have unequivocally terminated their performance under such lease or contract; provided, however, that any aircraft leases that are referred to in the GE Global Restructuring Agreement as leases that may be rejected shall only be rejected subject to the terms of such Agreement; provided, further, however, that neither the exclusion nor inclusion of a contract or lease by the Debtors on any Exhibit hereto, nor anything contained herein, shall constitute an admission by the Debtors that any such lease or contract is an unexpired lease or executory contract or that any Debtor, or its respective Affiliates, has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions and rejections contemplated herein, pursuant to sections 365 and 1123 of the Bankruptcy Code. The Debtors reserve the right to (a) file a motion on or before the Confirmation Date (i) to reject any Interline Agreement not listed on Exhibit E-1 hereto, (ii) to reject any Industry Practice Agreement not listed on Exhibit E-2 hereto, (iii) to reject any Employee-Related Agreement listed on Exhibit E-3 hereto, (iv) to reject any Other Executory Contract or Unexpired Lease listed on Exhibit E-4 hereto, (v) to reject any Intercompany Executory Contract or Intercompany Unexpired Lease not listed on Exhibit E-5 hereto or (vi) to reject any Interline Agreement, Industry Practice Agreement, Employee-Related Agreement, Other Executory Contract or Unexpired Lease, Intercompany Executory Contract or Intercompany Unexpired Lease that previously has not been rejected by order of the Bankruptcy Court, and (b) modify or supplement Exhibit E-1, Exhibit E-2, Exhibit E-3, Exhibit E-4 or Exhibit E-5 hereto at any time prior to the Effective Date, including, without limitation, the right to (i) add any Interline Agreement to, or delete any Interline Agreement from, Exhibit E-1 hereto, (ii) to add any Industry Practice

Agreement to, or delete any Industry Practice Agreement from, Exhibit E-2 hereto, (iii) to add any Employee-Related Agreement to, or delete any Employee-Related Agreement from, Exhibit E-3 hereto, (iv) to add any Other Executory Contract or Unexpired Lease to, or delete any Other Executory Contract or Unexpired Lease from, Exhibit E-4 hereto, or (v) to add any Intercompany Executory Contract or Intercompany Unexpired Lease to, or delete any Intercompany Executory Contract or Intercompany Unexpired Lease from, Exhibit E-5 hereto.

8.3 Payments Related to Assumption of Executory Contracts and Unexpired Leases. The provisions (if any) of each Interline Agreement, Industry Practice Agreement, Employee-Related Agreement, or Other Executory Contract or Unexpired Lease to be assumed under the Plan which are or may be in default shall be satisfied solely by Cure. In the event of a dispute regarding (a) the nature or the amount of any Cure, (b) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur as soon as practicable following the entry of a Final Order resolving the dispute and approving the assumption and, as the case may be, assignment. The provisions (if any) of each Intercompany Executory Contract and Intercompany Unexpired Lease to be assumed under the Plan which are or may be in default shall be satisfied in a manner to be agreed to by the relevant Debtors and/or Airways Assurance Limited LLC.

8.4 Rejection Damages Bar Date. If the rejection by the Debtors (pursuant to the Plan or otherwise) of an Interline Agreement, Industry Practice Agreement, Employee-Related Agreement, Other Executory Contract or Unexpired Lease, Intercompany Executory Contract or Intercompany Unexpired Lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against either the Debtors, the Reorganized Debtors or the Plan Sponsor or such entities’ properties unless a proof of claim is filed with the Claims Agent and served upon counsel to the Debtors, the Plan Sponsor, the Creditors’ Committee or Post-Confirmation Committee, as applicable, and the ATSB within thirty (30) days after service of the earlier of (a) notice of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected; provided, however, that the foregoing requirement to file a Proof of Claim shall not be applicable to any such Claim that was previously allowed by Final Order of the Bankruptcy Court.

ARTICLE IX

PROVISIONS GOVERNING DISTRIBUTIONS

9.1 Time of Distributions. Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under the Plan shall be made on a Periodic Distribution Date.

9.2 No Interest on Claims. Unless otherwise specifically provided for in the Plan, Confirmation Order, or the DIP Credit Agreement or a postpetition agreement in writing between the Debtors and a Claimholder, postpetition interest shall not accrue or be paid on Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made when and if such Disputed Claim becomes an Allowed Claim.

9.3 Disbursing Agent. The Disbursing Agent shall make all distributions required under this Plan except with respect to a holder of a Claim whose distribution is governed by an agreement and is administered by a Servicer, which distributions shall be deposited with the appropriate Servicer, who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the governing agreement; provided, however, that if any such Servicer is unable to make such distributions, the Disbursing Agent, with the cooperation of such Servicer, shall make such distributions.

9.4 Surrender of Securities or Instruments. On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim (a “Certificate”) shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by an agreement and administered by a Servicer, the respective Servicer, and such Certificate shall be cancelled solely with respect to the Debtors and such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-a-vis one another to such instruments; provided, however, that this Section 9.4 shall not apply to any Claims Reinstated pursuant to the terms of the Plan. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective Servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective Servicer. Any holder who fails to surrender or cause to be surrendered such Certificate, or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective Servicer prior to the second anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including any dividends or interest attributable thereto, shall revert to the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary.

9.5 Services of Indenture Trustees, Agents and Servicers. The services, with respect to consummation of the Plan, of Servicers under the relevant agreements that govern the rights of Claimholders shall be as set forth elsewhere in this Plan, and the Reorganized Debtors shall reimburse any Servicer for reasonable and necessary services performed by it (including reasonable attorneys’ fees) as contemplated by, and in accordance with, this Plan, without the need for the filing of an application with, or approval by, the Bankruptcy Court.

9.6 Claims Administration Responsibility.

(a) Consistent with Section 14.4(b) hereof, the Reorganized Debtors will retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving and making distributions (if any) with respect to all Claims against and Interests in the Debtors.

(b) Unless otherwise extended by the Bankruptcy Court, any objections to Claims shall be served and filed on or before the Claims Objection Deadline. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the Claimholder if the Debtors or the Reorganized Debtors effect service in any of the following manners: (i) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (ii) to the extent counsel for a Claimholder is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or interest or other representative identified on the proof of claim or any attachment thereto; or (iii) by first class mail, postage prepaid, on any counsel that has appeared on the Claimholder’s behalf in the Chapter 11 Cases.

(c) Any Claim as to which a proof of claim was timely filed in the Chapter 11 Cases may be determined and liquidated in accordance with the ADR Procedures. Any Claim determined and liquidated pursuant to (i) the ADR Procedures, (ii) an order of the Bankruptcy Court, or (iii) applicable non-bankruptcy law (which determination has not been stayed, reversed or amended and as to which determination (or any revision, modification or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending) shall be deemed, to the extent applicable and subject to any provision in the ADR Procedures to the contrary, an Allowed Claim in such liquidated amount and satisfied in accordance with the Plan (provided that, to the extent a Claim is an Allowed Insured Claim, such Allowed Claim shall be paid from the insurance proceeds available to satisfy such liquidated amount). Nothing contained in this Section 9.6 shall constitute or be deemed a waiver of any claim, right, or Cause of Action that the Debtors or the Reorganized Debtors may have against any Person in connection with or arising out of any Claim or Claims, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

9.7 Delivery of Distributions. Distributions to Allowed Claimholders shall be made by the Disbursing Agent or the appropriate Servicer (a) at the addresses set forth on the proofs of claim filed by such Claimholders (or at the last known addresses of such Claimholders if no proof of claim is filed or if the Debtors have been notified in writing of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim, (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or (d) in the case of a Claimholder whose Claim is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer. If any Claimholder’s distribution is returned as undeliverable, no further distributions to such Claimholder shall be made unless and until the Disbursing Agent or the appropriate Servicer is notified of such Claimholder’s then-current address, at which time all missed distributions shall be made to such Claimholder without interest. Amounts in respect of undeliverable distributions shall be returned to the Reorganized Debtors until such distributions are claimed. All funds or other undeliverable distributions returned to the Reorganized Debtors and not claimed within six months of return shall be distributed to the other creditors of the Class of which the creditor to whom the distribution was originally made is a member in accordance with the provisions of the Plan applicable to distributions to that Class. If, at the conclusion of distributions to a particular Class under the Plan and after consultation with the Post-Confirmation Committee (solely with respect to General Unsecured Claims), the Reorganized Debtors reasonably determine that any remaining New Equity or Cash allocated for such class is immaterial and would thus be too impractical to distribute or would be of no benefit to its respective distributees, any such remaining New Equity or Cash will revert to the Reorganized Debtors. Upon such reversion, the claim of any Claimholder or their successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

9.8 Procedures for Treating and Resolving Disputed and Contingent Claims.

(a) No Distributions Pending Allowance. No payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order, and the Disputed Claim has become an Allowed Claim. All objections to Claims must be filed on or before the Claims Objection Deadline.

(b) Distribution Reserve. The Disbursing Agent will create a separate Distribution Reserve from the property to be distributed to holders of General Unsecured Claims in the Chapter 11 Cases. The amount of New Equity withheld as a part of the Distribution Reserve shall be equal to the number of shares and warrants the Reorganized Debtors reasonably determine is necessary to satisfy the distributions required to be made to the holders of General Unsecured Claims in the Chapter 11 Cases, when the allowance or disallowance of each Disputed Claim is ultimately determined. The Disbursing Agent, the Debtors, or the Reorganized Debtors may request estimation for any Disputed Claim that is contingent or unliquidated (but is not required to do so). The Disbursing Agent also shall place in the Distribution Reserve any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the property initially withheld in the Distribution Reserve, to the extent that such property continues to be withheld in the Distribution Reserve at the time such distributions are made or such obligations arise. The Claimholder shall not be entitled to receive or recover any amount in excess of the amount provided in the Distribution Reserve to pay such Claim. Nothing in the Plan or Disclosure Statement will be deemed to entitle the Claimholder of a Disputed Claim to postpetition interest on such Claim.

(c) Distributions After Allowance. Payments and distributions from the Distribution Reserve to each respective Claimholder on account of a Disputed Claim, to the extent that it ultimately becomes an Allowed Claim, will be made in accordance with provisions of the Plan that govern distributions to such Claimholders. On the first Periodic Distribution Date following the date when a Disputed Claim becomes an undisputed, noncontingent and liquidated Claim, the Disbursing Agent will distribute to the Claimholder any Cash, New Equity or other property from the Distribution Reserve that would have been distributed on the dates distributions were previously made to Claimholders had such Allowed Claim been an Allowed Claim on such dates. After a Final Order has been entered, or other final resolution has been reached with respect to all Disputed Claims, any remaining Cash, New Equity or other property held in the Distribution Reserve will be distributed Pro Rata to Allowed General Unsecured Claimholders in accordance with the other provisions of this Plan. Subject to Section

9.2 hereof, all distributions made under this Section of the Plan on account of an Allowed Claim will be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Allowed Claimholders included in the applicable class.

The Disbursing Agent shall be deemed to have voted any New Equity held in the Distribution Reserve in the same proportion as shares previously disbursed by the Disbursing Agent. The Servicers shall be deemed to have voted any New Equity held by such Servicer in the same proportion as shares previously disbursed by such Servicer.

(d) De Minimis Distributions. Neither the Distribution Agent nor any Servicer shall have any obligation to make a distribution on account of an Allowed Claim from any Distribution Reserve or otherwise if (i) the aggregate amount of all distributions authorized to be made from such Distribution Reserve or otherwise on the Periodic Distribution Date in question is or has a value less than $250,000, or (ii) if the amount to be distributed to the specific holder of the Allowed Claim on the particular Periodic Distribution Date does not constitute a final distribution to such holder and is or has a value less than $50.00.

9.9 Fractional Securities; Fractional Dollars. Any other provision of the Plan notwithstanding, payments of fractions of shares or warrants of New Equity will not be made and shall be rounded (up or down) to the nearest whole number, with fractions equal to or less than ½ being rounded down. Any other provision of this Plan notwithstanding, neither the Reorganized Debtors nor the Disbursing Agent or Servicer shall be required to make distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

ARTICLE X

ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

10.1 DIP Facility Claim/Plan Sponsor Claim. On the Effective Date, the DIP Facility Claim and the Plan Sponsor Claim shall be allowed in an amount to be agreed upon by the Debtors and, as applicable, the DIP Lenders or the Plan Sponsor, with notice to the Creditors’ Committee and the ATSB, not less than five (5) Business Days prior to the Effective Date, and all obligations (other than contingent indemnity obligations) of the Debtors under the DIP Facility and the Plan Sponsor Claim shall be paid in full in Cash on the Effective Date; provided, however, that with respect to letters of credit issued under the DIP Facility, such claims may be satisfied in full by the cash collateralization of such letters of credit. Upon compliance with the foregoing sentence, all liens and security interests granted to secure such obligations shall be deemed cancelled and shall be of no further force and effect. To the extent that the DIP Lenders or the DIP Agent have filed or recorded publicly any liens and/or security interests to secure the Debtors’ obligations under the DIP Facility, the DIP Lenders or the DIP Agent, as the case may be, shall take any commercially reasonable steps requested by the Debtors that are necessary to cancel and/or extinguish such publicly filed liens and/or security interests.

10.2 Professional Claims.

(a) Final Fee Applications. All final requests for payment of Professional Claims and Key Ordinary Course Professional Claims must be filed no later than sixty (60) days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Claims and Key Ordinary Course Professional Claims shall be determined by the Bankruptcy Court.

(b) Payment of Interim Amounts. Subject to the Holdback Amount, on the Effective Date, the Debtors or Reorganized Debtors shall pay all amounts owing to Professionals and Key Ordinary Course Professionals for all outstanding amounts payable relating to prior periods through the Effective Date. In order to receive payment on the Effective Date for unbilled fees and expenses incurred through such date, the Professionals and Key Ordinary Course Professionals shall estimate fees and expenses due for periods that have not been billed as of the Effective Date and shall deliver such estimate to the Debtors, counsel for the Debtors, the Plan Sponsor and the Creditors’ Committee. Within forty-five (45) days after the Effective Date, a Professional receiving payment for the estimated period shall submit a detailed invoice covering such period in the manner and providing the detail as set forth in the Professional Fee Order or the Ordinary Course Professional Order, as applicable. Should the estimated payment received by any Professional exceed the actual fees and expenses for such period, this excess amount will be credited against the Holdback Amount for such Professional or, if the award of the Holdback Amount for such is insufficient, disgorged by such Professional.

(c) On the Effective Date, the Debtors or the Reorganized Debtors shall pay to the Disbursing Agent, in order to fund the Holdback Escrow Account, Cash equal to the aggregate Holdback Amount for all Professionals. The Disbursing Agent shall maintain the Holdback Escrow Account in trust for the Professionals with respect to whom fees have been held back pursuant to the Professional Fee Order. Such funds shall not be considered property of the Debtors, the Reorganized Debtors or the Estates. The remaining amount of Professional Claims owing to the Professionals shall be paid to such Professionals by the Disbursing Agent from the Holdback Escrow Account when such claims are finally allowed by the Bankruptcy Court. When all Professional Claims and Key Ordinary Course Professional Claims have been paid in full, amounts remaining in the Holdback Escrow Account, if any, shall be paid to the Reorganized Debtors.

(d) Upon the Effective Date, any requirement that Professionals or Key Ordinary Course Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date will terminate, and the Reorganized Debtors will employ and pay Professionals and Key Ordinary Course Professionals in the ordinary course of business.

10.3 Substantial Contribution Compensation and Expenses Bar Date. Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code must file an application with the clerk of the Bankruptcy Court, on or before the forty-fifth (45th) day after the Effective Date (the “503 Deadline”), and serve such application on counsel for the Debtors and the Plan Sponsor and as otherwise required by the Bankruptcy Court and the Bankruptcy Code on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.

10.4 Other Administrative Claims. All other requests for payment of an Administrative Claim (other than as set forth in Sections 10.2 and 10.3 of this Plan and subject to the final sentence of this Section 10.4) must be filed, in substantially the form of the Administrative Claim Request Form attached hereto as Exhibit H, with the Claims Agent and served on counsel for the Debtors, the Plan Sponsor and the Post-Confirmation Committee no later than forty-five (45) days after the Effective Date. Any request for payment of an Administrative Claim pursuant to this Section 10.4 that is not timely filed and served shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors. The Reorganized Debtors may settle an Administrative Claim without further Bankruptcy Court approval. Unless the Debtors or the Reorganized Debtors object to an Administrative Claim by the Claims Objection Deadline, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors or the Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is (i) paid or payable by the Debtors in the ordinary course of business, (ii) previously has been Allowed by Final Order of the Bankruptcy Court or (iii) is required to be made in accordance with the terms and provisions of the GE Global Restructuring Agreement.

ARTICLE XI

EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

11.1 Revesting of Assets. Except as otherwise explicitly provided in this Plan, including, without limitation, Section 9.6 of this Plan, on the Effective Date all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors that owned such property or interest in property as of the Effective Date, free and clear of all Claims, liens, charges, encumbrances, rights and Interests of creditors and equity security holders (other than as expressly provided herein). As of the Effective Date, the Reorganized Debtors may operate their business and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order.

11.2 Discharge of the Debtors. Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in this Plan or in the Confirmation Order, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date), of Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, rights, and Interests, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, in each case whether or not (a) a proof of claim or interest based upon such debt, right, or Interest is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim or Interest based upon such debt, right, or Interest is allowed under section 502 of the Bankruptcy Code, or (c) the holder of such a Claim, right, or Interest accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all liabilities of and Interests in the Debtors, subject to the Effective Date occurring.

11.3 Compromises and Settlements. In accordance with Section 9.6 of this Plan and consistent with Section 14.4(b) of this Plan, pursuant to Bankruptcy Rule 9019(a), without further order of the Bankruptcy Court, the Debtors may compromise and settle various (a) Claims against them and (b) Causes of Action that they have against other Persons. The Debtors expressly reserve the right to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtors as contemplated in Section 11.1 of this Plan.

11.4 Release of Certain Parties.

(a) Pursuant to section 1123(b)(3) of the Bankruptcy Code, effective as of the Effective Date, each Debtor, in its individual capacity and as a debtor-in-possession, for and on behalf of its Estate, shall release and discharge and be deemed to have released and discharged all Released Parties for and from any and all (i) Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor or any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, or any act, omission, occurrence or event in any manner related to any such Claims, Interests, restructuring or the Chapter 11 Cases and (ii) Avoidance Claims. Notwithstanding the foregoing, nothing in this Plan releases or shall be deemed to release any of the Debtors or the Plan Sponsor or its Affiliates from their obligations under the Investment Agreement, the ATSB Loan Agreement or the transactions contemplated thereby.

(b) No provision of this Plan or of the Confirmation Order, including, without limitation, any release or exculpation provision, shall modify, release or otherwise limit the liability of any Person not specifically released hereunder, including, without limitation, any Person that is a co-obligor or joint tortfeasor of a Released Party or that otherwise is liable under theories of vicarious or other derivative liability.

(c) The Reorganized Debtors and any newly-formed entities that will be continuing the Debtors’ businesses after the Effective Date shall be bound, to the same extent the Debtors are bound, by all of the releases set forth above.

11.5 Release by Holders of Claims and Interests. On the Effective Date (a) each Person that votes to accept the Plan, (b) to the fullest extent permissible under applicable law, as such law may be extended subsequent to the Effective Date, each entity (other than a Debtor or Airways Assurance Limited LLC) that has held, holds or may hold a Claim or Interest, as applicable, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash, New Equity and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, and (c) GECC under the GECC 2001 Financing Agreement to the extent that GECC votes to accept the Plan (each, a “Release Obligor”), shall have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged each Released Party from any Cause of Action existing as of the Effective Date arising from, based on or relating to, in whole or in part, the subject matter of, or the transaction or event giving rise to, the Claim or Interest of such Release Obligor, and any act, omission, occurrence or event in any manner related to such subject matter, transaction or obligation; provided, however, that this Section 11.5 shall not release any Released Party from any Cause of Action existing as of the Effective Date, based on (i) the Internal Revenue Code or other domestic state, city or municipal tax code, (ii) the environmental laws of the United States or any domestic state, city or municipality, or (iii) any criminal laws of the United States or any domestic state, city or municipality provided, further, however, that this Section 11.5 shall not release any Claims arising under §§ 1104-1109 and 1342(d) of the Employee Retirement Income Security Act of 1974, as amended.

11.6 Setoffs. The Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Claimholder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Claimholder.

11.7 Satisfaction of Subordination Rights. All Claims against the Debtors and all rights and claims between or among Claimholders relating in any manner whatsoever to distributions on account of Claims against the Debtors, based upon any subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the distributions under the Plan to Claimholders having such subordination rights, and such subordination rights shall be deemed waived, released, discharged, and terminated as of the Effective Date. Distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Claimholder by reason of any subordination rights or otherwise, so that each Claimholder shall have and receive the benefit of the distributions in the manner set forth in the Plan.

11.8 Exculpation and Limitation of Liability. Except as otherwise specifically provided in this Plan, the Debtors, the Reorganized Debtors, the Creditors’ Committee, the members of the Creditors’ Committee in their capacities as such, the DIP Lenders, the DIP Agent, the Plan Sponsor, any of such parties’ respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties’ successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to one another or to any Claimholder or Interestholder, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Debtors’ Chapter 11 Cases, negotiation and filing of the Plan, filing the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Notwithstanding the foregoing, nothing in this Plan releases or shall be deemed to release the Debtors, the Reorganized Debtors, the Plan Sponsor or their respective Affiliates from their obligations under the Investment Agreement, the ATSB Loan Agreement or the transactions contemplated thereby.

11.9 Indemnification Obligations. Except as specifically provided in this Plan and in the Indemnification Order, in satisfaction and compromise of the Indemnitees’ Indemnification Rights: (a) all Indemnification Rights, except (i) those based upon any act or omission arising out of or relating to any Indemnitee’s service with, for, or on behalf of the Debtors on or after the Petition Date, (ii) those held by Persons who served during the Chapter 11 Cases as the Debtors’ respective officers, directors, or employees and/or serve in such capacities (or similar capacities) after the Effective Date and (iii) indemnification obligations assumed pursuant to the Indemnification Order (the “Continuing Indemnification Rights”), shall be released and discharged on and as of the Effective Date, provided that the Indemnification Rights excepted in subparts (i), (ii) and (iii) shall remain in full force and effect on and after the Effective Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Chapter 11 Cases; (b) the Debtors or the Reorganized Debtors, as the case may be, covenant to purchase and maintain director and officer insurance providing coverage for those Indemnitees currently covered by such policies for a period of two years after the Effective Date insuring such parties in respect of any claims, demands, suits, Causes of Action, or proceedings against such Persons based upon any act or omission related to such Person’s service with, for, or on behalf of the Debtors in at least the scope and amount as currently maintained by the Debtors and in accordance with the further requirements of Section 8.01(n) of the Investment Agreement (the “Insurance Coverage”); (c) the insurers are authorized to pay any professional fees and expenses incurred in connection with any action relating to any Continuing Indemnification Rights; and (d) the Debtors or the Reorganized Debtors, as the case may be, hereby indemnify Indemnitees and agree to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy.

11.10 Injunction. The satisfaction, release, and discharge pursuant to this Article XI shall act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

ARTICLE XII

CONDITIONS PRECEDENT

12.1 Conditions to Confirmation. The following are conditions precedent to confirmation of the Plan that may be satisfied or waived in accordance with Section 12.4 of the Plan:

(a) The Bankruptcy Court shall have approved a disclosure statement with respect to the Plan in form and substance acceptable to the Debtors, in their sole and absolute discretion, and reasonably acceptable to the Plan Sponsor.

(b) The Confirmation Order shall be in form and substance acceptable to the Debtors, in their sole and absolute discretion, and reasonably acceptable to the Plan Sponsor and the ATSB.

12.2 Conditions to Consummation for All Debtors. The Effective Date shall occur on or prior to March 31, 2003, unless such date is extended by the Debtors. The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 12.4 of the Plan:

(a) The Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order) authorizing the assumption of unexpired leases and executory contracts by the Debtors as contemplated by Section 8.1 hereof.

(b) All conditions precedent to the funding under the Investment Agreement shall have been satisfied or waived in accordance with the terms thereof and the funding under the Investment Agreement shall have occurred.

(c) The ATSB Loan shall have been executed and delivered by all of the parties thereto, and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof, and funding under the ATSB Loan Agreement shall have occurred.

(d) The tentative agreements reached in December 2002, between USAI and the employee groups represented by AFA, CWA, IAMAW and TWU modifying earlier restructuring agreements to incorporate additional cost reductions shall have been ratified and executed by the parties thereto.

(e) Requisite actions shall have been taken such that the pension funding requirements with respect to the employee defined benefit pension plans maintained by USAI shall be consistent with the Pro Forma Financial Projections appended as Appendix C to the Disclosure Statement.

(f) The Confirmation Order shall have been entered by the Bankruptcy Court and shall remain unstayed.

(g) The Confirmation Date shall have occurred.

12.3 Additional Condition to Consummation Solely with Respect to Allegheny, Piedmont and PSA. The following is an additional condition precedent to the occurrence of the Effective Date, solely with respect to Allegheny, Piedmont and PSA, which may be satisfied or waived in accordance with Section 12.4 of the Plan:

(a) Allegheny, Piedmont and PSA shall have entered into restructuring agreements with their respective unions to achieve annual cost reductions in the form of wage cuts, benefit changes and productivity improvements in the approximate aggregate amount of $15 million.

12.4 Waiver of Conditions to Confirmation or Consummation. The conditions set forth in Sections 12.1, 12.2 and 12.3 of the Plan may be waived by the Debtors, such waiver to be reasonably acceptable to the Plan Sponsor and the ATSB, without any notice to parties-in-interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their sole discretion regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors in their sole discretion). The failure of the Debtors in their sole discretion to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

ARTICLE XIII

RETENTION OF JURISDICTION

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among others, the following matters:

(a) to hear and determine pending motions for (i) the assumption or rejection or (ii) the assumption and assignment of executory contracts or unexpired leases to which the Debtors are a party or with respect to which the Debtors may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid;

(b) to adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases or the Plan, proceedings to adjudicate the allowance of Disputed Claims and Disputed Interests, and all controversies and issues arising from or relating to any of the foregoing;

(c) to adjudicate any and all disputes arising from or relating to the distribution or retention of the New Equity or other consideration under the Plan;

(d) to ensure that distributions to Allowed Claimholders and Allowed Interestholders are accomplished as provided herein;

(e) to hear and determine any and all objections to the allowance of Claims and Interests and the estimation of Claims, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and to allow or disallow any Claim or Interest, in whole or in part;

(f) to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(g) to issue orders in aid of execution, implementation, or consummation of the Plan;

(h) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(i) to hear and determine all applications for compensation and reimbursement of Professional Claims under the Plan or under sections 330, 331, 503(b), 1103, and 1129(a)(4) of the Bankruptcy Code;

(j) to determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;

(k) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan;

(l) to hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of their Estates, wherever located;

(m) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(n) to hear any other matter not inconsistent with the Bankruptcy Code;

(o) to hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

(p) to enter a final decree closing the Chapter 11 Cases; and

(q) to enforce all orders previously entered by the Bankruptcy Court.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims, Interests and Retained Actions.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

14.1 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all present and former Claimholders, all present and former Interestholders, other parties-in-interest and their respective heirs, successors, and assigns.

14.2 Modification and Amendments. The Debtors may alter, amend, or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Hearing. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan.

14.3 Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributions thereunder, the Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

14.4 Committees.

(a) Dissolution of Creditors’ Committee. Effective on the Effective Date, the Creditors’ Committee and any other committee appointed in the Chapter 11 Cases shall dissolve automatically, whereupon its members, professionals, and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except with respect to applications for Professional Claims or reimbursement of expenses incurred as a member of the Creditors’ Committee and any motions or other actions seeking enforcement or implementation of the provisions of this Plan or the Confirmation Order.

(b) Post-Confirmation Committee. On the Effective Date, there shall be formed a Post-Confirmation Committee (the “Post-Confirmation Committee”) with its duties limited to: overseeing the general unsecured claims reconciliation and settlement process conducted by or on behalf of the Reorganized Debtors; formulating with the Reorganized Debtors appropriate procedures for the settlement of claims; overseeing (i) the establishment, (including the determination of the amount of New Equity to be withheld) and (ii) the maintenance of, the Distribution Reserve; overseeing the distributions to the holders of General Unsecured Claims under the Plan; to appear before and be heard by the Bankruptcy Court and other courts of competent jurisdiction in connection with the above limited duties; and such other matters as may be agreed upon between the Reorganized Debtors and the Post-Confirmation Committee or specified in this Plan. The Post-Confirmation Committee shall consist of not less than three nor more than five members to be appointed by the Creditors’ Committee and may adopt by-laws governing its conduct. For so long as the claims reconciliation process shall continue, the Reorganized Debtors shall make regular reports to the Post-Confirmation Committee as and when the Reorganized Debtors and the Post-Confirmation Committee may reasonably agree upon. The Post-Confirmation Committee may employ, without further order of the Court, professionals to assist it in carrying out its duties as limited above, including any professionals retained in these Reorganization Cases, and the Reorganized Debtors shall pay the reasonable costs and expenses of the Post-Confirmation Committee, including reasonable professional fees, in the ordinary course without further order of the Court.

14.5 Revocation, Withdrawal, or Non-Consummation.

(a) Right to Revoke or Withdraw. The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date.

(b) Effect of Withdrawal, Revocation, or Non-Consummation. If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan, any settlement, or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), the assumption or rejection of executory contracts or unexpired leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against or Interests in the Debtors or any other Person, to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or to constitute an admission of any sort by the Debtors or any other Person.

14.6 Notices. Any notice required or permitted to be provided to the Debtors, the Plan Sponsor, the Creditors’ Committee, the DIP Agent, or the ATSB Agent under the Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or (c) overnight delivery service, to be addressed as follows:

If to the Debtors:

US Airways Group, Inc.
Crystal Park Four
2345 Crystal Drive
Arlington, VA 22227
Attention:    General Counsel

with a copy to:

Skadden, Arps, Slate,
    Meagher & Flom (Illinois)
333 West Wacker Drive, Suite 2100
Chicago, IL 60606-1285
Attention:    John Wm. Butler, Jr., Esq.
                    John K. Lyons, Esq.

- and -

McGuireWoods LLP

1750 Tysons Boulevard

Suite 1800

McLean, VA 22102-4215

Attention:    Lawrence E. Rifken, Esq.

                    Douglas M. Foley, Esq.

If to the Plan Sponsor or the DIP Agent:

Retirement Systems of Alabama Holdings LLC

135 South Union Street

Montgomery, AL 36104

Attention:    William Stephens, Esq., General Counsel

with a copy to:

Orrick, Herrington & Sutcliffe LLP

666 Fifth Avenue

New York, NY 10103

Attention:    Duncan N. Darrow, Esq.

                    Lorraine S. McGowen, Esq.

- and -

Bean, Kinney & Korman, PC

2000 North 14th Street, Suite 100

Arlington, VA 22201

Attention:    James R. Schroll, Esq.

If to the Creditors’ Committee:

Otterbourg, Steindler, Houston & Rosen, P.C.

230 Park Avenue

New York, NY 10169

Attention:    Scott L. Hazan, Esq.

                    Brett H. Miller, Esq.

with a copy to:

Vorys, Sater, Seymour and Pease LLP

277 South Washington Street, Suite 310

Alexandria, VA 22314-3674

Attention:    Malcolm M. Mitchell Jr., Esq.

                    Byron L. Pickard, Esq.

If to the ATSB:

Air Transportation Stabilization Board
1120 Vermont Avenue, N.W., Suite 970
Washington, D.C. 20020
Attention:    Daniel G. Montgomery
                    James R. Levine, Esq

with a copy to:

Curtis Mallet-Prevost Colt & Mosle LLP
101 Park Avenue
New York, NY 10178-0061
Attention:    Steven J. Reisman, Esq.
                    Daniel R. Lenihan, Esq.

14.7 Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Effective Date.

14.8 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware shall govern the construction and implementation of the Plan, any agreements, documents, and instruments executed in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and, with respect to the Debtors incorporated in Delaware, corporate governance matters. Corporate governance matters relating to Debtors not incorporated in Delaware shall be governed by the laws of the state of incorporation of the applicable Debtor.

14.9 No Waiver or Estoppel. Each Claimholder or Interestholder shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors and/or their counsel, the Creditors’ Committee and/or its counsel, or any other Person, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Dated: Arlington, Virginia
            January 17, 2003

US AIRWAYS GROUP, INC.
US AIRWAYS, INC. ALLEGHENY AIRLINES, INC. PSA AIRLINES, INC. PIEDMONT AIRLINES, INC. MIDATLANTIC AIRWAYS, INC. US AIRWAYS LEASING AND SALES, INC. MATERIAL SERVICES COMPANY, INC.

By:	/s/ David N. Siegel
David N. Siegel
President and Chief Executive Officer
US Airways Group, Inc. and US Airways, Inc.
and authorized signatory for each of the other Debtors

SKADDEN, ARPS, SLATE,
    MEAGHER & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, Illinois 60606-1285
Attn:    John Wm. Butler, Jr.
            John K. Lyons

SKADDEN, ARPS, SLATE,
    MEAGHER & FLOM LLP
Four Times Square
New York, NY 10036
Attn:    Alesia Ranney-Marinelli

- and -

McGUIREWOODS LLP
1750 Tysons Boulevard
Suite 1800
McLean, VA 22102-4215
Attn:    Lawrence E. Rifken
            Douglas M. Foley

ATTORNEYS FOR

US AIRWAYS GROUP, INC.,
US AIRWAYS, INC.
ALLEGHENY AIRLINES, INC.
PSA AIRLINES, INC.
PIEDMONT AIRLINES, INC.
MIDATLANTIC AIRWAYS, INC.
US AIRWAYS LEASING AND SALES, INC.
MATERIAL SERVICES COMPANY, INC.,

DEBTORS AND DEBTORS-IN-POSSESSION

PLAN EXHIBIT A

SUMMARY OF MANAGEMENT COMPENSATION PLAN

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT C-1

RESTATED CERTIFICATE OF INCORPORATION OF GROUP

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

SELECTED PROVISIONS OF THE CERTIFICATE OF INCORPORATION
OF THE REORGANIZED DEBTORS

The amendments to the Certificate of Incorporation and/or Bylaws (as appropriate) shall include the following provisions:

(i) other than in connection with issuances contemplated herein, the Company shall not issue additional Class A Common Shares in an amount exceeding 5% per annum of the then-outstanding Class A Common Shares without the consent of the holders of a majority of the Common Stock (voting together as a single class), which consent may be provided for issuances in subsequent years;

(ii) no amendment shall be made to the Certificate of Incorporation or By-Laws of the Company that would materially and adversely affect the rights of the Class A Common Shares without the consent of 2/3 of the Class A Common Shares;

(iii) each Class A Common Share shall be entitled to one (1) vote and each Class B Common Share shall be entitled to twenty (20) votes;

(iv) the Company shall not issue additional Class B Common Shares without the consent of the holders of 2/3 of the Class B Common Shares;

(v) no amendment shall be made to the Certificate of Incorporation or By-Laws of the Company that would materially and adversely affect the rights of the Class B Common Shares without the consent of 2/3 of the Class B Common Shares; and

(vi) provisions required by section 1123(a)(6) of the Bankruptcy Code.

(vii) all Equity Securities of the Company, including, without limitation, Class A Common Shares, Class B Common Shares, Class A-1 Warrants, Class A Preferred Shares, Class B Preferred Shares, the Series 1 Class C Preferred Share, the Series 2 Class C Preferred Share, Series 3 Class C Preferred Shares and the Series 4 Class C Preferred Share, shall be subject to the following limitations:

(a) Non-Citizen Voting Limitation. In no event shall the total number of shares of Equity Securities held by all Persons who fail to qualify as a “citizen of the United States,” as the term is used in section

40102(a)(15) of Title 49, in any similar legislation of the United States enacted in substitution or replacement therefore, or as interpreted by the Department of Transportation, be entitled to more than 24.9% of the aggregate votes of all outstanding Equity Securities of the Company (the “Cap Amount”).

(b) Allocation of Cap Amounts. The restrictions imposed by the Cap Amount shall be applied pro rata among the holders of Equity Securities who fail to qualify as “citizens of the United States” based on the number of votes the underlying securities are entitled to.

(viii) shares of Class B Common Shares shall be convertible into shares of Class A Common Shares on a 1:1 basis at the option of the holder thereof, subject to equitable adjustments for stock splits, adjustments, combinations and like transactions.

PLAN EXHIBIT C-2

RESTATED CERTIFICATE OF INCORPORATION OF USAI

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT C-3

RESTATED CERTIFICATE OF INCORPORATION OF ALLEGHENY

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT C-4

RESTATED CERTIFICATE OF INCORPORATION OF PSA

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT C-5

RESTATED CERTIFICATE OF INCORPORATION OF PIEDMONT

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT C-6

RESTATED CERTIFICATE OF INCORPORATION OF MIDATLANTIC

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT C-7

RESTATED CERTIFICATE OF INCORPORATION OF US AIRWAYS LEASING

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT C-8

RESTATED CERTIFICATE OF INCORPORATION OF MATERIAL SERVICES

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT D

FORM OF RESTATED BYLAWS

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT E-1

SCHEDULE OF REJECTED INTERLINE AGREEMENTS

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT E-2

SCHEDULE OF REJECTED INDUSTRY PRACTICE AGREEMENTS

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT E-3

SCHEDULE OF ASSUMED EMPLOYEE-RELATED AGREEMENTS

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT E-4

SCHEDULE OF ASSUMED OTHER EXECUTORY CONTRACTS AND UNEXPIRED LEASES

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT E-5

SCHEDULE OF REJECTED INTERCOMPANY EXECUTORY CONTRACTS
AND INTERCOMPANY UNEXPIRED LEASES

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT F

NONEXCLUSIVE LIST OF RETAINED ACTIONS
AND EXCLUSIVE LIST OF AVOIDANCE ACTIONS

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT G

ATSB LOAN DOCUMENTS

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT H

ADMINISTRATIVE CLAIM REQUEST FORM

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT I

POSTPETITION AIRCRAFT OBLIGATIONS

TO BE FILED ON OR BEFORE
THE EXHIBIT FILING DATE

PLAN EXHIBIT J

CATEGORIES OF INDUSTRY PRACTICE AGREEMENTS

1.1 Computer Reservation Systems (CRS) Agreements. These agreements define the systems generally used by, without limitation, travel agencies and corporations for display of, among other items, airline schedules, pricing, destination content, rules and procedures.

1.2 Online Fulfillment Agreements. These agreements include those with World Travel Partners Company (i.e., TRX).

1.3 Travel Agency and Corporate Agreements.

(a) Backend Agreements. These agreements are incentive agreements that reward performance with financial or promotional remuneration based upon predetermined performance criteria. Payment is paid after goals are achieved and performance is verified. Specifically, these agreements are those certain agreements entitled (i) (US Airways) Agency Incentive Agreements; and (ii) US Airways Corporate Incentive Agreements.

(b) Time of Ticketing/Bonus/International Ticketing Agreements. These agreements are those where an up-front commission or discount is taken at the time of ticketing, usually indicated as a percent off of the fare being ticketed. Up-front time-of-ticketing commissions are usually targeted at, but not limited to, travel agencies, including consolidators, wholesalers, and on-line agencies. Percent discounts are usually targeted at, but not limited to, Corporate Agreements based on volume and prior performance. Specifically, these agreements are those certain agreements entitled (i) US Airways Corporate Incentive Agreement (CPP); (ii) Domestic and/or Transatlantic Incentive Agreement—Tour Operator; (iii) Domestic and/or Transatlantic Incentive Agreement—Consolidator; (iv) Domestic and/or Transatlantic Incentive Agreement—Travel Agencies; (v) Agency Partnership Agreement; (vi) Opaque Fare Agreement; (vii) US Airways Shuttle Agreement; (viii) Caribbean Incentive Agreement—Travel Agencies; and (ix) Bonus Commission Program to USA and Canada from the USVI.

(c) Domestic and International Net Tour/Consolidators Agreements. These are agreements providing a “discounted” priced segment or market, at a lower rate than the published pricing traditionally found in Global Distribution Systems (GDS). Net pricing is targeted at, without limitation, travel agencies including wholesalers, consolidators, tour operators, on-line, student, and cruise operators. Net pricing is also a component of Corporate agreements that may provide pricing levels “net” of commissions, overrides, GDS fees and/or credit card fees. Specifically, these agreements are those certain agreements entitled (i) Caribbean Tour Pricing; (ii) Florida Tour Pricing; (iii) Canada Tour Pricing; (iv) European Tour Pricing; (v) California and the Pacific Northwest Tour Pricing; (vi) Las Vegas Tour Pricing; (vii) Phoenix Tour Pricing; (viii) Denver/Ski Tour Pricing; (ix) New York/Boston/Washington/Shuttle Tour Pricing; (x) Golf Destinations Tour Pricing; (xi) Buffalo/Nashville/New Orleans/Roanoke/Allentown Tour Pricing; (xii) Domestic Consolidator Agreement; (xiii) Transatlantic Consolidator Agreement; (xiv) Central America Consolidator Agreement (BZE); and (xv) Transborder Net Fares.

(d) Student Operator Agreements. These are agreements for travel agencies or organizations targeting student travelers with special pricing and/or net fares that provide air travel, or combine air travel with other travel items such as hotel or car rentals. Specifically, these agreements are those certain agreements entitled (i) Domestic Student Operator Pricing; and (ii) Transatlantic Student Operator Pricing.

(e) Cruise Line Pricing Agreements. These are agreements specifically targeted at cruise line companies for their passengers that provide special pricing based on volume, destination and time of year travel. These agreements may, or may not, require blocked space in advance of travel and other special requirements. Specifically, these agreements are those certain agreements entitled Cruise Line Air/Sea Pricing.

(f) Corporate Dividends. This is an enrollment program targeted at small and mid-size businesses that allow these companies to earn tickets, upgrades, US Airways Club passes and other incentives based on revenue performance on the Debtors. Corporate Dividends are those certain agreements titled Corporate Dividends Terms and Conditions.

(g) Agency Dividends. Agency Dividends is an enrollment program targeted at small to mid-size travel agencies that allows the agency to earn tickets, club passes and other support based on revenue production on the Debtors. Specifically, these agreements are those certain agreements entitled Agency Dividends Terms and Conditions.

(h) Group and Meeting. These agreements are those providing for special pricing targeted at Corporate Meetings, and miscellaneous group movements, usually of 10 or more, and allowing for a discount off of published pricing based on the number of travelers, destination and time of year. These agreements may, or may not, include deposits and/or requirements for space to be blocked in advance of travel. Specifically, these agreements are those certain agreements entitled US Airways Group & Meeting Travel.

1.4 Cargo Agency Agreements. The Cargo Agency Agreements are those certain agreements entitled (a) Transportation Services Contract; (b) Cargo Trucking Services Contract; (c) Trucking Services Contract; (d) Cargo Terminal Handling Services; and (e) Cargo Service.

1.5 Block Seat Agreements. These are those agreements that allow for seats to be blocked in advance of departure, usually requiring a deposit. Block Seat Agreements are targeted at, but not limited to, group/meeting movements and cruise lines.

1.6 General Sales Agents Agreements. The General Sales Agents Agreements are those certain sales agent agreements entitled (a) Passenger and (b) Cargo.

1.7 Universal Air Travel Plan Agreements (UATP). UATP Agreements allow for travel dollars earned by, without limitation, an individual, corporation or travel agency to be deposited in a UATP credit card account to be drawn from over the course of time for future travel on the Debtors. Travel dollars are “earned” in exchange for, without limitation, revenue performance and promotional exposure. Specifically, these agreements are those certain agreements entitled Promotional Air Travel Agreement 2002.

1.8 Airline Tariff Publishing Company Agreements (ATPCO). These are those certain agreements with the Airline Tariff Publishing Company.

PLAN EXHIBIT K

AIRCRAFT EQUIPMENT SECURING AIRCRAFT SECURED CLAIMS

Aircraft Type	FAA Reg. No.	Financing Type	Secured Party
AIRBUS A320	N107US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A320	N108UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A320	N109UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A320	N110UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A320	N111US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A320	N112US	Mortgaged	KFW Bank
AIRBUS A320	N113UW	Mortgaged	KFW Bank
AIRBUS A320	N114UW	Mortgaged	KFW Bank
AIRBUS A321	N161UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A321	N162UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A321	N163US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A321	N164UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A321	N165US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A321	N166US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A321	N170US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2001-1 EETC
AIRBUS A321	N176UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2001-1 EETC
AIRBUS A321	N177US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2001-1 EETC
AIRBUS A321	N178US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2001-1 EETC
AIRBUS A321	N184US	Mortgaged	Aviateur International Limited
AIRBUS A321	N185UW	Mortgaged	Aviateur International Limited
AIRBUS A321	N186US	Mortgaged	Aviateur International Limited
AIRBUS A321	N187US	Mortgaged	Aviateur International Limited
AIRBUS A321	N188US	Mortgaged	Aviateur International Limited
AIRBUS A330	N670UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A330	N671UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A330	N672UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-1 EETC
AIRBUS A330	N673UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-1 EETC
AIRBUS A330	N674UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-1 EETC
AIRBUS A330	N675US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-1 EETC

Aircraft Type	FAA Reg. No.	Financing Type	Secured Party
AIRBUS A330	N676UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-1 EETC
AIRBUS A330	N677UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2001-1 EETC
AIRBUS A330	N678US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2001-1 EETC
AIRBUS A319	N718UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A319	N719US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A319	N720US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A319	N726US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A319	N727UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A319	N728UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A319	N729US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 1999 EETC
AIRBUS A319	N730US	Mortgaged	KFW BANK
AIRBUS A319	N732US	Mortgaged	KFW BANK
AIRBUS A319	N733UW	Mortgaged	KFW BANK
AIRBUS A319	N762US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A319	N763US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A319	N764US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A319	N765US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A319	N766US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A319	N767UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A319	N768US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A319	N769US	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
AIRBUS A319	N770UW	Mortgaged	State Street Bank and Trust Company of Connecticut, N.A. as Indenture Trustee, on behalf of the US Airways 2000-3 EETC
BOEING 737	N350US	Mortgaged	State Street Bank and Trust Company, as Indenture Trustee
BOEING 737	N573US	Mortgaged	State Street Bank and Trust Company, as Indenture Trustee

PLAN EXHIBIT L

SUMMARY OF SELECTED TERMS OF NEW EQUITY

CLASS A-1 WARRANTS

The Form of Class A-1 Warrant shall include the following terms:

(i)	The holders of Class A-1 Warrants shall each receive one (1) Class A Preferred Share for each Class A-1 Warrant received.

(ii)	Each Class A-1 Warrant shall only be exercisable, redeemable or transferable when delivered together with a Class A Preferred Share.

(iii)	The Class A-1 Warrants may be exercised at any time prior to the seventh (7th) anniversary of the Effective Date, in whole or in part, at the option of the holder of the Class A-1 Warrant.

(iv)
Each Class A-1 Warrant shall be exercisable into one (1) Class A Common Share upon tender of such Class A-1 Warrant, one (1) Class A Preferred Share and payment of an exercise price of $7.42 per Class A Common Share, which may be paid (w) in cash, (x) by delivery of Class B Preferred Shares (each valued at its Redemption Price (as defined in Exhibit E)), (y) by delivery of Class A-1 Warrants and for each Class A-1 Warrant so delivered, a Class A Preferred Share (collectively valued at the market value of the Class A Common Shares into which such Warrants are exercisable plus the nominal value of such Class A Preferred Shares less the exercise price of such Warrants) or (z) a combination of the foregoing.

(v)
In the event of a consolidation, merger or other business combination, recapitalization, stock split or similar occurrence involving the Company (and under other circumstances), which results in the holders of any class of stock of the Company receiving stock or securities of another company or a different number or type of shares or securities of the Company, all terms applicable to the Class A-1 Warrants will be adjusted to take into account the transaction.

(vi)	The terms of the Class A-1 Warrants will provide for customary anti-dilution protection.

(vii)
The Class A-1 Warrants may be transferred at any time and from time to time, in whole or in part, subject to applicable restrictions under U.S. securities laws; provided that a Class A Preferred Share is transferred with each Class A-1 Warrant.

CLASS A PREFERRED SHARES

The Certificate of Designation of Class A Preferred Shares shall include the following terms:

(i)	The nominal value of each Class A Preferred Share will be $0.0001.
(ii)	The Class A Preferred Shares will not pay dividends.
(iii)	Each Class A Preferred Share will have a liquidation preference of $0.0001.
(iv)
The Class A Preferred Shares will have a maturity of seven (7) years. Upon the maturity of the Class A Preferred Shares, the Company will be required to redeem each Class A Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(v)	Each Class A Preferred Share shall be entitled to one (1) vote on all matters put to the shareholders for a vote.
(vi)	The Class A Preferred Shares may not be transferred except in conjunction with a transfer of the same number of Class A-1 Warrants.

CLASS B PREFERRED SHARES

The Certificate of Designation of Class B Preferred Shares shall include the following terms:

(i)	The nominal value of each Class B Preferred Share will be $1,000.00.
(ii)
The Class B Preferred Shares will have a maturity of eight (8) years. Upon the maturity of the Class B Preferred Shares, the Company will be required to redeem each Class B Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value plus any accrued and unpaid dividends (the “Redemption Price”).

(iii)
From and after the Closing Date, the Company will pay cumulative dividends on the Class B Preferred Shares on a quarterly basis to the extent not prohibited under applicable law; provided; however, that to the extent the Company is so legally prohibited from paying any such dividends or any portion thereof, such unpaid dividends shall accrue and be paid immediately upon the removal of such legal prohibition and, in connection therewith, the Company shall take all action reasonably necessary to remove or diminish the scope of such legal prohibition, including, by way of example but not in limitation thereof, causing a revaluation of its assets. Dividends on the Class B Preferred Shares will be paid in cash at a rate of 8% per annum (each, a “Cash Dividend”).

(iv)
At any time following the third anniversary of the Closing Date, the Company may redeem for cash each Class B Preferred Share at a redemption price initially equal to 102.5% of the nominal value of such Class B Preferred Share, declining ratably to par following the seventh (7th) anniversary of the Closing Date, plus accrued and unpaid dividends.

(v)
In the event that the Company has not paid a Cash Dividend for five (5) consecutive quarters (a “Payment Default”), the holders of the Class B Preferred Shares shall have the special and exclusive class right to designate one (1) member of the Board for so long as such Payment Default is continuing. The Company shall take all necessary actions to effectuate such right, including by way of example and not limitation thereof, causing the size of the Board to be increased and/or facilitating the resignation of a director to create a vacancy for such new director; provided that upon payment of a Cash Dividend by the Company, such designee will resign from the Board.

(vi)	Each Class B Preferred Share will have one (1) vote on all matters put to the shareholders for a vote.

CLASS C PREFERRED SHARES

The Certificate of Designation of Class C Preferred Shares shall include the following terms:

(i)	The nominal value of each Class C Preferred Share will be $1.00.
(ii)	The Class C Preferred Shares will not pay dividends.
(iii)	Each Class C Preferred Share will have a liquidation preference of $1.00.
(iv)	There will be four series of Class C Preferred Shares.
(a)
The Series 1 Class C Preferred Share shall be issued to ALPA as the collective bargaining representative of the pilots employed by US Airways, Inc. pursuant to the collective bargaining agreement between ALPA and US Airways in effect as of the Effective Date (the “ALPA CBA”).

(b)
The Series 2 Class C Preferred Share shall be issued to employees (or a representative of such employees) who are subject to the collective bargaining agreement between the Debtors (as reorganized) and IAMAW in effect as of the Effective Date (the “IAMAW CBA”).

(c)
The Series 3 Class C Preferred Shares shall be issued to employees (or a representative of such employees) who are subject to new or amended collective bargaining agreements between the Debtors (as reorganized) and AFA and TWU in effect as of the Effective Date (the “AFA/TWU CBAs”).

(d)
The Series 4 Class C Preferred Share shall be issued to employees (or a representative of such employees) who are subject to the collective bargaining agreement between the Debtors (as reorganized) and CWA in effect as of the Effective Date (the “CWA CBA”).

(v)	Maturity.
(a)
The Series 1 Class C Preferred Share will have a maturity of no earlier than June 30, 2012. Upon the maturity of the Series 1 Class C Preferred Share, the Company will be required to redeem such Series 1 Class C Preferred Shares in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(b)
The Series 2 Class C Preferred Share will have a fixed maturity of June 30, 2012. Upon the maturity of the Series 2 Class C Preferred Share, the Company will be required to redeem such Series 2 Class C Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(c)
The Series 3 Class C Preferred Shares will have a fixed maturity of June 30, 2012. Upon the maturity of the Series 3 Class C Preferred Shares, the Company will be required to redeem such Series 3 Class C Preferred Shares in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(d)
The Series 4 Class C Preferred Share will have a fixed maturity of June 30, 2012. Upon the maturity of the Series 4 Class C Preferred Share, the Company will be required to redeem such Series 4 Class C Preferred Shares in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(vi)	Voting Rights.
(a)	The holders of the Series 1 Class C Preferred Share (voting as a separate series) shall be entitled to designate and to vote to elect the ALPA Director.
(b)	The holders of the Series 2 Class C Preferred Share (voting as a separate series) shall be entitled to designate and to vote to elect the IAMAW Director.
(c)	The holders of the Series 3 Class C Preferred Shares (voting as a separate series) shall be entitled to designate and to vote to elect the AFA/TWU Director.
(d)	The holders of the Series 4 Class C Preferred Shares (voting as a separate series) shall be entitled to designate and to vote to elect the CWA Director.
(e)
No amendment shall be made to the Certificate of Incorporation or By-Laws of the Company that would materially and adversely affect the rights of any Series of Class C Preferred Shares without the consent of the holder(s) of Class C Preferred Shares so affected.

PLAN EXHIBIT M-1

INVESTMENT AGREEMENT

INVESTMENT AGREEMENT

dated as of September 26, 2002

between

THE RETIREMENT SYSTEMS OF ALABAMA

and

US AIRWAYS GROUP, INC.

EXHIBIT A	Provisions of the Reorganized Company’s Certificate of Incorporation
EXHIBIT B	Form of Class A-1 Warrants
EXHIBIT C	Form of Class A-2 Warrants
EXHIBIT D	Certificate of Designation of Class A Preferred Shares
EXHIBIT E	Certificate of Designation of Class B Preferred Shares
EXHIBIT F	Certificate of Designation of Class C Preferred Shares
EXHIBIT G	Bidding Procedures Order
EXHIBIT H	Summary of Principal Terms of the Plan
EXHIBIT I	Official Committee of Unsecured Creditors Letter

Schedule 3.03	Approvals Required of the Companies in connection with the Transactions
Schedule 3.06(a)	Subsidiaries of the Companies

Schedule 3.06(b)	Equity Securities Beneficially Owned by the Companies; Obligations to Purchase Equity Securities
Schedule 3.07(a)	SEC Reports Not Filed
Schedule 3.10(a)	Owned Real Property or Leased Real Property with Defects in Title
Schedule 3.10(c)	Slots Held by the Companies
Schedule 3.10(d)(iii)	Intellectual Property Claims or Litigation
Schedule 3.10(d)(iv)	Third Party Rights under IP Agreements
Schedule 3.12(b)	Failures to Obtain or Comply with Regulatory Approvals
Schedule 3.13(a)	Tax Returns; Payment of Taxes; Material Tax Liabilities
Schedule 3.13(b)	Tax Audits or Investigations; Extensions
Schedule 3.13(d)	Failure to Withhold
Schedule 3.14(a)	Employee Plans; Contributions to Multi-Employer Plans; Other Obligations in respect of Employee Plans
Schedule 3.14(b)	Modification of Compensation or Employee Benefits
Schedule 3.14(d)	Compliance with ERISA
Schedule 3.14(e)	Non-qualified Employee Plans
Schedule 3.15(a)	Collective Bargaining Agreements & Labor Agreements;
Schedule 3.15(b)	Change of Control Provisions under Collective Bargaining Agreements
Schedule 3.16(a)	Employment & Similar Agreements
Schedule 3.16(c)	Change of Control Provisions
Schedule 3.17	Financial Advisors and Brokers
Schedule 3.18	Description of Insurance; Insurance Policies Expiring prior to
Schedule 3.19	Failure to Comply with Environmental Laws
Schedule 4.03	Approvals Required by the Investor in connection with the Transactions
Schedule 8.01(p)	Operational and Financial Benchmarks

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (together with all exhibits and schedules hereto and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Agreement”), dated as of September 26, 2002, by and between The Retirement Systems of Alabama (the “Investor”), and US Airways Group, Inc., a Delaware corporation, and its successors (including, as the context may require, on or after the Effective Date, as reorganized pursuant to the Bankruptcy Code) (the “Company”).

W I T N E S S E T H:

WHEREAS, on August 11, 2002, the Company and certain of its Subsidiaries (the “Debtor Subsidiaries” and, together with the Company, the “Debtors”) filed voluntary petitions (the “Cases”) for protection under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division (the “Bankruptcy Court”) to enable the Debtors to be restructured pursuant to one or more plans of reorganization (collectively, the “Plan”);

WHEREAS, the Debtors have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, pursuant to the Plan, the reorganized Company intends to cancel the existing outstanding Equity Securities of the Company upon the Effective Date and issue (i) fifty-one million one hundred thousand (51,100,000) Class A common shares of the Company, having the terms set forth in Exhibit A attached hereto (the “Class A Common Shares”), (ii) five million (5,000,000) Class B common shares of the Company, having the terms set forth in Exhibit A attached hereto (the “Class B Common Shares”), (iii) twenty million two hundred fifty thousand (20,250,000) warrants, exercisable into Class A Common Shares of the Company, having the terms set forth in Exhibit B attached hereto (the “Class A-1 Warrants”), (iv) four million (4,000,000) warrants, exercisable into Class A Common Shares of the Company, having the terms set forth in Exhibit C attached hereto (the “Class A-2 Warrants”), (v) twenty-four million two hundred fifty thousand (24,250,000) non-convertible Class A preferred shares of the Company, having the terms set forth in Exhibit D attached hereto (the “Class A Preferred Shares”), (vi) fifty million (50,000,000) non-convertible, redeemable Class B preferred shares of the Company, having the terms set forth in Exhibit E attached hereto (the “Class B Preferred Shares”) and (vii) at the option of the Company, up to three (3) non-convertible Class C preferred shares of the Company, which shall be issued in up to three series, having the terms set forth in Exhibit F attached hereto (the “Class C Preferred Shares”);

WHEREAS, simultaneously with the consummation of the Plan, the Investor intends to purchase from the reorganized Company, and the reorganized Company intends to issue and sell to the Investor, subject to the terms and conditions contained herein, (i) twenty million (20,000,000) Class A Common Shares, (ii) five million (5,000,000) Class B Common Shares, (iii) five million (5,000,000) Class A-1 Warrants and (iv) five million (5,000,000) Class A Preferred Shares (such transactions collectively, the “Investment”) in exchange for the Investment Price;

WHEREAS, the parties intend that the transactions contemplated hereby will be implemented by, and take effect subject to the occurrence of the Effective Date simultaneously with the consummation of, the Plan; and

WHEREAS, the Company and the Investor desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated herein;

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows, in the case of the Company, subject to Bankruptcy Court approval of this Investment Agreement:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect as on the date hereof.

“Agreement” has the meaning set forth in the preamble hereto.

“AFA” means the Association of Flight Attendants.

“ALPA” has the meaning set forth in Section 5.01(b) hereof.

“ALPA Director” has the meaning set forth in Section 5.01(b) hereof.

“Alternative Transaction” means a transaction pursuant to which the control of the Business is sold, merged, combined, consolidated or otherwise disposed of in a single transaction or a series of Related Transactions either pursuant to 11 U.S.C. Section 363 or pursuant to a Chapter 11 plan of reorganization.

“Approvals” has the meaning set forth in Section 8.01(d) hereof.

“ATSB Loan” has the meaning set forth in the definition of “Constituents” herein.

“Bankruptcy Code” has the meaning set forth in the recitals hereto.

“Bankruptcy Court” has the meaning set forth in the recitals hereto.

“Beneficial Ownership” with respect to any securities has the meaning set forth in Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a Person shall be deemed to have Beneficial Ownership of all such securities that such Person has the right to acquire whether such right is exercisable immediately or after the passage of time. The term “Beneficially Own” has a correlative meaning.

“Bidding Procedures Order” means the order entered by the Bankruptcy Court establishing the procedures relating to the solicitation, submission, acceptance and approval of bids to acquire or invest in the reorganized Company.

“Board” means the board of directors of the Company (including, with respect to periods following the Effective Date, the reorganized Company).

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions of the State of New York are authorized by law or executive order to close.

“Business” means one or more of the businesses of the Debtors, or portions thereof that, together, accounted for at least seventy-five percent (75%) of the aggregate revenue of the Debtors (determined in accordance with GAAP, consistently applied) during the four (4) fiscal quarters immediately preceding the effective date or the closing date of the plan, sale or other transaction of the type that would qualify as an Alternative Transaction.

“By-Laws” means the by-laws of the Company, as amended from time to time (including, with respect to periods following the Effective Date, the by-laws of the reorganized Company).

“Cases” has the meaning set forth in the recitals hereto.

“Cash Equivalents” means any of the following types of investments, to the extent owned by any of the Companies free and clear of all Liens:

(i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency or instrumentality of the United States government, the obligations of which are backed by the full faith and credit of the United States government, in each case maturing no more than 180 days after such date; (ii) commercial paper issued by domestic corporations or institutions, states or municipalities maturing no more than 180 days after such date if such commercial paper, at the time of the acquisition thereof, has a rating of at least A-1 from Standard & Poor’s or at least P-1 from Moody’s; (iii) time deposits, certificates of deposit or bankers’ acceptances maturing no more than 180 days after such date and issued or accepted by any lender or by any commercial bank organized under the Laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has net assets of not less than $1,000,000,000 and that has a rating of at least AA from Standard & Poor’s or at least Aa2 from Moody’s; (iv) shares of any money market mutual fund registered with the SEC under Rule 2a-7 that guarantees 100% same day liquidity and has net assets not less than $1,000,000,000; (v) marketable medium term notes maturing no more than 90 days after such date that, at the time of the acquisition thereof, have a rating of at least A- from Standard & Poor’s or at least A3 from Moody’s; (vi) corporate bonds maturing no more than 90 days after such date that, at the time of the acquisition thereof, have a rating of at least A- from Standard & Poor’s or at least A3 from Moody’s; and (vii) asset-backed securities maturing no more than 90 days after such date and issued by an originator that has a rating of at least A from Standard & Poor’s or A2 from Moody’s; provided, however, that in the case of Cash Equivalents set forth in clauses (ii) through (vii) above, such Cash

Equivalents shall not have a yield of more than the yield on treasury securities with a maturity comparable to such Cash Equivalents plus 1.50% per annum.

“CEO” has the meaning set forth in Section 5.01(b) hereof.

“CERCLA” has the meaning set forth in the definition of “Environmental Laws” herein.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended from time to time, including any certificate of designation relating to any Equity Securities of the Company (including, in each case, with respect to periods following the Effective Date, of the reorganized Company).

“Chapter 11” means Chapter 11 of the Bankruptcy Code.

“Class A Common Shares” has the meaning set forth in the recitals hereto.

“Class A Preferred Shares” has the meaning set forth in the recitals hereto.

“Class A-1 Warrants” has the meaning set forth in the recitals hereto.

“Class A-2 Warrants” has the meaning set forth in the recitals hereto.

“Class B Common Shares” has the meaning set forth in the recitals hereto.

“Class B Preferred Shares” has the meaning set forth in the recitals hereto.

“Class C Preferred Shares” has the meaning set forth in the recitals hereto.

“Closing” means the closing of the sale and purchase of the Common Stock, Class A-1 Warrants and Class A Preferred Shares pursuant to Section 2.01 hereof.

“Closing Date” has the meaning set forth in Section 2.02(a) hereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Common Stock” means the Class A Common Shares together with the Class B Common Shares.

“Companies” means the Company, together with its Subsidiaries.

“Company” has the meaning set forth in the preamble hereto.

“Company Forecast” has the meaning set forth in Schedule 8.01(p) hereof.

“Confirmation Order” has the meaning set forth in the definition of “Effective Date” herein.

“Constituents” means (i) the employees of the Debtors that are subject to collective bargaining agreements that have been, or will be, amended and assumed in connection with the consummation of the Plan, (ii) the Air Transportation Stabilization Board, as guarantor, and other participants, lenders and counter-guarantors in the $1 billion loan to the Company to be provided as exit financing upon consummation of the Plan (the “ATSB Loan”), (iii) entities providing aircraft financing pursuant to, or as contemplated by, the Plan and (iv) the holders of other allowed claims against the Debtors.

“Contests” has the meaning set forth in Section 7.06 hereof.

“Contractual Obligation” means, as to any Person, any obligation arising out of any indenture, mortgage, deed of trust, contract, agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound (including, without limitation, any debt security issued by such Person).

“Creditors’ Committee” has the meaning set forth in Section 5.01(b) hereof.

“Creditors’ Committee Director” has the meaning set forth in Section 5.01(b) hereof.

“Debtors” has the meaning set forth in the recitals hereto.

“Debtor Subsidiaries” has the meaning set forth in the recitals hereto.

“DIP Credit Agreement” means the Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of September 26, 2002, among the Debtors, The Retirement Systems of Alabama and the other Lenders and agents from time to time party thereto, as amended, supplemented, modified or any substitutions therefor.

“DIP Facilities” means the Company’s debtor-in-possession term loan facility, revolving credit facility and/or letter of credit facility provided under the DIP Credit Agreement, as the same may exist from time to time while the Cases are pending.

“Disclosure Statement” means a disclosure statement with respect to the Plan.

“Effective Date” means the effective date of the Plan; provided that, unless the Investor agrees otherwise, in no event shall the Effective Date occur (a) earlier than 11 days after the Bankruptcy Court approves and enters the order confirming the Plan (the “Confirmation Order”), (b) before all Approvals are obtained and have become final (provided that, if an appeal of such Approval is pending and such appeal has a significant possibility of being resolved adversely to the Company in a manner that would reasonably be expected to have a Material Adverse Effect, this clause (b) shall be deemed not to be satisfied) and (c) before all applicable waiting periods imposed by Law in connection with the transactions contemplated by the Transaction Documents have expired or have been terminated.

“Employee Plans” has the meaning set forth in Section 3.14(a) hereof.

“Employment Agreement” means any employment, consulting, retention, change in control or severance agreement or other similar arrangement between any of the Companies, on the one hand, and any Representative thereof, on the other.

“Environmental Laws” means any federal, state or local law, statute, ordinance, order, decree, rule, regulation or permit or other binding determination of any Governmental Entity relating to, or otherwise imposing standards of conduct or liability with respect to (i) actual or threatened releases, discharges, emissions, spills, leaks, migrations, injections or disposals to air, water, land or groundwater of any Hazardous Material; (ii) the use, handling, storage, treatment, management, transportation or disposal of any Hazardous Material, including but not limited to, polychlorinated byphenyls, asbestos or urea formaldehyde; (iii) exposure to any Hazardous Material or any other toxic, hazardous or controlled, prohibited or regulated substances; or (iv) the investigation, remediation, removal, cleanup or compensation for any conditions resulting from the presence of any Hazardous Materials in air, water, land or groundwater. Environmental Laws shall include, but shall not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. (“CERCLA”), the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq. (“RCRA”), the Toxic Substances Control Act, 15 U.S.C. 2601, et seq. (“TSCA”), the Occupational, Safety and Health Act, 29 U.S.C. 651, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. 300f, et seq., the Hazardous Materials Transportation act, 49 U.S.C. 1802 et seq. (“HMTA”), the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. 2601 et seq., and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001 et seq. (“EPCRA”), and other comparable state and local laws and all rules and regulations promulgated pursuant thereto or published thereunder.

“EPCRA” has the meaning set forth in the definition of “Environmental Laws” herein.

“Equity Securities” shall mean (i) capital stock of, or other equity interests in, any Person, (ii) securities convertible into or exchangeable for shares of capital stock, voting securities or other equity interests in such Person or (iii) options, warrants or other rights to acquire the securities described in clauses (i) and (ii), whether fixed or contingent, matured or unmatured, contractual, legal, equitable or otherwise.

“ERISA” means the Employee Retirement Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expenses” has the meaning set forth in Section 10.01(a) hereof.

“FAA” means Federal Aviation Administration.

“GAAP” means U.S. generally accepted accounting principles as in effect at the relevant time or for the relevant period.

“Governmental Entity” means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local or foreign.

“Hazardous Materials” shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance that is defined, determined or identified as hazardous or toxic under Environmental Laws or the release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes: “hazardous substances” as defined in CERCLA; “extremely hazardous substances” as defined in EPCRA; “hazardous waste” as defined in RCRA; “hazardous materials” as defined in HMTA; “chemical substance or mixture” as defined in TSCA; crude oil, petroleum or petroleum-derived products or wastes or any fraction thereof; radioactive materials including source, byproduct or special nuclear materials; polychlorinated biphenyls, dioxins, asbestos or asbestos-containing materials; chlorinated fluorocarbons; and radon.

“HMTA” has the meaning set forth in the definition of “Environmental Laws” herein.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

“IAMAW” has the meaning set forth in Section 5.01(b) hereof.

“IAMAW Director” has the meaning set forth in Section 5.01(b) hereof.

“Indemnified Parties” has the meaning set forth in Section 10.04(a) hereof.

“Indemnity Claim” has the meaning set forth in Section 10.04(b) hereof.

“Independent Directors” has the meaning set forth in Section 5.01(b) hereof.

“Intellectual Property” means all intellectual property rights including, but not limited to, patents, patent rights, trade secrets, know-how, trademarks, service marks, trade names, copyrights, licenses and proprietary processes and formulae.

“Investor” has the meaning set forth in the preamble hereto.

“Investor Director” has the meaning set forth in Section 5.01(b) hereof.

“Investment” has the meaning set forth in the recitals hereto.

“Investment Price” has the meaning set forth in Section 2.01 hereof.

“IP Agreements” has the meaning set forth in Section 3.10(d) hereof.

“Labor Director” has the meaning set forth in Section 5.01(b) hereof.

“Law” means any law, treaty, statute, ordinance, code, rule or regulation of a Governmental Entity or judgment, decree, order, writ, award, injunction or determination of an arbitrator or court or other Governmental Entity.

“Leased Real Property” means the real property leased by any of the Companies, as tenants, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property leased by any of the Companies attached or appurtenant to such real property and all easements, licenses, rights and appurtenances relating to the foregoing.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever intended for security (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Losses” has the meaning set forth in Section 10.04(a) hereof.

“Material Adverse Effect” means a material adverse effect on (i) the business, condition or prospects (financial or otherwise) of the Companies, taken as whole (other than those which customarily occur as a result of events leading up to and following the commencement of a case under Chapter 11) or (ii) the ability of the Debtors, as applicable, to consummate the transactions contemplated by the Transaction Documents or to perform their obligations thereunder; provided that deferrals of payments to aircraft lessors and lenders with respect to grounded aircraft and other aircraft in the Companies’ fleet (and any associated ratings down grade) shall not, in and of themselves, give rise to a Material Adverse Effect.

“MidAtlantic” has the meaning set forth in Section 3.01 hereof.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Outstanding Amount” means the then-current balance of the debt obligation owed to the Investor in respect of its participation in or guaranty of the DIP Facilities plus actual out-of-pocket expenses incurred by the Investor in connection therewith that have not been advanced or reimbursed by the Companies, it being understood that, with respect to any participation by the Investor in the DIP Facilities in the form of a guarantee, that only amounts that have actually been advanced by the Investor to the applicable guaranteed lender and not repaid shall count towards the Outstanding Amount.

“Owned Real Property” means the real property owned by any of the Companies, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Person” means any individual, corporation, company, association, partnership, limited liability company, joint venture, trust, unincorporated organization, or Governmental Entity.

“Plan” has the meaning set forth in the recitals hereto.

“Policies” has the meaning set forth in Section 3.18 hereof.

“Postpetition”, when used with respect to any agreement, instrument or any obligation arising thereunder, any claim or proceeding or any other matter, means an agreement or instrument that was first entered into or first became effective, an obligation, claim or proceeding that first arose or was first instituted, or another matter that first occurred, after the commencement of the Cases.

“Proceeding” has the meaning set forth in Section 3.11 hereof.

“RCRA” has the meaning set forth in the definition of “Environmental Laws” herein.

“Registration Rights Agreement” has the meaning set forth in Section 7.03 hereof.

“Regulatory Approvals” means, to the extent necessary in connection with the consummation of the transactions contemplated by the Transaction Documents, any and all certificates, permits, licenses, franchises, concessions, grants, consents, approvals, orders, registrations, authorizations, waivers, variances or clearances from, or filings or registrations with, Governmental Entities (and shall not include waiting periods under the HSR Act or otherwise imposed by Law).

“Related Transactions” means a series of transactions that are in fact related and are consummated within a nine (9) month period, which period shall be measured from the time of the consummation of the first transaction in such series; provided that such series consists of one principal transaction and the other transactions are necessary or desirable to implement or consummate the principal transaction.

“Representatives” means, with respect to any Person, such Person’s officers, directors, employees, agents, attorneys, accountants, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such a Person.

“Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed in the Cases by the Debtors.

“Seabury” has the meaning set forth in Section 3.17 hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.07(a) hereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series 1 Class C Preferred Shares” means the Class C Preferred Shares to be issued, as of the Effective Date, to or for the benefit of employees of the Debtors that are subject to the collective bargaining agreement between any Debtor and ALPA.

“Series 2 Class C Preferred Shares” means the Class C Preferred Shares to be issued, as of the Effective Date, to or for the benefit of employees of the Debtors that are subject to the collective bargaining agreement between any Debtor and IAMAW.

“Series 3 Class C Preferred Shares” means the Class C Preferred Shares to be issued, as of the Effective Date, to or for the benefit of employees of the Debtors that are subject to new or amended collective bargaining agreements between any Debtor and a labor union (other than ALPA and IAMAW).

“Slot” means the right and operational authority held by any of the Companies granted by the FAA pursuant to Title 14 to conduct one Instrument Flight Rules (as defined under the federal aviation regulations) landing or takeoff operation in a specified time period at LaGuardia Airport, John F. Kennedy International Airport and Ronald Reagan Washington National Airport.

“Standard & Poor’s” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Subsidiary” means as to any Person, any other Person of which more than fifty percent (50%) of the shares of the voting stock or other voting interests are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

“Subsequent Reports” has the meaning set forth in Section 7.02(a) hereof.

“Tax” means all taxes, including any interest, liabilities, fines, penalties or additions to tax that may become payable in respect thereof, imposed by any Governmental Entity, which taxes shall include, without limiting the generality of the foregoing, income taxes (including, but not limited to, U.S. federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross or net receipts taxes, occupation taxes, real and personal property taxes, ad valorem taxes, stamp taxes, transfer taxes, capital taxes, import duties, withholding taxes, workers’ compensation, and other obligations of the same or of a similar nature whether arising before, on or after the Closing Date.

“Tax Returns” has the meaning set forth in Section 3.13(a) hereof.

“Title 14” means Title 14 of the United States Code, as amended and in effect from time to time, and the regulations promulgated pursuant thereunder.

“Title 49” means Title 49 of the Code of Federal Regulations, as amended and in effect from time to time.

“Transaction Documents” has the meaning set forth in Section 3.02 hereof.

“TWU” means Transport Workers Union.

“TSCA” has the meaning set forth in the definition of “Environmental Laws” herein.

“US Airways” has the meaning set forth in Section 3.01 hereof.

“Warrants” means the Class A-1 Warrants together with the Class A-2 Warrants.

“Winning Plan Sponsor” means the Person who makes the highest and best investment proposal, as determined in accordance with the Bidding Procedures Order.

ARTICLE II

ISSUANCE AND PURCHASE OF COMMON STOCK, WARRANTS AND

CLASS A PREFERRED SHARES

SECTION 2.01 Issuance and Purchase of Common Stock, Warrants and Class A Preferred Shares.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties hereinafter set forth, at the Closing, the reorganized Company will issue, sell and deliver to the Investor, and the Investor will purchase from the reorganized Company, (i) twenty million (20,000,000) Class A Common Shares, (ii) five million (5,000,000) Class B Common Shares, (iii) five million (5,000,000) Class A-1 Warrants and (iv) five million (5,000,000) Class A Preferred Shares, in each case, free and clear of all Liens, for an aggregate purchase price of two hundred forty million dollars ($240,000,000) (the “Investment Price”).

(b) Notwithstanding the foregoing, (i) should each of them so determine, the Investor and the Company may, by mutual agreement, modify the foregoing structure in a manner consistent with the contemplated economic consequences to the Company and the Investor in order to enable the reorganized Company to more fully utilize the Company’s existing tax attributes and (ii) the Investor may, in its sole discretion, elect to (A) be issued any combination of Class A Common Shares and Class B Common Shares, provided that the total number such of shares of Common Stock to be issued to the Investor hereunder shall not exceed twenty-five million (25,000,000) (excluding any shares to be acquired pursuant the exercise of Class A-1 Warrants) and the number of Class B Common Shares to be issued to the Investor shall not exceed five million (5,000,000), (B) delay the issuance and its receipt of all or any portion of the Class A Common Shares or the Class B Common Shares until the Class A Common Shares and Class A Preferred Shares are distributed to certain of the Constituents.

SECTION 2.02 Closing. (a) Subject to the satisfaction or, if permissible, waiver of the conditions set forth in Sections 8.01 and 8.02 hereof (other than the conditions set forth in Sections 8.01(b), 8.01(h), 8.01(k), 8.01(m), 8.01(r), 8.02(e) and 8.02(f) hereof, which conditions may be satisfied either prior to, or simultaneously with, the Closing), the Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, at 10:00 a.m., New York City time, on the third Business Day following satisfaction or, if permissible, waiver, of the conditions set forth in Sections 8.01 and 8.02 hereof (other than the conditions set forth in Sections 8.01(b), 8.01(h), 8.01(k), 8.01(m), 8.01(r), 8.02(e) and 8.02(f) hereof, which conditions may be satisfied either prior to, or simultaneously with, the Closing), or at such other time and place as the parties may agree (the date on which the Closing occurs, the “Closing Date”); provided that the parties shall use commercially reasonable efforts to have the Closing take place on the Effective Date.

(b) At the Closing, (i) the reorganized Company shall deliver to the Investor certificates representing the shares of Common Stock, Class A-1 Warrants and Class A Preferred Shares to be purchased by, and sold to, the Investor pursuant to Section 2.01 hereof (registered in the names and in the denominations designated by the Investor at least two Business Days prior to the Closing Date), together with the other documents, certificates and opinions to be delivered pursuant to Section 8.01 hereof, and (ii) the Investor, in full payment for the shares of Common Stock, Class A-1 Warrants and Class A Preferred Shares to be purchased by, and sold to, the Investor pursuant to Section 2.01 hereof, shall pay to the reorganized Company as provided in Section 2.01 hereof, an aggregate amount equal to (x) the Investment Price minus (y) any amounts due as of the Closing Date to the Investor pursuant to Section 10.01 hereof to the extent the Investor provides invoices and supporting documentation for such expenses (it being understood that the Investor shall continue to be entitled to seek reimbursement for amounts becoming due from and after the Closing to the extent properly reimbursable pursuant to Section 10.01 hereof) minus (z) the Outstanding Amount (such payment to be made in immediately available funds by wire transfer to the account designated by the Company, or by such other means as may be agreed between the parties hereto), and shall deliver the certificate required pursuant to Section 8.02(a) hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to, and agrees with, the Investor as follows:

SECTION 3.01 Corporate Organization and Qualification. Each of the Companies (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate power and authority to own or lease its assets and carry on its business, (c) has all requisite governmental licenses, authorizations, consents and approvals to own or lease its assets and carry on its business and (d) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company has made available to the Investor a complete and correct copy of the certificate of incorporation and the by-laws or comparable governing instruments of the Company and each of its Subsidiaries, each as amended to date and each of which as so delivered is in full force and effect. Subject to Section 10.12 hereof, each of US Airways, Inc. (“US Airways”), MidAtlantic Airways, Inc. (“MidAtlantic”), Allegheny Airlines, Inc., PSA Airlines, Inc. and Piedmont Airlines, Inc. is an “air carrier” within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49 or a commuter air carrier authorization. Each such Person holds air carrier operating certificates issued pursuant to Chapter 447 of Title 49. Each of the Companies that is an “air carrier” is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49. Subject to Section 10.12, each of the Companies that is an “air carrier” possesses all necessary certificates, franchises, licenses, permits, rights, authorizations and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted.

SECTION 3.02 Authorization; No Contravention. Subject and after giving effect to any required approvals of the Bankruptcy Court (including, without limitation, to the extent applicable, the Confirmation Order) and the Plan, the execution, delivery and/or performance of obligations under this Agreement, the Plan, the Bidding Procedures Order, the Confirmation Order, the Registration Rights Agreement, the Equity Securities and all other documents necessary to consummate the transactions and arrangements contemplated hereby (collectively, the “Transaction Documents”), to the extent that such documents have been delivered as of such date, by the Company, and any Debtor Subsidiary that is a party thereto, as applicable, and the consummation of the transactions contemplated by the Transaction Documents in accordance with the terms and conditions of such documents, are within the Company’s (including, as applicable, the reorganized Company’s), and, with respect to any such Debtor Subsidiary (including, as applicable, any Debtor Subsidiary as reorganized pursuant to the Plan) that is a party thereto, such Debtor Subsidiary’s, corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not and will not (i) contravene the terms of any certificate of incorporation or by-laws or comparable governing instruments of any of the Companies assuming such instruments will be, or have been, as applicable, amended as of the Effective Date, including as set forth in Exhibit A attached hereto, (ii) conflict with or result in the breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any Postpetition Contractual Obligation or contracts assumed in connection with the consummation of the Plan to which any of the Companies is a party or affecting any of the Companies or the properties of any of the Companies that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (y) any order, injunction, writ or decree of any Governmental Entity or any arbitral award to which any of the Companies or its property is subject, (iii) give rise to any preemptive rights, rights of first refusal or other similar rights on behalf of any Person under any applicable Law or any provision of any certificate of incorporation or by-laws or any agreement or instrument applicable to any of the Companies or (iv) violate any Law. Each Transaction Document when delivered will constitute, subject, in the case of the Debtors, to approval by the Bankruptcy Court, a legal, valid and binding obligation of the Companies that are parties thereto, enforceable against each of such Companies in accordance with its terms. The Board has approved the entry by the Company into this Agreement and the other Transaction Documents and has approved the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

SECTION 3.03 Consents; No Conflicts. No Approval (other than approval by the Bankruptcy Court) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any of the Companies of this Agreement or any other Transaction Document, or for the consummation of the transactions contemplated hereby and thereby, except for such Approvals listed on Schedule 3.03 hereto or that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all of which have been duly obtained, taken, given or made and are in full force and effect, except as indicated on Schedule 3.03 hereto or for Approvals that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.04 Bankruptcy Court Orders. The Debtors have complied with the terms of all orders of the Bankruptcy Court in respect of the Investment, this Agreement and the Bidding Procedures Order, except to the extent that any such failure to comply can be shown by the Debtors not to be material to the Company or to the Investor.

SECTION 3.05 Capitalization; Securities. Upon the Closing and after giving effect to the Confirmation Order, the Plan and the Investment, the authorized capital stock of the reorganized Company shall consist solely of (i) two hundred million (200,000,000) Class A Common Shares, the principal terms of which are set forth in Exhibit A attached hereto, (ii) five million (5,000,000) Class B Common Shares, the principal terms of which are set forth in Exhibit A attached hereto, (iii) twenty million two hundred fifty thousand (20,250,000) Class A-1 Warrants, the principal terms of which are set forth in Exhibit B attached hereto, (iv) four million (4,000,000) Class A-2 Warrants, the principal terms of which are set forth in Exhibit C attached hereto, (v) twenty-four million two hundred fifty thousand (24,250,000) Class A Preferred Shares, the principal terms of which are set forth in Exhibit D attached hereto, (vi) eighty-five million (85,000,000) Class B Preferred Shares, the principal terms of which are set forth in Exhibit E attached hereto and (vii) at the option of the Company, up to three (3) Class C Preferred Shares, issuable in up to three (3) series, the principal terms of which are set forth in Exhibit F attached hereto, which, in each case, will be authorized and issued or reserved for issuance. Upon the Closing (prior to giving effect to the Investment) there shall not be outstanding any (A) Class A Common Shares, other than (x) up to twenty-seven million three hundred fifty thousand (27,350,000) Class A Common Shares to be issued by the Company to or for the benefit of the Constituents upon the Effective Date and (y) up to three million seven hundred fifty thousand (3,750,000) Class A Common Shares to be issued by the Company to members of management of the Company upon the Effective Date; (B) Class B Common Shares, (C) Class A-1 Warrants, other than (x) up to eleven million five hundred thousand (11,500,000) Class A-1 Warrants to be issued to or for the benefit of the Constituents upon the Effective Date and (y) up to three million seven hundred fifty thousand (3,750,000) Class A-1 Warrants to be issued by the Company to members of management of the Company upon the Effective Date; provided, that the Company may elect to have comparable options issued in place of Class A-1 Warrants described in this subsection and this Agreement shall be deemed to be amended to reflect such issuance, (D) Class A Preferred Shares other than (x) up to fifteen million five hundred thousand (15,500,000) Class A Preferred Shares to be issued to or for the benefit of the Constituents upon the Effective Date and (y) up to three million seven hundred fifty thousand

(3,750,000) Class A Preferred Shares to be issued to members of management of the Company upon the Effective Date and (E) Class B Preferred Shares, other than up to fifty million (50,000,000) Class B Preferred Shares to be issued to or for the benefit of the Constituents upon the Effective Date. Upon the Effective Date, all authorized Class A-2 Warrants and Class C Preferred Shares shall have been issued to or for the benefit of the Constituents. Upon the Closing Date, all of such outstanding securities, including, without limitation, the Equity Securities to be issued and delivered to the Investor pursuant to the terms hereof, shall have been duly authorized and validly issued, fully paid, nonassessable and not subject to preemptive or similar rights of third parties or reserved for issuance in accordance with the terms of the Plan and Confirmation Order. The Class A Common Shares issuable upon the exercise of the Warrants, when issued and delivered to the Warrant holders, shall have been duly authorized and be validly issued, fully paid, nonassessable and not subject to preemptive or similar rights of third parties. Upon the Closing and after giving effect to the Confirmation Order and the Plan, (i) there shall be no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, options, transfer restrictions or other agreements, instruments or understandings (whether oral, formal or informal) with respect to the voting, transfer or disposition of capital stock of the Company or any Subsidiary to which the Company or any Subsidiary is a party or by which it is bound, or, to the knowledge of the Company, among or between any persons other than the Company or any Subsidiary (as the case may be), and (ii) except as set forth herein, there shall be no options, warrants, rights, calls, commitments or agreements of any character to which the Company or any Subsidiary is a party, or by which the Company or any Subsidiary is bound, calling for the issuance of shares of capital stock or other equity securities of the Company or any Subsidiary or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock or other equity securities, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any Subsidiary or any such other securities. The rights, preferences and privileges of the capital stock of the Company shall be as set forth in the Certificate of Incorporation (including any Certificates of Designation, as applicable) of the Company, as amended pursuant to the Plan and in effect upon the Closing.

SECTION 3.06 Subsidiaries; Equity Investments. (a) As of the Closing Date and after giving effect to the Plan and Confirmation Order, each of the Companies will have no Subsidiaries other than those specifically disclosed in Schedule 3.06(a) and all of the capital stock of, or other equity interests in, each Subsidiary will have been validly issued, will be fully paid and non-assessable and will be owned by the reorganized Company, directly or indirectly in the amounts specified in Schedule 3.06(a), free and clear of all Liens and free of any other restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interest other than those arising under applicable Law). As of the Closing Date, there shall not be any outstanding obligations of the reorganized Company or any Subsidiary to issue, repurchase, redeem or otherwise acquire any Equity Securities of a Subsidiary.

(b) Schedule 3.06(b) hereto is a complete and accurate list of the Equity Securities, and any other equity interest, equity investment or other ownership interest in any other Person, Beneficially Owned by any of the Companies, other than Cash Equivalents and the Equity Securities of the Subsidiaries disclosed in Schedule 3.06(a). None of the Companies has any equity investments in any other corporation or entity other than those specifically disclosed in Schedule 3.06(a) or Schedule 3.06(b). Other than as set forth on Schedule 3.06(b) hereto, as of the date hereof, none of the Companies is obligated, pursuant to any agreement or instrument applicable to the Company or such Subsidiary, to purchase any Equity Securities of, or make any other equity investment in, any Person.

SECTION 3.07 Company Reports; Financial Statements. (a) Except as set forth on Schedule 3.07(a) hereto, the Company has made available (including by filing publicly by EDGAR with the SEC) to the Investor a true and complete copy of (i) the Annual Report on Form 10-K of each of the Company and, if applicable, US Airways for each of the fiscal years ended December 31, 2001, 2000, 1999, 1998 and 1997; (ii) the Quarterly Report on Form 10-Q of each of the Company and US Airways for each of the periods ended March 31, 2002 and June 30, 2002; and (iii) each registration statement, report on Form 8-K, proxy statement, information statement or other report or statement required to be filed by the Company or US Airways with the SEC since December 31, 1997 and prior to the date hereof, in each case, in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the “SEC Reports”). As of their respective dates, the SEC Reports (i) were timely filed with the SEC; (ii) complied, in all material respects, with the applicable requirements of the Exchange Act and the Securities Act; (iii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iv) presented fairly, in each case in accordance with GAAP applied on a consistent basis throughout the periods covered (except as stated therein or in the notes thereto), the financial position and results of operations of the entity to which such report applies as of the date and for the period set forth therein. Other than the SEC Reports, neither the Company nor US Airways has filed or been required to file any other reports or statements with the SEC since December 31, 1997.

(b) Each of the consolidated balance sheets (including the related notes and schedules) included in or incorporated by reference into the SEC Reports fairly presents, in all material respects, the consolidated financial position of the entities to which it applies as of the date thereof; and each of the consolidated statements of income (or statements of results of operations), stockholders’ equity and cash flows (including the related notes and schedules) included in or incorporated by reference into the SEC Reports fairly presents, in all material respects, the results of operations, retained earnings and cash flows, as the case may be, of the entities to which it applies (on a consolidated basis) for the periods or as of the dates, as the case may be, set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods covered (except as stated therein or in the notes thereto) and in compliance with the rules and regulations of the SEC.

(c) Except as disclosed in the SEC Reports, there were no material liabilities or obligations of any nature of the Companies required under GAAP or the rules and regulations of the SEC to be disclosed as of the date of such SEC Reports. Since the date of the most recently filed SEC Report, except as disclosed in this Agreement or the SEC Reports, the Companies have not incurred any material liabilities or obligations other than those incurred in the ordinary course of such company’s business and other than in connection with the DIP Facilities.

SECTION 3.08 Information Provided. All representations and warranties made by the Company in this Agreement, and all written statements, memoranda, exhibits, documents, certificates, schedules or other written information provided by or on behalf of the Companies to the Investor or any of its Representatives in connection with the transactions contemplated hereby or by the Transaction Documents, when considered as a whole, are true and correct in all material respects and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which they were made. To the extent that any such information contained projections, such projections were prepared in good faith on the basis of (i) assumptions, methods and tests that are consistent with the Company’s past practices and are believed by the Company to be reasonable and (ii) information believed by the Company to have been accurate based upon information available to the Company at the time such projections were furnished to the Investor.

SECTION 3.09 Absence of Certain Changes or Events. Except for the filing of the Cases, the transactions contemplated by the Transaction Documents or as otherwise disclosed in the SEC Reports or this Agreement, (i) the Companies, taken as a whole, have in all material respects conducted their respective businesses in the ordinary course of business since December 31, 2001, and (ii) the Companies have not taken any actions, and no events have occurred since December 31, 2001, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 3.10 Property. (a) Except as set forth on Schedule 3.10(a), the Company and each of its Subsidiaries has good record and marketable title in fee simple to all Owned Real Property and valid leasehold or subleasehold interests in all Leased Real Property, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the SEC Reports or permitted under the DIP Credit Agreement, the Owned Real Property and the leasehold or subleasehold interests in the Leased Real Property are subject to no material Liens.

(b) The Company and each of its Subsidiaries has good title to all tangible personal property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Set forth on Schedule 3.10(c) hereto is a complete and accurate list of all Slots owned by any of the Companies on the date hereof.

(d) (i) Each of the Companies owns all right, title and interest in and to, or possesses the rights to use all Intellectual Property that is used or reasonably necessary for the conduct of its business, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) To the knowledge of the Company, the operation of the Companies’ respective businesses as currently conducted, or as contemplated to be conducted and the use of the Intellectual Property in connection therewith do not infringe, misappropriate, conflict with, or otherwise violate the rights of any other Person, except for such violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property is subsisting and has not been adjudicated invalid or unenforceable in whole or in part, and to the knowledge of the Company, is valid and enforceable and will not cease to be in full force and effect in accordance with its terms by virtue of the consummation of the transactions contemplated by the Transaction Documents.

(iii) Except as specifically disclosed in Schedule 3.10(d)(iii), no claim or litigation has been asserted or is pending or, to the knowledge of the Company, threatened, that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, alleging that the Companies’ rights in or use of the Intellectual Property or the operation of the businesses of the Companies infringe, misappropriate, or otherwise violate the rights of any other Person. To the knowledge of the Company, no Person is engaging in any activity that infringes, misappropriates, or otherwise violates the Intellectual Property, except for such violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iv) With respect to each material agreement, permit, consent, order and franchise relating to the license, development, use or disclosure of any of the Intellectual Property to which any of the Companies, now or hereafter, is a party or a beneficiary (collectively, the “IP Agreements”): (A) such IP Agreement is valid and binding and in full force and effect; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) none of the Companies have received any notice of termination, cancellation or received any notice of a breach or default under such IP Agreement; (iv) except as set forth on Schedule 3.10(d)(iv), none of the Companies has granted to any other third party any rights, adverse or otherwise, under such IP Agreement; and (v) none of the Companies and, to the Company’s knowledge, no other party to such IP Agreement, is in breach or default thereof in any material respect, and, to the Company’s knowledge, no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

SECTION 3.11 Litigation. Except as has been publicly disclosed in the SEC Reports or litigation filed in connection with the Cases, there are no actions, suits, proceedings, claims or disputes (each, a “Proceeding”) pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Entity, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. The performance of any action by any of the Companies required or contemplated by any of the Transaction Documents is not restrained or enjoined (either temporarily, preliminary or permanently). There are no actions, suits or proceedings pending that challenge the validity of any of the Transaction Documents or the applicability or enforceability of any Transaction Document.

SECTION 3.12 Compliance with Laws; Regulatory Approvals. (a) Each of the Companies is in compliance with the requirements of all applicable Laws, except in instances in which (i) such requirement of Law is being contested in good faith by appropriate proceedings diligently conducted, (ii) the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) on or prior to the Effective Date, compliance with such Law is excused or stayed by the Bankruptcy Code or by order of the Bankruptcy Court, and (iv) after the Effective Date, compliance with such Law is permanently excused or stayed by the Bankruptcy Code or by order of the Bankruptcy Court.

(b) Each of the Companies has obtained, and is in compliance with the terms and conditions of, all Regulatory Approvals required to conduct their respective businesses and all such Regulatory Approvals are in full force and effect, except (i) as set forth in Schedule 3.12(b), (ii) to the extent that failure to obtain, or to comply with, any Regulatory Approval, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) if, on or prior to the Effective Date, such failure to obtain, or to comply with, any Regulatory Approval is excused or stayed by the Bankruptcy Code or by order of the Bankruptcy Court, or (iv) after the Effective Date, such failure to obtain, or to comply with, any Regulatory Approval is permanently excused or stayed by the Bankruptcy Code or by order of the Bankruptcy Court.

SECTION 3.13 Taxes. (a) Except as disclosed in Schedule 3.13(a) hereto, the Companies have filed all material U.S. federal, state, local, foreign and other tax returns (including any information returns, reports and statements) (the “Tax Returns”) that are required to have been filed by them with the appropriate taxing authorities, and all information provided in such Tax Returns is complete and accurate in all material respects. Except as disclosed in Schedule 3.13(a), the Companies have paid all material Taxes owed by them (whether or not actually shown on such Tax Returns), other than in those instances in which such Taxes (i) are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP in respect of all such Taxes and/or (ii) relate to a Tax period (or portion thereof) ending on or before the commencement of the Cases and that first became due and payable after the time of the commencement of the Cases. Except as disclosed in Schedule 3.13(a) hereto, there is no material Tax liability proposed by any taxing authority to be imposed upon the Company or any of the Subsidiaries for the fiscal year ended December 31, 2002 and all prior years for which there is not an adequate reserve.

(b) Except as disclosed in Schedule 3.13(b) hereto, no audits or investigations relating to any Taxes for which any of the Companies may be liable are pending or threatened in writing by any taxing authority. Except as disclosed in Schedule 3.13(b) hereto, there are no agreements or applications by any of the Companies for the extension of the time for filing any material Tax Return or paying any material Tax nor have there been any waivers of any statutes of limitation for the assessment of any material Taxes.

(c) Except as disclosed in Schedule 3.13(c), none of the Companies is a party to any agreements with any Person other than one or more of the other Companies relating to the sharing or allocation of Taxes, except for tax indemnification agreements in leasing transactions.

(d) Except as disclosed in Schedule 3.13(d) hereto, the Companies have withheld from their employees and timely paid to the appropriate taxing authority proper and accurate amounts in all material respects through all periods in compliance in all material respects with all employee Tax withholding provisions of all applicable Laws.

SECTION 3.14 ERISA and Other Employment Matters.

(a) Schedule 3.14(a) lists each material employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) and each material bonus, incentive or deferred compensation, stock option or other equity based, severance, termination, or fringe benefit or other material benefit, plan, program or policy, maintained, sponsored or contributed to by any of the Companies or to which any such Person is or has been obligated to contribute (collectively, the “Employee Plans”). Each such Employee Plan subject to Section 412 of the Code or Section 302 of ERISA shall be so identified. Except as set forth on Schedule 3.14(a) hereto, none of the Companies is or, within the preceding six years, has been obligated to contribute to any “multiemployer plan” as defined in Section 3(37) of ERISA. Except as set forth on Schedule 3.14(a), none of the Companies has an express or implied commitment (i) to create or incur liability with respect to or cause to exist any employee benefit plan, program or arrangement other than the Employee Plans or (ii) except for amendments necessary or appropriate to comply with applicable Law, to modify, change or terminate any Employee Plan.

(b) Except as set forth in Schedule 3.14(b), neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will accelerate the time of payment, vesting or funding of, or increase or modify the amount or terms of, any compensation or benefits that are or may become payable from or by any of the Companies to or in respect of any current or former executive officer or other key employee of any such Person.

(c) All employer and employee contributions, and material premiums and expenses due and payable to or in respect of any Employee Plan or required by Law or any Employee Plan or labor agreement or arrangement have been timely paid, or, if not yet due, have been fully and adequately accrued as a liability on the Company’s most recent financial statements included in the SEC Reports in accordance with applicable Law.

(d) Except as set forth on Schedule 3.14(d), (i) no trade or business, whether or not incorporated, is or has been treated as a single employer together with the Company for any purpose under ERISA or Section 414 of the Code other than the Company’s Subsidiaries, (ii) no liability under Sections 406, 409, 502(i), 502(l), or Part 6 of Title I, of ERISA or Title IV of ERISA (other than premiums to the PBGC which have been timely paid) or the penalty or excise tax provisions of the Code relating to employee benefit plans or employee compensation has been incurred (directly or indirectly, including as a result of any indemnification obligation or agreement) by any of the Companies and is still outstanding, and no event, transaction or condition has occurred or exists which could reasonably be expected to result in any such liability, and (iii) no reportable event, within the meaning of Section 4043 of ERISA and the regulations of the PBGC promulgated thereunder (other than a reportable event as to which notice is waived) has occurred, or will occur, in connection with the consummation of the transactions contemplated by the Transaction Documents, with respect to any Employee Plan.

(e) Each Employee Plan has been operated and administered, and is in compliance with, all applicable Laws in all material respects. Except as set forth in Schedule 3.14(e), each Employee Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service as to its qualification or an initial application for a determination letter is pending with the Internal Revenue Service and, to the knowledge of the Company or any Subsidiary, no event or condition has occurred or exists since the date of such letter that could reasonably be expected to result in the disqualification of such Employee Plan.

(f) Each of the representations set forth in Sections 3.14(a), (d) and (e) shall be determined to be accurate unless the failure to be so accurate could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.15 Labor Matters. (a) Except as set forth on Schedule 3.15(a) hereto, US Airways, Inc. is not a party to or bound by any labor agreement or collective bargaining agreement respecting the employees in or relating to its business. Except as set forth on Schedule 3.15(a), US Airways, Inc. has not received any written notification of any efforts to organize employees in respect of any labor or union organization in or relating to its business. Except as set forth in Schedule 3.15(a) hereto, there is no unfair labor practice or similar charge or complaint against US Airways, Inc. relating to its business pending, or to the knowledge of US Airways, Inc., threatened. Each of the Companies is in compliance with all applicable Laws respecting employment practices, term and conditions of employment, collective bargaining agreements and wages and hours and is not engaged in any unfair labor practice.

(b) Except as set forth in Schedule 3.15(b) hereto, neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will result in the breach of, constitute a default or a change in control under, or otherwise provide any Person with a right to terminate, rescind, amend, renegotiate or be released from any labor agreement or collective bargaining agreement, or any provisions thereof, to which any of the Companies is a party.

(c) Each of the representations set forth in Section 3.15(a) shall be determined to be accurate unless the failure to be so accurate could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.16 Contracts. (a) Except as set forth on Schedule 3.16(a) hereto, none of the Companies is a party or subject to any of the following (whether written or oral, express or implied): (i) any Postpetition Employment Agreement, understanding or obligation with respect to severance, termination, retention or change in control, to pay liabilities or fringe benefits, with any present or former Representative of any of the Companies, or any such agreement, understanding or obligation, the assumption of which has been approved by the Bankruptcy Court, or (ii) any plan, contract or understanding providing for bonuses, pensions, options, deferred compensation, retirement payments, royalty payments, profit sharing or similar payment or benefit with respect to any present or former Representative of any of the Companies, that could, in either case, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) None of the Companies is in breach or violation of, or in default under or with respect to, any contract, the assumption of which has been approved by the Bankruptcy Court or any Postpetition Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Except as set forth in Schedule 3.16(c) hereto, neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will result in the breach of, constitute a default or a change in control under, or otherwise provide any Person with a right to terminate, rescind, amend, renegotiate or be released from any Employment Agreement, or any provisions thereof, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.17 Financial Advisors and Brokers. Except for Seabury Securities LLC and/or its Affiliates (“Seabury”), or as otherwise set forth on Schedule 3.17 hereto, no Person has acted, directly or indirectly, as a broker, finder or financial advisor of any of the Companies in connection with the Transaction Documents or the transactions contemplated thereby, and except for Seabury and any Person listed on Schedule 3.17, no Person acting for or on behalf of the Companies is entitled to receive any broker’s, finder’s or similar fee or commission in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of any of the Companies. True and correct copies of the Company’s agreement with Seabury and all agreements between any of the Companies, on the one hand, and each Person listed on Schedule 3.17 (or any of their respective Affiliates), on the other, have been delivered to the Investor.

SECTION 3.18 Insurance. Set forth on Schedule 3.18 hereto is a description that is correct and complete in all material respects (specifying the insurer, the policy number or covering note number with respect to binders and amount of coverage) of insurance policies, binders, contracts or instruments (collectively, the “Policies”) to which any of the Companies is a party or by which any of their assets or any of their employees, officers or directors (in such capacity) are covered by property, fire and casualty, professional liability, public and product liability, workers’ compensation, extended coverage, business interruption, directors’ and officers’ liability insurance and other forms of insurance provided to any of the Companies in connection with their respective businesses. All premiums required to be paid with respect to the Policies covering all periods up to and including the date hereof have been paid. Except as set forth on Schedule 3.18 hereto, all such Policies are in full force and effect, and will remain in full force and effect after the Closing, in accordance with their respective terms. Except as set forth on Schedule 3.18 hereto, none of the Companies has received any notice of default, cancellation or termination with respect to any provision of any such Policies, or any notice that the Insurer is unwilling to renew any such Policy following the currently scheduled expiration of such Policy or intends to materially modify any term of any such renewed Policy as compared to the existing Policy. With respect to its directors’ and officers’ liability insurance policies, none of the Companies has failed to give any notice or present any claim thereunder in due and timely fashion or as required by any such policies so as to jeopardize full recovery under such Policies. Except as set forth on Schedule 3.18 hereto, none of the Companies have any claims pending under the Policies in a stated amount in excess of $10,000,000.

SECTION 3.19 Environmental Matters. Except as set forth on Schedule 3.19 hereto or to the extent that such inaccuracies could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Companies (i) are in compliance with any and all applicable Environmental Laws, (ii) have received and are in compliance with all permits, licenses or other approvals required under applicable Environmental Laws for the conduct of their respective businesses, and such permits, licenses or other approvals remain in full force and effect, (iii) have not received notice of any unpaid penalty or liability or any pending or threatened enforcement action associated with any previously corrected violation of any Environmental Law and (iv) have not received notice of any actual or potential liability for the investigation, removal, remediation or cleanup of any disposal or release of Hazardous Materials.

SECTION 3.20 Controls. Each of the Debtors maintains internal information systems, cash management systems and other controls sufficient to provide reasonable assurance that material transactions are executed in accordance with management’s general or specific authorizations and are recorded in a manner that permits the preparation of financial statements in accordance with GAAP.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to, and agrees with, the Company as follows:

SECTION 4.01 Organization. The Investor is an instrumentality of the State of Alabama having all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Transaction Documents.

SECTION 4.02 Authorization of Agreements. The execution, delivery and performance by the Investor of its obligations under the Transaction Documents, to the extent that such documents have been delivered as of such date, and the consummation of the transactions contemplated by the Transaction Documents, are within the Investor’s powers and have been duly authorized by all necessary action and do not and will not contravene the terms of its governing documents. Each Transaction Document when delivered will constitute a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

SECTION 4.03 Consents; No Conflicts. No Approval (other than approval by the Bankruptcy Court) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Investor of this Agreement or any other Transaction Document, or for the consummation of the transactions contemplated hereby and thereby, except for such Approvals listed on Schedule 4.03 hereto or that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all of which have been duly obtained, taken, given or made and are in full force and effect, except as indicated on Schedule 4.03 hereto or for Approvals that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.04 Financial Advisors and Brokers. Except for Houlihan Lokey Howard & Zukin, no Person has acted directly or indirectly as a broker, finder or financial advisor of the Investor in connection with the Transaction Documents or the transactions contemplated thereby, and no Person acting for or on behalf of the Investor is entitled to receive any broker’s, finder’s or similar fee or commission in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Investor.

SECTION 4.05 Ownership of Equity Securities; Purpose of Investment. The Investor is acquiring the Common Stock, Class A-1 Warrants and Class A Preferred Shares under this Agreement solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act and applicable state securities or “blue sky laws”. The Investor is an “Accredited Investor” as such term is defined in Regulation D of the Securities Act.

SECTION 4.06 Citizenship. The Investor or its designee, as permitted by Section 10.09, who acquires the Equity Securities hereunder at the Closing will be a “citizen of the United States,” as the term is used in Section 40102(a)(15) of Title 49 or any similar legislation of the United States enacted in substitution or replacement therefore.

SECTION 4.07 Financing. The Investor has sufficient and adequate resources to consummate the transactions contemplated by this Agreement.

ARTICLE V
GOVERNANCE

SECTION 5.01 Board of Directors. (a) From and after the Closing Date, the Board shall be composed of 13 directors.

(b) As of the Closing Date and after giving effect to the Confirmation Order and Plan, the Board shall consist of: (i) 5 members designated by the Investor and reasonably satisfactory to the Company (each, an “Investor Director”), (ii) 2 members designated by the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) and reasonably satisfactory to the Company and the Investor (subject, in the case of the Investor, to Section 5.01(e) below) (each, a “Creditors’ Committee Director”), (iii) one (1) member designated by the Airline Pilots Association, International (“ALPA”, such member, the “ALPA Director”), (iv) one (1) member designated by the International Association of Machinists and Aerospace Workers (“IAMAW”, such member, the “IAMAW Director”), (v) one (1) member designated by the collective decision of the unions (other than ALPA and the IAMAW) that have entered into new or amended collective bargaining agreements with the Company which provide for such Board member (the “Labor Director”), (vi) the chief executive officer of the Company (the “CEO”), and (vii) 2 members, neither of whom is an employee or an affiliate of the Company or the Investor, identified by a majority of the Board and reasonably satisfactory to the Company and the Investor (subject, in the case of the Investor, to Section 5.01(e) below) (each, an “Independent Director”). Notwithstanding the foregoing, the composition of the Board (and the committees thereof) shall comply with all applicable rules of the primary national securities exchange or national quotation system on which the Common Stock is then listed or quoted.

(c) In the event of the death, disability, resignation or removal of a member of the Board, the Person designating such member shall designate a replacement for such director, which replacement shall be reasonably satisfactory to the Company and/or the Investor, if applicable, as provided above, and the Company shall cause such replacement to be elected to the Board; provided that if such member was a Creditors’ Committee Director, and at the time of such death, disability resignation or removal, the Creditors Committee is not in existence, such replacement member shall be reasonably acceptable to the Company and the Investor (subject, in the case of the Investor, to Section 5.01(e) below).

(d) From and after the Closing Date, the reorganized Company shall cause the following to constitute the slate of nominees recommended by the Board for election as directors at each annual meeting of the stockholders: (i) 5 Investor Directors; (ii) for the three-year period beginning on the Closing Date, 2 Creditors’ Committee Directors; (iii) for so long as the Series 1 Class C Preferred Share remains outstanding, one (1) ALPA Director designated and elected by the holder of the Series 1 Class C Preferred Share; (iv) for so long as the Series 2 Class C Preferred Share remains outstanding, one (1) IAMAW Director designated and elected by the holder of the Series 2 Class C Preferred Share; (v) one (1) Labor Director reasonably acceptable to the Company and designated by, at the Company’s option, either the labor groups entitled to designate such Labor Director or the holder of the Series 3 Class C Preferred Share for so long as the labor groups retain the right to so designate the Labor Director or the Series 3 Class C Preferred Share remains outstanding, as applicable; (vi) the CEO; and (vii) the remainder shall be Independent Directors reasonably acceptable to the Company and the Investor, and the Company shall use its best efforts to cause the election of such persons; provided that if the Board shall determine in good faith in the exercise of its fiduciary duties, following the receipt of advice of outside counsel, that nomination of any member of the Board for reelection would not be in the best interests of the reorganized Company, then the reorganized Company shall promptly notify the person designating such member, and thereafter, such person shall have a period of no less than fifteen (15) Business Days to designate a new nominee; provided further that if either of the Creditors’ Committee Directors elect not to stand for reelection, and at the time of such election, the Creditors’ Committee is not in existence, such Creditors’ Committee Directors shall be determined in the same manner as Independent Directors and reasonably acceptable to the Company and the Investor (subject, in the case of the Investor, to Section 5.01(e) below).

(e) For purposes of this Section 5.01, the requirement that the Creditors’ Committee Directors and the Independent Directors be reasonably acceptable to the Investor is not intended, and shall not be interpreted, to provide the Investor with the power to maintain a continuing vacancy in the associated director’s position, generally preventing the appointment of any director to fill such vacant position. Instead, if a particular Creditors’ Committee Director or

Independent Director, as the case may be, is not reasonably acceptable to the Investor, the Investor shall consult in good faith with the designating party in a good faith effort to agree with reasonable promptness upon a reasonably acceptable alternative designee.

(f) To the extent not prohibited by the rules of the primary national securities exchange or national quotation system on which the Common Stock is then listed or quoted, the Creditors’ Committee Directors, the ALPA Director, the IAMAW Director and the Labor Director shall be considered “independent directors”.

(g) Notwithstanding the foregoing provisions of this Section 5.01, the total number of Investor Directors the Investor is entitled to designate for election to the Board shall be reduced to: (i) four (4), if the Investor and its Affiliates beneficially own at least 67% but less than 83% of the Common Stock beneficially owned by the Investor and its Affiliates as of the Closing, (including Class A-1 Warrants on an as-exercised basis) (the “Investor’s Closing Shares”); (ii) three (3), if the Investor and its Affiliates beneficially own at least 50% but less than 67% of the Investor’s Closing Shares; (iii) two (2), if the Investor and its Affiliates beneficially own at least 33% but less than 50% of the Investor’s Closing Shares; (iv) one (1), if the Investor and its Affiliates beneficially own at least 16% but less than 33% of the Investor’s Closing Shares; and (v) zero (0), if the Investor and its Affiliates beneficially own less than 16% of the Investor’s Closing Shares. In the event that the number of Investor Directors the Investor is entitled to designate is reduced pursuant to this Section 5.01(h), the Investor shall be entitled to designate which Investor Director shall resign from the Board. Such Investor Director shall resign from the Board no later than the thirtieth (30th) day following the day on which the Investor’s beneficial ownership of the Investor’s Closing Shares referenced above drops below the relevant thresholds set forth above. Notwithstanding any of the foregoing, the Investor will no longer be entitled to designate any Investor Directors for election to the Board at and after the fifth (5th) anniversary hereof.

SECTION 5.02 Committees; Meetings. (a) Effective as of the Closing Date, the Investor shall have the option to designate members of each committee of the Board in the same proportion as the Investor’s representation on the Board, rounded up or down to the nearest whole director, except to the extent prohibited by the rules of the primary national securities exchange or national quotation system on which the Common Stock is then listed or quoted. The reorganized Company and the Board shall use best efforts to comply with any rules of such exchange in such fashion as to achieve, to the greatest extent possible, the appointment of such percentage of Investor Directors to each of the committees of the Board; and in the event that the Investor Directors are so prohibited from membership on any committee, such directors shall be permitted to attend all meetings of such committee as observers (except to the extent that their attendance would constitute a breach of the Board’s fiduciary duty), and the reorganized Company shall notify each Investor Director of each such meeting no later than the time at which it notifies any member of the committee. In the event the Investor elects to have an Investor Director appointed to a committee of the Board, the Investor shall so notify the reorganized Company in writing, and the reorganized Company shall appoint such nominee to such committee no later than the earlier of (i) ten (10) days following the delivery of such notice by the Investor and (ii) the next regular meeting of such committee.

(b) In the event of the death, disability, resignation or removal of any member of a committee of the Board, the Person designating such member shall have the right to designate a replacement member to such committee, and the Company shall nominate such replacement to the committee, except to the extent prohibited by the rules of the primary national securities exchange or national quotation system on which the Common Stock is then listed or quoted.

(c) From and after the Closing Date, the Board shall have an audit committee, a governance committee, an executive committee and a compensation committee. Each committee established by the Board shall have such powers and authority as granted to it by the Board.

SECTION 5.03 Directors’ Liability and Indemnification.

(a) Upon and at all times after consummation of the Plan, the Certificate of Incorporation shall contain provisions that (i) eliminate the personal liability of the Company’s former, present and future directors for monetary damages resulting from breaches of their fiduciary duties to the fullest extent permitted by applicable Law and (ii) require the Company, subject to appropriate procedures, to indemnify the Company’s former, present and future directors and executive officers to the fullest extent permitted by applicable Law. In addition, upon consummation of the Plan, the reorganized Company shall enter into written agreements with each Person who is a director or executive officer of the reorganized Company on the date hereof providing for similar indemnification of such Person and providing that no recourse or liability whatsoever with respect to this Agreement, the other Transaction Documents, the Plan or the consummation of the transactions contemplated hereby or thereby shall be had, directly or indirectly, by or in the right of the reorganized Company against such person, to the fullest extent permitted under applicable Law.

(b) On or prior to the Effective Date, the Company shall procure, and, so long as any Investor Director serves as a member of the Board, maintain in full force and effect directors’ and officers’ liability insurance with respect to such person, which insurance shall be in an amount, and shall cover such risks, as is customary for a corporation in the Companies’ respective businesses or other similar businesses.

ARTICLE VI
PRE-CLOSING COVENANTS

SECTION 6.01 Taking of Necessary Action. (a) Each of the parties hereto agrees to use its commercially reasonable efforts promptly to take or cause to be taken all actions and promptly to do or cause to be done all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement in accordance with the terms hereof (including, without limitation, the preparation, negotiation and execution of the Transaction Documents). Without limiting the foregoing, the Investor and the Company will use their commercially reasonable efforts to make all filings (including filings under the HSR Act) with respect to, and to obtain, all consents or other approvals required pursuant to Sections 8.01(c), 8.01(d), 8.01(e), 8.01(h), 8.01(i), 8.01(m),

8.02(c), 8.02(d) and 8.02(e) hereof or, in the reasonable opinion of the Investor or the Company, otherwise advisable, to permit the consummation of the transactions contemplated hereby.

(b) The Company shall use commercially reasonable efforts to obtain as promptly as possible after the date hereof the entry of (i) the Bidding Procedures Order as attached hereto as Exhibit G, or in form and substance otherwise reasonably satisfactory to the Investor and (ii) the Confirmation Order in form and substance satisfactory to the Investor.

(c) The Company shall file a Disclosure Statement (with a plan of reorganization attached as an exhibit thereto), in each case on terms reasonably satisfactory to the Investor on or prior to December 31, 2002 and shall use commercially reasonable efforts to obtain approval of such Disclosure Statement (with a plan of reorganization attached as an exhibit thereto) on or prior to March 31, 2003.

SECTION 6.02 Notifications. At all times prior to the Closing Date, the Investor shall promptly notify the Company and the Company shall promptly notify the Investor in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event that will or is reasonably likely to result in the failure to satisfy the conditions to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.02 shall not limit or otherwise affect the remedies available hereunder to any party giving or receiving such notice.

SECTION 6.03 Compliance with the Bidding Procedures Order. The Company shall comply in all respects with its obligations under the Bidding Procedures Order from and after the date of its entry, and except as contemplated by the Bidding Procedures Order, the Company (i) shall not endorse, support, propose, recommend, or file any motion seeking approval of, any plan of reorganization, recapitalization transaction or sale of all or substantially all of the business or operations of the Company (whether by merger, consolidation or otherwise) to any Person other than the Plan and the transactions contemplated hereby and (ii) shall not enter into any agreement with any such Person relating thereto other than this Agreement with the Investor.

ARTICLE VII
ADDITIONAL COVENANTS

SECTION 7.01 Financial and Other Information. From and after the date hereof, the Company shall (and shall cause each of its Subsidiaries, Representatives and Affiliates to) afford to the Investor, its Affiliates and their respective Representatives complete access, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Companies’ respective businesses, to their respective facilities, properties, books, contracts, commitments, records (including information regarding any pending or threatened Proceeding to which any of the Companies is, or reasonably expects to be, a party), key personnel, officers, independent accountants and legal counsel; provided, however, that the Company will not be required to provide access to employee personnel files if providing such files would be unreasonable or a violation of applicable Law. The Company shall use its commercially reasonable efforts to cause its lessors to cooperate with the Investor, its Affiliates and their respective Representatives.

SECTION 7.02 Company Reports; Financial Statements.

(a) From and after the date hereof, the Company and US Airways shall file, in a timely manner, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and each registration statement, report on Form 8-K, proxy statement, information statement or other report or statement with the SEC, as required (the “Subsequent Reports”). Each Subsequent Report shall (i) comply in all material respects with the applicable requirements of the Exchange Act and Securities Act, (ii) not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (iii) present fairly, in each case in accordance with GAAP applied on a consistent basis throughout the periods covered (except as stated therein or in the notes thereto), the financial position and results of operation of the entity to which it applies as of the date and for the period set forth therein.

(b) Each of the consolidated balance sheets (including the related notes and schedules) included in or incorporated by reference into the Subsequent Reports shall fairly present, in all material respects, the consolidated financial position of the entities to which it applies as of the date thereof, and each of the consolidated statements of income (or statements of results of operations), stockholders’ equity and cash flows (including the related notes and schedules) included in or incorporated by reference into the Subsequent Reports shall fairly present, in all material respects, the results of operations, retained earnings and cash flows, as the case may be, of the entities to which it applies (on a consolidated basis) for the periods or as of the dates, as the case may be, set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods covered (except as stated therein or in the notes thereto) and in compliance with the rules and regulations of the SEC.

SECTION 7.03 Publicity. Except as required by Law or by obligations pursuant to any listing agreement with or requirement of any national securities exchange or national quotation system on which the Common Stock is listed, admitted to trading or quoted, neither the Company (nor any of its Affiliates) nor the Investor (nor any of its Affiliates) shall, without the prior written consent of each other party hereto, which consent shall not be unreasonably withheld or delayed, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. Prior to making any public disclosure required by applicable Law or pursuant to any listing agreement with or requirement of any relevant national exchange or national quotation system, the disclosing party shall consult with the other parties hereto, to the extent feasible, as to the content and timing of such public announcement or press release.

SECTION 7.04 Registration Rights Agreement. Each class of Common Stock, the Class A-1 Warrants and Class A Preferred Shares shall be registered by the Company under the Securities Act. The Company and the Investor shall use commercially reasonable efforts to promptly enter into a registration rights agreement (the “Registration Rights Agreement”) on mutually acceptable terms and conditions, pursuant to which the Company shall file a resale registration statement pursuant to Rule 415 under the Securities Act permitting free resale of the Class A Common Shares, the Class B Common Shares and the Class A-1 Warrants issued under the Plan promptly after the Closing Date, and use its commercially reasonable efforts to cause to be declared effective and, subject to the conditions set forth in the Registration Rights Agreement, to maintain the effectiveness of, such registration statement.

SECTION 7.05 Slots and Routes. The Company shall use commercially reasonable efforts to, and cause its Subsidiaries to, take all action necessary or advisable, to the extent consistent with past practices, to maintain the right, if any, to operate their respective Slots at LaGuardia Airport and Ronald Reagan Washington National Airport in compliance in all material respects with the terms, conditions and regulations set forth in Part 93 of Title 14 of the Code of Federal Regulations, including the usage and reporting requirements set forth in Section 93.227 thereof, and to continue operations on their existing routes where the discontinuation of service would have a Material Adverse Effect.

SECTION 7.06 Tax Contests. The Company shall keep the Investor apprised of any material Tax audits, examinations, assessments, administrative or court proceedings, or other disputes with respect to any material Tax matter of the Company or any of its Subsidiaries (“Contests”). If the Investor is the Winning Plan Sponsor, the Company shall thereafter provide the Investor with copies of all written materials received from any relevant taxing authority in respect of any Contest, shall consult with the Investor in good faith regarding the conduct of such Contest, and shall consider in good faith suggestions made by the Investor and its Representatives regarding the conduct of such Contest. Notwithstanding any other confidentiality agreements to which the Investor and the Companies are parties (which agreements are not affected hereby), the Investor (i) shall, and shall cause its Representatives to, hold in strict confidence all information it or they receive pursuant to this Section 7.06 and (ii) shall not release or disclose such information except to its Representatives who need to know such information and who shall be advised of and agree to act in accordance with the provisions of this Section 7.06 or as required by Law; provided, that prior to making any disclosure required by Law, the Investor shall consult with the Company as to the content and timing of such disclosure and shall give the Company reasonable notice so as to allow the Company time to seek a protective order or take such other protective action with respect to the information to be disclosed.

SECTION 7.07 Investor Financing. The Investor shall have sufficient and adequate resources to consummate the transactions contemplated by this Agreement at the Closing.

SECTION 7.08 Capital Restructuring.

(a) If the Investor is prohibited from consummating the transactions contemplated by the Transaction Documents (and does not designate an assignee in accordance with Section 10.09 that is not so prohibited) as a result of the Investor failing to be a “citizen of the United States,” as the term is used in Section 40102(a)(15) of Title 49, in any similar legislation of the United States enacted in substitution or replacement therefore, or as interpreted by the Department of Transportation, then the Investor and the Company shall take such actions, including modifying the terms and structure of the transactions contemplated by the Transaction Documents and such actions as shall be required by the Department of Transportation, which actions shall, to the extent reasonably feasible, be consistent with the contemplated consequences to the Company and the Investor in order to enable the reorganized Company to remain in compliance with the applicable statutory, regulatory and interpretive restrictions regarding foreign (or non-U.S.) ownership and control of U.S. air carriers and provide the Investor with the benefit and value of its bargain hereunder.

(b) Subject to Section 7.08(a), the parties agree that if the benefits to the Investor of the transactions contemplated by the Transaction Documents are changed as a result of taking action pursuant to this Section 7.08, then such parties shall use commercially reasonable efforts to restore such benefits to the Investor as soon as reasonably practicable. In addition, the parties agree to reasonably cooperate to avoid or limit the adverse effect of Section 7.08(a).

ARTICLE VIII

CONDITIONS

SECTION 8.01 Conditions to Investor’s Obligations. The obligation of the Investor to make the Investment pursuant to Section 2.01 hereof is subject to satisfaction or waiver of each of the following conditions precedent:

(a) Definitive Documents. Definitive Transaction Documents necessary to consummate the transactions contemplated herein shall have been prepared, negotiated and, to the extent applicable, executed by the parties, and approval by the Bankruptcy Court of such documents, as necessary, shall have been obtained. All Transaction Documents (in form and substance reasonably satisfactory to the Investor), to the extent applicable, shall have been executed by the parties thereto on or prior to the Effective Date, shall not have been modified, shall be in effect and the consummation of the transactions contemplated thereby shall not be stayed, and all conditions to the obligations of the parties under the Transaction Documents shall have been satisfied or effectively waived (other than the conditions set forth in Sections 8.01(b), 8.01(h), 8.01(k), 8.01(m) and 8.01(r) hereof, which conditions may be satisfied either prior to, or simultaneously with, the Closing). All corporate and other proceedings to be taken by the Company in connection with the Transaction Documents and the transactions contemplated thereby to be completed at the Closing and documents incident thereto shall have been completed in form and substance reasonably satisfactory to the Investor, and the Investor shall have received all such counterpart originals or certified or other copies of the Transaction Documents and such other documents as it may reasonably request.

(b) Delivery. The reorganized Company shall have executed and delivered to the Investor the shares of Common Stock, Class A-1 Warrants and Class A Preferred Shares pursuant to and in accordance with Section 2.01 hereof.

(c) Bidding Procedures Order. The Bankruptcy Court shall have approved and entered the Bidding Procedures Order on or prior to October 10, 2002, which Bidding Procedures Order shall be as attached hereto as Exhibit G, or in form and substance otherwise reasonably satisfactory to the Investor, and, once entered, shall not have been modified without the Investor’s prior written consent in a manner materially adverse to the Investor, reversed or vacated and such order shall be in effect and not be stayed.

(d) Regulatory Approvals. The Company shall have received (i) all material Regulatory Approvals (other than waiting periods imposed by applicable Law as referred to later in this paragraph), which shall have become final (provided that, if an appeal of such Regulatory Approval is pending and such appeal has a significant possibility of being resolved adversely to the Company in a manner that would reasonably be expected to have a Material Adverse Effect, this clause (i) shall be deemed not to be satisfied), and (ii) all other material approvals, permits, authorizations, exemptions, consents, licenses and agreements from other third parties that are necessary to permit the transactions contemplated hereby and to permit the reorganized Company to carry on its business after such transactions in a manner not materially inconsistent with the manner in which it was carried on prior to the Effective Date (together with the Regulatory Approvals, the “Approvals”), which Approvals shall not contain any condition or restriction that, in the Investor’s reasonable judgment, materially impairs the reorganized Company’s ability to carry on its business. All waiting periods imposed by applicable Law (including, without limitation, under the HSR Act) in connection with the transactions contemplated by the Transaction Documents shall have expired or been terminated without any action having been taken by any court of competent jurisdiction restraining, preventing or imposing materially adverse conditions upon such transactions.

(e) Plan of Reorganization. The Plan (including all securities of the reorganized Company to be issued pursuant thereto), the principal terms of which are summarized in Exhibits H and I hereto, the Disclosure Statement and the Confirmation Order shall be, subject to Section 7.08, reasonably satisfactory in form and substance in all material respects to the Investor and such Plan as confirmed by the Bankruptcy Court shall, among other things, (i) accommodate and incorporate the Transaction Documents and the transactions contemplated thereby, to the extent applicable or appropriate, (ii) reflect the concessions obtained and to be obtained from the Debtors’ employees, creditors, lessors and other claimants not materially inconsistent with the Company Forecast, and (iii) reflect a corporate and capital structure of the reorganized Company that is as described in Section 3.05 hereof or, subject to Section 7.08, is otherwise reasonably satisfactory to the Investor.

(f) Disclosure Statement. The order approving the Disclosure Statement relating to the Plan and the Transaction Documents, to the extent applicable or appropriate, or the modifications thereto (subject to Section 7.08, to the extent reasonably satisfactory to the Investor) shall have been entered by the Bankruptcy Court and, once entered, shall not have been modified without the Investor’s prior written consent in any manner materially adverse to the Investor, shall be in effect and shall not have been stayed.

(g) Confirmation Order. The Confirmation Order, subject to Section 7.08, satisfactory in form and substance in all respects to the Investor, shall have been entered by the Bankruptcy Court and, once entered, shall not have been modified without the Investor’s prior written consent in any manner materially adverse to the Investor, shall be in effect and shall not have been stayed.

(h) Effective Date. The Effective Date shall have occurred.

(i) Compliance with Laws; No Adverse Action or Decision. Since the date hereof, (i) no Law shall have been promulgated, enacted or entered that restrains, enjoins, prevents, materially delays, prohibits or otherwise makes illegal the performance of any of the Transaction Documents; (ii) no preliminary or permanent injunction or other order by any

Governmental Entity that restrains, enjoins, prevents, delays, prohibits or otherwise makes illegal the performance of any of the Transaction Documents shall have been issued and remain in effect, except for such injunctions that, if obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) no Governmental Entity shall have instituted any Proceeding that seeks to restrain, enjoin, prevent, delay, prohibit or otherwise make illegal the performance of any of the Transaction Documents, except for any Proceedings, which, have a significant possibility of being brought to a conclusion which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) Marketing Arrangement. The minimum statutory and regulatory object on periods or review periods, as applicable, shall have expired with respect to US Airways, Inc.’s marketing arrangement with United Air Lines, Inc. and neither the U.S. Department of Transportation nor any other applicable regulatory agencies shall have filed any objection to such marketing arrangement that is material in the reasonable judgment of the Investor and that has not been resolved.

(k) ATSB Financing. The definitive documents relating to the ATSB Loan shall have been executed providing for gross proceeds of $1 billion to the reorganized Company, and a guarantee of at least $900 million of such loan, on terms and conditions reasonably satisfactory to the Investor, and all conditions precedent to the closing of the ATSB Loan shall have been satisfied or waived (other than any condition requiring the Closing of the Investment, it being understood that the closing of the ATSB Loan shall only occur either prior to, or simultaneously with, the Closing and shall not occur after the Investment).

(l) Representations and Warranties; Covenants. The representations and warranties of the Company set forth in Article III hereof (without giving effect to any Material Adverse Effect, materiality or similar qualifier) shall have been true and correct in all respects on and as of the date hereof and at the time immediately prior to the Closing (except where such representation and warranty speaks by its terms of “at Closing,” in which case it shall be true and correct as of the time of Closing) as if made on the Closing Date (except where such representation and warranty speaks by its terms of a different date, in which case it shall be true and correct as of such date), except to the extent that such inaccuracies in any such representation or warranty have not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company shall have performed in all material respects all obligations and complied with all agreements, undertakings, covenants and conditions required to be performed by it hereunder at or prior to the Closing, and the Company shall have delivered to the Investor at the Closing a certificate in form and substance reasonably satisfactory to the Investor dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company to the effect that the conditions set forth in this Section 8.01(l) have been satisfied.

(m) Certificate of Incorporation and By-Laws. The Certificate of Incorporation and By-Laws, as provided for in the Plan, shall contain the terms contemplated hereby (including, without limitation, relating to governance and capital structure), shall otherwise be reasonably satisfactory to the Investor and shall have been filed with and accepted by the Secretary of State of the State of Delaware and shall have become effective. As of the Closing Date, the Company shall have made available to the Investor a complete and correct copy of the certificates of incorporation and the by-laws or comparable governing instruments of each of the Companies, in full force and effect as of the Closing Date.

(n) Board Representation. (i) As contemplated by Section 5.02 hereof, 5 Investor Directors designated by the Investor shall have been elected or appointed to the 13 member Board effective as of the Closing Date, and (ii) directors’ and officers’ liability insurance shall be available to the Investor Directors on terms reasonably satisfactory to the Investor and in an amount of coverage at least equal to fifty million dollars ($50,000,000).

(o) No Material Adverse Effect. Since the date hereof, except for the filing of the Cases, the transactions contemplated by the Transaction Documents or as otherwise disclosed in the SEC Reports, this Agreement or the DIP Credit Agreement, no event, circumstance or matter shall have occurred or arisen, or come to the attention of the Investor, that has had, or would reasonably be expected to have, a Material Adverse Effect.

(p) Operational and Financial Benchmarks. The Company shall have achieved the operational and financial benchmarks specified in Schedule 8.01(p) attached hereto.

(q) Foreign Ownership. The Company shall be in compliance with the applicable statutory, regulatory and interpretive restrictions regarding foreign ownership or control of U.S. air carriers, except to the extent that any failure to be in compliance is a result of the Investor’s citizenship status.

(r) Registration Rights Agreement. The Company shall have executed the Registration Rights Agreement.

(s) Litigation. There shall be no threatened or pending suit, action, investigation, inquiry or other proceeding by or before any court of competent jurisdiction (excluding the Cases or any other proceeding disclosed by the Company prior to the execution of the Investment Agreement) which is likely to have a Material Adverse Effect or materially impair the Investor’s ability to realize the benefits and value of the Investment.

SECTION 8.02 Conditions to the Company’s Obligations. The obligation of the Company to issue and sell the Common Stock, Class A-1 Warrants and Class A Preferred Shares pursuant to Section 2.01 hereof at the Closing is subject to satisfaction or waiver of each of the following conditions precedent:

(a) Representations and Warranties; Covenants. The representations and warranties of the Investor set forth in Article IV hereof (without giving effect to any Material Adverse Effect, materiality or similar qualifier) shall have been true and correct in all respects, on and as of the date hereof and at the time immediately prior to the Closing (except where such representation and warranty speaks by its terms of “at Closing,” in which case it shall be true and correct as of the time of Closing) as if made on the Closing Date (except where such representation and warranty speaks by its terms as of a different date, in which case it shall be true and correct as of such date), except to the extent that such inaccuracies have not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Investor shall have performed in all material respects all obligations and complied with all agreements, undertakings, covenants and conditions required to be performed by it at or prior to the Closing, and the Investor shall have delivered to the Company at the Closing a certificate in form and substance reasonably satisfactory to the Company dated the Closing Date and signed on behalf of a member of the Investor to the effect that the conditions set forth in this Section 8.02(a) have been satisfied.

(b) Compliance with Laws; No Adverse Action or Decision. Since the date hereof, (i) no Law shall have been promulgated, enacted or entered that restrains, enjoins, prevents, materially delays, prohibits or otherwise makes illegal the performance of any of the Transaction Documents with respect to the transactions contemplated thereby to be completed at the Closing; (ii) no preliminary or permanent injunction or other order by any Governmental Entity that restrains, enjoins, prevents, delays, prohibits or otherwise makes illegal the performance of any of the Transaction Documents shall have been issued and remain in effect, except for such injunctions that, if obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) no Governmental Entity shall have instituted any Proceeding that seeks to restrain, enjoin, prevent, delay, prohibit or otherwise make illegal the performance of any of the Transaction Documents, except for any Proceedings, which have a significant possibility of being brought to a conclusion which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Regulatory Approvals. The Company shall have received (i) all material Regulatory Approvals (other than waiting periods imposed by applicable Law as referred to later in this paragraph), which shall have become final (provided that, if an appeal of such Regulatory Approval is pending and such appeal has a significant possibility of being resolved adversely to the Company in a manner that would reasonably be expected to have a Material Adverse Effect, this clause (i) shall be deemed not to be satisfied), and (ii) all other Approvals, which Approvals shall not contain any condition or restriction that, in the Company’s reasonable judgment, materially impairs the reorganized Company’s ability to carry on its business. All waiting periods imposed by applicable Law (including, without limitation, under the HSR Act) in connection with the transactions contemplated by the Transaction Documents shall have expired or been terminated without any action having been taken by any court of competent jurisdiction restraining, preventing or imposing materially adverse conditions upon such transactions.

(d) Confirmation Order. The Confirmation Order, satisfactory in form and substance in all respects to the Company, shall have been entered by the Bankruptcy Court and, once entered, shall not have been modified without the Company’s prior written consent in any manner materially adverse to the Company, shall be in effect and shall not have been stayed.

(e) Effective Date. The Effective Date shall have occurred.

(f) ATSB Financing. The definitive documents relating to the ATSB Loan shall have been executed providing for gross proceeds of $1 billion to the reorganized Company, and a guarantee of at least $900 million of such loan, and all conditions precedent to the closing of the ATSB Loan shall have been satisfied or waived (other than any condition requiring the Closing of the Investment, it being understood that the closing of the ATSB Loan may occur either prior to, or simultaneously with, the Closing).

(g) Citizenship. The Company shall have received reasonably satisfactory assurances as it may request that the Investor is a “citizen of the United States,” as the term is used in Section 40102(a)(15) of Title 49 or any similar legislation of the United States enacted in substitution or replacement therefor.

ARTICLE IX
TERMINATION

SECTION 9.01 Termination of Agreement. Subject to Section 9.02 hereof, this Agreement may be terminated by notice in writing at any time prior to the Closing by:

(a) the Investor, if (i) the Closing shall not have occurred on or before June 30, 2003, or (ii) the Confirmation Order shall not have been entered by June 15, 2003;

(b) the Investor, if (i) there shall have been a breach by the Company of any material representation, warranty, covenant or agreement contained in this Agreement, which breach would result in the failure to satisfy any condition set forth in Section 8.01 hereof to the Investor’s obligations and that has not been cured within ten (10) days following receipt by the Company of written notice from the Investor of such breach or if such breach is not capable of being cured, immediately upon such breach, or (ii) any condition set forth in Section 8.01 hereof to the Investor’s obligations is not capable of being satisfied;

(c) the Company, if (i) there shall have been a breach by the Investor of any material representation, warranty, covenant or agreement contained in this Agreement which breach would result in the failure to satisfy any condition set forth in Section 8.02 hereof to the Company’s obligations and that has not been cured within ten (10) days following receipt by the Investor of written notice from the Company of such breach or if such breach is not capable of being cured, or (ii) any condition set forth in Section 8.02 hereof to the Company’s obligations is not capable of being satisfied;

(d) the Investor or the Company, if the Investor is not the Winning Plan Sponsor;

(e) the Investor, if (i) the Bankruptcy Court denies the motion to approve the Bidding Procedures Order, (ii) the Bankruptcy Court fails to approve the Bidding Procedures Order as attached hereto as Exhibit G or in form and substance otherwise reasonably satisfactory to the Investor on or prior to October 10, 2002 or (iii) the Bankruptcy Court or any court of competent jurisdiction to which a decision relating to the Cases has been appealed modifies the Bidding Procedures Order without the prior written consent of the Investor in a manner materially adverse to the Investor, or reverses, vacates or stays such order following its entry;

(f) the Investor, upon the maturity (whether by acceleration, termination or mandatory prepayment) of the DIP Facilities prior to the Effective Date;

(g) the Investor, if the Company enters into a binding letter of intent to enter into an Alternative Transaction with a third party unrelated to the Investor; and

(h) mutual agreement in writing by the Company and the Investor.

If the Investor elects to terminate this Agreement pursuant to (i) Section 9.01(b) as a result of a failure by the Company to satisfy Sections 8.01(e) or 8.01(f) hereof, it must do so on or before the tenth (10th) Business Day after the date of approval of such Plan or Disclosure Statement that does not satisfy the requirements set forth in Section 8.01(e) or 8.01(f) hereof, as applicable; (ii) Section 9.01(b) as a result of a failure by the Company to satisfy Section 8.01(g) hereof, it must do so on or before the tenth (10th) Business Day after the date of entry of a Confirmation Order that does not satisfy the requirements set forth in Section 8.01(g) hereof; or (iii) Section 9.01(e), as a result of a failure by the Company to satisfy Section 8.01(c) hereof, it must do so on or before the tenth (10th) Business Day after the later of (A) October 10, 2002, and (B) the date of entry of a Bidding Procedures Order that does not satisfy the requirements set forth in Section 8.01(c) hereof. If the Investor fails to terminate the Agreement by the dates set forth in the immediately preceding sentence, the Investor shall not thereafter be entitled to terminate this Agreement as a result of such failure.

If the Company elects to terminate this Agreement pursuant to Section 9.01(c) as a result of a failure by the Investor to satisfy Section 8.02(d) hereof, it must do so on or before the tenth (10th) Business Day after the date of entry of a Confirmation Order that does not satisfy the requirements set forth in Section 8.02(d) hereof. If the Company fails to so terminate the Agreement, the Company shall not thereafter be entitled to terminate this Agreement as a result of such failure.

SECTION 9.02 Effect of Termination. If this Agreement is terminated in accordance with Section 9.01 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and of no further force and effect except that (i) the terms and provisions of this Section 9.02, Section 7.02, Section 7.06 and Article X hereof shall remain in full force and effect and (ii) any termination of this Agreement shall not relieve any party hereto from any liability for any breach of its obligations hereunder.

ARTICLE X

MISCELLANEOUS

SECTION 10.01 Fees and Expenses. (a) The Company shall reimburse the Investor for all reasonable fees and expenses (the “Expenses”) incurred by or on behalf of the Investor in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the transactions contemplated thereby, including, but not limited to, reasonable fees and expenses of its legal counsel and third-party consultants engaged by it to assist in such transactions and reasonable fees and expenses incurred by the Investor in connection with any due diligence, collateral reviews and field examinations; provided, that the Company shall pay only the monthly fees of Houlihan Lokey Howard & Zukin, and not any success, transaction, financing, mergers and acquisitions or similar fees; provided further that such reasonable fees and expenses of Houlihan Lokey Howard & Zukin shall be consistent with a schedule of expenses provided to the Company prior to the date hereof. The Investor will render monthly invoices to the Company for Expenses reimbursable hereunder, and the Company shall pay to the Investor or its designated affiliate all amounts due under such invoice within ten (10) days of receipt thereof.

(b) All amounts payable under this Agreement shall be paid in immediately available funds to an account or accounts designated by the recipient of such amounts, except as otherwise provided herein.

SECTION 10.02 Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement shall survive the Closing Date.

SECTION 10.03 Specific Performance. The parties hereto specifically acknowledge that monetary damages are not an adequate remedy for violations of this Agreement, and that any party hereto may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable Law and to the extent the party seeking such relief would be entitled on the merits to obtain such relief, each party waives any objection to the imposition of such relief.

SECTION 10.04 Indemnification. (a) The Company shall indemnify and hold harmless the Investor and each of its partners, Affiliates and Representatives (collectively, the “Indemnified Parties”) from and against any and all losses, penalties, judgments, suits, costs, claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and disbursements (collectively, “Losses”), incurred by, imposed upon or asserted against any of the Indemnified Parties as a result of, relating to or arising out of (i) the breach of any representation, warranty, agreement or covenant made by the Company in this Agreement or any other Transaction Document, or in any certificate delivered by the Company pursuant to this Agreement or any other Transaction Document, (ii) the transactions contemplated by this Agreement (except to the extent the Investment would be illegal as a result solely of actions or attributes of the Investor), or (iii) any actions, inactions or omissions in any manner relating hereto or thereto or any actions or transactions contemplated hereby or thereby (including, without limitation, any litigation to which an Indemnified Party is made a party as a result thereof), except to the extent that such Losses are finally determined in a non-appealable decision of a court of competent jurisdiction to have resulted solely from fraud, willful misconduct or gross negligence of such Indemnified Party; provided that nothing in this Section 10.04(a) shall require the Company to indemnify any Indemnified Party with respect to any Loss resulting solely from a decline in the market value of the Equity Securities issued to the Indemnified Party in connection with the transactions contemplated hereby.

(b) The following provisions shall apply to claims for Losses from claims by a third party (an “Indemnity Claim”). An Indemnified Party entitled to any indemnification in respect of, arising out of or involving an Indemnity Claim shall notify the indemnifying party in writing, and in reasonable detail, of the Indemnity Claim within 10 Business Days after receipt by such Indemnified Party of written notice of the Indemnity Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder unless and to the extent such failure to deliver timely notice adversely impacts the indemnifying party. If an Indemnity Claim is made against an Indemnified Party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and unconditionally acknowledges its obligation to indemnify the Indemnified Party with respect to such Indemnity Claim, to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the Indemnified Party; provided that the indemnifying party shall not take any action that would materially and adversely affect the Indemnified Party without such Indemnified Party’s consent.

(c) If the indemnifying party elects to assume the defense of any Indemnity Claim, all of the Indemnified Parties shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include (upon the indemnifying party’s reasonable request) the provision to the indemnifying party of existing records and information that are reasonably relevant to such Indemnity Claim, and making themselves (in the case of individuals) and using reasonable efforts to make their employees and their Representatives, if any, available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and to attend depositions, give testimony or otherwise appear at any trial or hearing to the extent reasonably requested by the indemnifying party. Whether or not the indemnifying party shall have assumed the defense of an Indemnity Claim, the indemnifying party shall not admit any liability with respect to, or settle, compromise or discharge, such Indemnity Claim without the Indemnified Party’s prior written consent. If the indemnifying party shall have assumed the defense of an Indemnity Claim, the indemnifying party shall not take any action in the conduct of such defense that would materially and adversely affect the Indemnified Party without the consent of the Indemnified Party; provided, however, that the Indemnified Party shall agree to any settlement, compromise or discharge of an Indemnity Claim that the indemnifying party may recommend and which, by its terms, obligates the indemnifying party to pay the full amount of the liability in connection with such Indemnity Claim, which releases the Indemnified Party completely in connection with such Indemnity Claim, and that would not otherwise materially and adversely affect the Indemnified Party.

(d) Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Indemnity Claim (but shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Party in defending such Indemnity Claim, which reasonable fees and expenses the indemnifying party shall pay as incurred in advance of the final disposition of such Indemnity Claim) if (i) the Indemnity Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party that the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages, (ii) the indemnifying party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnified Party in any such action or proceeding, (iii) the use of counsel chosen by the indemnifying party to represent the Indemnified Party or Parties would present such counsel with a conflict of interest, or (iv) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the indemnifying party and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party; provided, however, that, with respect to clause (i), if such equitable relief or other relief portion of the Indemnity Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages; and provided further that in the event that the indemnifying party is not permitted to assume the defense of any Indemnity Claim pursuant to this Section 10.04(d), the Indemnified Party shall not agree to any settlement, compromise or discharge of such Indemnity Claim, which by its terms obligates the indemnifying party to pay any monetary damages or otherwise imposes any obligation on the indemnifying party without the prior written consent of the indemnifying party.

(e) All payments under this Section 10.04 shall be due promptly following the occurrence of the related Loss; provided that, if a final, non-appealable judicial determination is made that an Indemnified Party is not entitled to any such payment, it will promptly repay the appropriate amounts to the appropriate indemnifying party.

SECTION 10.05 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by first class mail, postage prepaid, as follows:

(i)	If to the Company, to: US Airways Group, Inc. 2345 Crystal Drive Arlington, Virginia 22227 Attention: Michelle V. Bryan Executive Vice President – Corporate Affairs and General Counsel

With a copy to: Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive Chicago, Illinois 60606 Attention: Seth Jacobson, Esq.

(ii)	If to the Investor, to: The Retirement Systems of Alabama 135 South Union Street Montgomery, Alabama 36104 Attention: Darren Schulz Chief Investment Officer

With a copy to: Orrick, Herrington & Sutcliffe LLP 666 Fifth Avenue New York, NY 10103 Attention: Duncan Darrow, Esq.

SECTION 10.06 Entire Agreement; Amendment. This Agreement and the documents described herein (including the Plan) or attached or delivered pursuant hereto (including, without limitation, the other Transaction Documents) set forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement. Any provision of this Agreement may only be amended, modified or supplemented in whole or in part at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as waiver thereof, nor shall any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right. No investigation by a party hereto of any other party hereto prior to or after the date hereof shall stop or prevent the exercise of any right hereunder or be deemed to be a waiver of any such right.

SECTION 10.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

SECTION 10.08 Governing Law. To the extent not governed by the Bankruptcy Code, this Agreement shall be governed by, and interpreted in accordance with, the Laws of the State of New York applicable to contracts made and to be performed in that State without reference to its conflict of laws rules. The parties hereto agree that the appropriate and exclusive forum for any disputes arising out of this Agreement solely between the Company and the Investor shall be the Bankruptcy Court, or if such court will not hear any such suit, the U.S. District Court for the Southern District of New York, and, the parties hereto irrevocably consent to the exclusive jurisdiction of such courts, and agree to comply with all requirements necessary to give such courts jurisdiction. The parties hereto further agree that the parties will not bring suit with respect to any disputes arising out of this Agreement except as expressly set forth below for the execution or enforcement of judgment, in any jurisdiction other than the above specified courts. Each of the parties hereto irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the address specified in Section 10.05 hereof. The foregoing shall not limit the rights of any party hereto to serve process in any other manner permitted by the Law or to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by Law, that final and non-appealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of indebtedness. THE PARTIES AGREE TO WAIVE ANY AND ALL RIGHTS THAT THEY MAY HAVE TO A JURY TRIAL WITH RESPECT TO DISPUTES ARISING OUT OF THIS AGREEMENT.

SECTION 10.09 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s and the Investor’s successors and assigns. Neither this Agreement nor any rights hereunder shall be assignable by any party hereto without the prior written consent of the other party hereto; provided, however, that the Investor may assign all or part of its interest in this Agreement and its rights hereunder to any of its Affiliates; provided, further, that any such assignment by the Investor shall not relieve it of its obligations thereunder. Following such assignment by the Investor, the term “Investor,” as applied to the assigning Investor, shall include any such Affiliate to the extent of such assignment and shall mean the assigning Investor and such Affiliates taken collectively.

SECTION 10.10 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that the provisions of Section 5.03 shall inure to the benefit of and be enforceable by the Investor Directors and the provisions of Section 10.04 shall inure to the benefit of and be enforceable by each Indemnified Party.

SECTION 10.11 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the Section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, any references to a party’s “judgment”, “satisfaction” or words of a similar import shall mean in such party’s sole judgment. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the Exhibits and Schedules hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement.

SECTION 10.12 MidAtlantic Airways, Inc. Notwithstanding anything to the contrary contained herein, any reference to MidAtlantic, whether specifically or as part of the Companies, Debtors, Debtor Subsidiaries or Subsidiaries, shall mean MidAtlantic in its current form and operational status, with the express acknowledgement that, with respect to this Agreement and any representation, warranty, covenant or agreement contained herein, MidAtlantic needs to reactivate its commuter air carrier authorization or secure a Section 41102 certificate and reactivate its FAA operating certificate prior to resuming scheduled service.

IN WITNESS WHEREOF, this Agreement has been executed on behalf of the parties hereto by their respective duly authorized officers, all as of the date first above written.

THE RETIREMENT SYSTEMS OF ALABAMA

By: /s/ William T. Stephens
Name: William T. Stephens
Title: General Counsel

US AIRWAYS GROUP, INC.

By: /s/ Neal S. Cohen
Name: Neal S. Cohen
Title: Executive Vice President Finance and
            Chief Financial Officer

EXHIBIT A
SELECTED PROVISIONS OF THE CERTIFICATE OF INCORPORATION
OF THE REORGANIZED COMPANY

The amendments to the Certificate of Incorporation and/or Bylaws (as appropriate) shall include the following provisions:

(i) other than in connection with issuances contemplated herein, the Company shall not issue additional Class A Common Shares in an amount exceeding 5% per annum of the then-outstanding Class A Common Shares without the consent of a majority of the holders of Common Stock (voting together as a single class), which consent may be provided for issuances in subsequent years;

(ii) no amendment shall be made to the Certificate of Incorporation or By-Laws of the Company that would materially and adversely affect the rights of the Class A Common Shares without the consent of 2/3 of the Class A Common Shares;

(iii) each Class A Common Share shall be entitled to one (1) vote and each Class B Common Share shall be entitled to twenty (20) votes;

(iv) the Company shall not issue additional Class B Common Shares without the consent of 2/3 of the holders of Class B Common Shares;

(v) no amendment shall be made to the Certificate of Incorporation or By-Laws of the Company that would materially and adversely affect the rights of the Class B Common Shares without the consent of 2/3 of the Class B Common Shares; and

(vi) provisions required by Section 1123(a)(6) of the Bankruptcy Code.

(vii) all Equity Securities of the Company, including, without limitation, the shares of Series A Common Stock, Series B Common Stock, Series A-1 Warrants, Series A-2 Warrants, Series A Preferred Stock, Series B Preferred Stock, Series 1-C Preferred Stock, Series 2-C Preferred Stock and Series 3-C Preferred Stock, shall be subject to the following limitations:

(a) Non-Citizen Voting Limitation. In no event shall the total number of shares of Equity Securities held by all Persons who fail to qualify as a “citizen of the United States,” as the term is used in Section 40102(a)(15) of Title 49, in any similar legislation of the United States enacted in substitution or replacement therefore, or as interpreted by the Department of Transportation, be entitled to more than 24.9% of the aggregate votes of all outstanding Equity Securities of the Company (the “Cap Amount”).

(b) Allocation of Cap Amounts. The restrictions imposed by the Cap Amount shall be applied pro rata among the holders of Equity Securities who fail to qualify as “citizens of the United States” based on the number of votes the underlying securities are entitled to.

EXHIBIT B
FORM OF CLASS A-1 WARRANT

The Form of Class A-1 Warrant shall include the following terms:

(i) The holders of Class A-1 Warrants shall each receive one (1) Class A Preferred Share for each Class A-1 Warrant received.

(ii) Each Class A-1 Warrant shall only be exercisable, redeemable or transferable when delivered together with a Class A Preferred Share.

(iii) The Class A-1 Warrants may be exercised at any time prior to the seventh (7th) anniversary of the Effective Date, in whole or in part, at the option of the holder of the Class A-1 Warrant.

(iv) Each Class A-1 Warrant shall be exercisable into one (1) Class A Common Share upon tender of such Class A-1 Warrant, one (1) Class A Preferred Share and payment of an exercise price of $9.60 per Class A Common Share, which may be paid (w) in cash, (x) by delivery of Class B Preferred Shares (each valued at its Redemption Price (as defined in Exhibit E)), (y) by delivery of Class A-1 Warrants and for each Class A-1 Warrant so delivered, a Class A Preferred Share (collectively valued at the market value of the Class A Common Shares into which such Warrants are exercisable plus the nominal value of such Class A Preferred Shares less the exercise price of such Warrants) or (z) a combination of the foregoing.

(v) In the event of a consolidation, merger or other business combination, recapitalization, stock split or similar occurrence involving the Company (and under other circumstances), which results in the holders of any class of stock of the Company receiving stock or securities of another company or a different number or type of shares or securities of the Company, all terms applicable to the Class A-1 Warrants will be adjusted to take into account the transaction.

(vi) The terms of the Class A-1 Warrants will provide for customary anti-dilution protection.

(vii) The Class A-1 Warrants may be transferred at any time and from time to time, in whole or in part, subject to applicable restrictions under U.S. securities laws; provided that a Class A Preferred Share is transferred with each Class A-1 Warrant.

EXHIBIT C
FORM OF CLASS A-2 WARRANT

The Form of Class A-2 Warrant shall include the following terms:

(i) The holders of Class A-2 Warrants shall each receive one (1) Class A Preferred Share for each Class A-2 Warrant received.

(ii) Each Class A-2 Warrant shall only be exercisable, redeemable or transferable when delivered together with a Class A Preferred Share.

(iii) The Class A-2 Warrants may be exercised at any time prior to the seventh (7th) anniversary of the Effective Date, in whole or in part, at the option of the holder of the Class A-2 Warrant.

(iv) Each Class A-2 Warrant shall be exercisable into one (1) Class A Common Share upon tender of such Class A-2 Warrant, one (1) Class A Preferred Share and payment of an exercise price of $24 per Class A Common Share, which may be paid (w) in cash, (x) by delivery of Class B Preferred Shares (each valued at its Redemption Price (as defined in Exhibit E)), (y) by delivery of Class A-2 Warrants and for each Class A-2 Warrant so delivered, a Class A Preferred Share (collectively valued at the market value of the Class A Common Shares into which such Warrants are exercisable plus the nominal value of such Class A Preferred Shares less the exercise price of such Warrants) or (z) a combination of the foregoing.

(v) In the event of a consolidation, merger or other business combination, recapitalization or stock split involving the Company (and under other circumstances), which results in the holders of any class of stock of the Company receiving stock or securities of another company or a different number or type of shares or securities of the Company, all terms applicable to the Class A-2 Warrants will be adjusted to take into account the transaction.

(vi) The terms of the Class A-2 Warrants will provide for customary anti-dilution protection.

(vii) The Class A-2 Warrants may be transferred at any time and from time to time, in whole or in part, subject to applicable restrictions under U.S. securities laws; provided that a Class A Preferred Share is transferred with each Class A-2 Warrant.

EXHIBIT D
CERTIFICATE OF DESIGNATION OF CLASS A PREFERRED SHARES

The Certificate of Designation of Class A Preferred Shares
shall include the following terms:

(i) The nominal value of each Class A Preferred Share will be $0.0001.

(ii) The Class A Preferred Shares will not pay dividends.

(iii) Each Class A Preferred Share will have a liquidation preference of $0.0001.

(iv) The Class A Preferred Shares will have a maturity of seven (7) years. Upon the maturity of the Class A Preferred Shares, the Company will be required to redeem each Class A Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(v) Each Class A Preferred Share shall be entitled to one (1) vote on all matters put to the shareholders for a vote.

(vi) The Class A Preferred Shares may not be transferred except in conjunction with a transfer of the same number of Class A-1 Warrants or Class A-2 Warrants.

EXHIBIT E
CERTIFICATE OF DESIGNATION OF CLASS B PREFERRED SHARES

The Certificate of Designation of Class B Preferred Shares
shall include the following terms:

(i) The nominal value of each Class B Preferred Share will be $1.

(ii) The Class B Preferred Shares will have a maturity of ten (10) years. Upon the maturity of the Class B Preferred Shares, the Company will be required to redeem each Class B Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value plus any accrued and unpaid dividends (the “Redemption Price”).

(iii) From and after the Closing Date, the Company will pay cumulative dividends on the Class B Preferred Shares on a quarterly basis when, as and if declared by the Board. Prior to the third anniversary of the Closing Date, dividends on the Class B Preferred Shares will be paid either in kind at a rate of 6% per annum (each, a “PIK Dividend”) or in cash at a rate of 4% per annum (each, a “Cash Dividend”), at the option of the Company. Thereafter, the Company will pay Cash Dividends on the Class B Preferred Shares, unless the declaration of payment of such Cash Dividend would violate a covenant contained in any of the Company’s credit facilities, debt instruments or other material contracts or otherwise violate applicable Law, in which case the Company will pay a PIK Dividend in lieu thereof.

(iv) At any time following the third anniversary of the Closing Date, the Company may redeem for cash each Class B Preferred Share at a redemption price initially equal to 102.5% of the nominal value of such Class B Preferred Share, declining ratably to par following the ninth (9th) anniversary of the Closing Date, plus accrued and unpaid dividends.

(v) In the event that the Company has not paid a Cash Dividend or a PIK Dividend for five (5) consecutive quarters (a “Payment Default”), the holders of the Class B Preferred Shares shall be entitled to designate one (1) member of the Board for so long as such Payment Default is continuing. The Company shall cause the Board to be expanded or shall facilitate the resignation of a director to create a vacancy for such designee; provided that upon payment of a Cash Dividend or a PIK Dividend by the Company, such designee will resign from the Board.

EXHIBIT F
CERTIFICATE OF DESIGNATION OF CLASS C PREFERRED SHARES

The Certificate of Designation of Class C Preferred Shares
shall include the following terms:

(i) The nominal value of each Class C Preferred Share will be $0.0001.

(ii) The Class C Preferred Shares will not pay dividends.

(iii) Each Class C Preferred Share will have a liquidation preference of $0.0001.

(iv) There will be three series of Class C Preferred Shares.

(a) The Series 1 Class C Preferred Shares shall be issued to employees (or a representative of such employees) who are subject to the collective bargaining agreement between the Debtors (as reorganized) and ALPA in effect as of the Effective Date (the “ALPA CBA”).

(b) The Series 2 Class C Preferred Shares shall be issued to employees (or a representative of such employees) who are subject to the collective bargaining agreement between the Debtors (as reorganized) and IAMAW in effect as of the Effective Date (the “IAMAW CBA”).

(c) At the option of the Company, the Series 3 Class C Preferred Shares shall be issued to employees (or a representative of such employees) who are subject to new or amended collective bargaining agreements between the Debtors (as reorganized) and the labor unions (other than ALPA and IAMAW) in effect as of the Effective Date (the “Labor CBAs”).

(v) Maturity.

(a) The Series 1 Class C Preferred Shares will have a fixed maturity as of the expiration date of the ALPA CBA. Upon the maturity of the Series 1 Class C Preferred Shares, the Company will be required to redeem each Series 1 Class C Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(b) The Series 2 Class C Preferred Shares will have a fixed maturity as of the expiration date of the IAMAW CBA. Upon the maturity of the Series 2 Class C Preferred Shares, the Company will be required to redeem each Series 2 Class C Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(c) The Series 3 Class C Preferred Shares will have a fixed maturity as of the date on which the Labor CBAs first expire. Upon the maturity of the Series 3 Class C Preferred Shares, the Company will be required to redeem each Series 3 Class C Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(vi) Voting Rights.

(a) The holders of the Series 1 Class C Preferred Shares (voting as a separate series) shall be entitled to designate and to vote to elect the ALPA Director.

(b) The holders of the Series 2 Class C Preferred Shares (voting as a separate series) shall be entitled to designate and to vote to elect the IAMAW Director.

(c) If applicable, the holders of the Series 3 Class C Preferred Shares (voting as a separate series) shall be entitled to designate and to vote to elect the Labor Director.

(d) No amendment shall be made to the Certificate of Incorporation or By-Laws of the Company that would materially and adversely affect the rights of the Class C Preferred Shares without the consent of 2/3 of the Class C Preferred Shares (voting as a single class).

EXHIBIT G
BIDDING PROCEDURES ORDER

See attached.

EXHIBIT H
SUMMARY OF PRINCIPAL TERMS OF THE PLAN

See attached.

EXHIBIT I
OFFICIAL COMMITTEE OF UNSECURED CREDITORS LETTER

See attached.

PLAN EXHIBIT M-2

FIRST AMENDMENT TO INVESTMENT AGREEMENT

AMENDMENT NO. 1 (“Amendment”), dated as of January 17, 2003, to the INVESTMENT AGREEMENT dated as of September 26, 2002 by and between The Retirement Systems of Alabama and US Airways Group, Inc. (the “Agreement”), by and among US Airways Group, Inc., a Delaware corporation (the “Company”), The Retirement Systems of Alabama (“RSA”), and Retirement Systems of Alabama Holdings LLC (“RSA LLC”).

The Company and RSA desire to amend the Agreement pursuant to Section 10.06 thereof as hereinafter set forth. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Agreement. Effective upon the execution and delivery of this Amendment No. 1, the Agreement is hereby amended as follows:

(a) Amendment to the Definition of “Investor”. For all purposes under the Agreement and this Amendment No. 1, the definition of “Investor” in the Agreement shall be deleted in its entirety and “Retirement Systems of Alabama Holdings LLC” shall be inserted in lieu thereof nunc pro tunc as if RSA LLC had in all respects been the original signatory and party thereto as the Investor and, accordingly, RSA LLC shall be treated for all purposes thereunder as the Investor and all references therein to the Investor shall be deemed to be references to RSA LLC.

(b) Amendments to Recitals.

 (i) The third “Whereas” clause in the recitals of the Agreement shall be deleted in its entirety and replaced with the following:

“WHEREAS, pursuant to the Plan, the reorganized Company intends to cancel the existing outstanding Equity Securities of the Company upon the Effective Date and issue (i) fifty two million four hundred thousand (52,400,000) Class A common shares of the Company, having the terms set forth in Exhibit A attached hereto (the “Class A Common Shares”), (ii) five million (5,000,000) Class B common shares of the Company, having the terms set forth in Exhibit A attached hereto (the “Class B Common Shares”), (iii) eighteen million nine hundred fifty thousand (18,950,000) warrants, exercisable into Class A Common Shares of the Company, having the terms set forth in Exhibit B attached hereto (the “Class A-1 Warrants”), (iv) eighteen million nine hundred fifty thousand (18,950,000) non-convertible Class A preferred shares of the Company, having the terms set forth in Exhibit D attached hereto (the “Class A Preferred Shares”), (v) seventy five thousand (75,000) non-convertible, redeemable Class B preferred shares of the Company, having the terms set forth in Exhibit E attached hereto (the “Class B Preferred Shares”) and (vi) up to ten (10) non-convertible Class C preferred shares of the

Company, which shall be issued in up to four series, having the terms set forth in Exhibit F attached hereto (the “Class C Preferred Shares”);”

 (ii) The fourth “Whereas” clause in the recitals of the Agreement shall be deleted in its entirety and replaced with the following:

“WHEREAS, simultaneously with the consummation of the Plan, the Investor intends to purchase from the reorganized Company, and the reorganized Company intends to issue and sell to the Investor, subject to the terms and conditions contained herein, (i) twenty million six hundred fifty two thousand five hundred ninety three (20,652,593) Class A Common Shares, (ii) five million (5,000,000) Class B Common Shares, (iii) one million three hundred eighty thousand five hundred seventy (1,380,570) Class A-1 Warrants, (iv) one million three hundred eighty thousand five hundred seventy (1,380,570) Class A Preferred Shares, and (v) seventy five thousand (75,000) Class B Preferred Shares (such transactions collectively, the “Investment”) in exchange for the Investment Price;”

(c) Amendments to Section 1.01.

 (i) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ““Class A-2 Warrants” has the meaning set forth in the recitals hereto.”

 (ii) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ““Warrants” means the Class A-1 Warrants together with the Class A-2 Warrants”. Thereafter, any and all references to “Warrants” contained in the Agreement shall be deleted and replaced with “Class A-1 Warrants.”

 (iii) The following sentence shall be inserted in Section 1.01 of the Agreement in alphabetical order therein: ““CWA” has the meaning set forth in Section 5.01(b) hereof.”

 (iv) The following sentence shall be inserted in Section 1.01 of the Agreement in alphabetical order therein: ““CWA Director” has the meaning set forth in Section 5.01(b) hereof.”

 (v) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ““Creditors’ Committee Director” has the meaning set forth in Section 5.01(b) hereof.”

 (vi) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ““Labor Director” has the meaning set forth in Section 5.01(b) hereof.”

 (vii) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ““AFA” means the Association of Flight Attendants.”, and shall be replaced with the following: ““AFA” means the Association of Flight Attendants, International.”

 (viii) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ““TWU” means Transport Workers Union.”, and shall be replaced with the following: ““TWU” means the Transport Workers Union of America.”

 (ix) The following sentence shall be inserted in Section 1.01 of the Agreement in alphabetical order therein: ““AFA/TWU Director” has the meaning set forth in Section 5.01(b) hereof.”

 (x) The following sentence included in Section 1.01 of the Agreement shall be deleted in its entirety: ““Series 3 Class C Preferred Shares” means the Class C Preferred Shares to be issued, as of the Effective Date, to or for the benefit of employees of the Debtors that are subject to the new or amended collective bargaining agreements between any Debtor a labor union (other than ALPA and IAMAW)”, and shall be replaced with the following: ““Series 3 Class C Preferred Shares” means the Class C Preferred Shares to be issued, as of the Effective Date, to or for the benefit of employees of the Debtors that are subject to collective bargaining agreements between any Debtor, on the one hand, and AFA and TWU, on the other.”

 (xi) The following sentence shall be inserted in Section 1.01 of the Agreement in alphabetical order therein: ““Series 4 Class C Preferred Shares” means the Class C Preferred Shares to be issued, as of the Effective Date, to or for the benefit of employees of the Debtors that are subject to the collective bargaining agreement between any Debtor and CWA.”

(d) Amendments to Section 2.01.

 (i) The title of Section 2.01 of the Agreement shall be deleted and replaced with following, “Issuance and Purchase of Common Stock, Class A-1 Warrants and Preferred Stock.”

 (ii) Section 2.01(a) of the Agreement shall be deleted and replaced with the following:

“Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties hereinafter set forth, at the Closing, the reorganized Company will issue, sell and deliver to the Investor, and the Investor will purchase from the reorganized Company, (i) twenty million six hundred fifty two thousand five hundred ninety three (20,652,593) Class A Common Shares, (ii) five million (5,000,000) Class B Common Shares, (iii) one million three hundred eighty thousand five hundred seventy (1,380,570) Class A-1 Warrants, (iv) one million three hundred eighty thousand five hundred seventy (1,380,570) Class A Preferred Shares, and (v) seventy five thousand (75,000) Class B Preferred Shares, in each case, free and clear of all Liens, for an aggregate purchase price of two hundred forty million dollars ($240,000,000)(the “Investment Price”).”

(e) Amendments to Section 2.02. Section 2.02(b) of the Agreement shall be amended by adding the words “and Class B Preferred Shares” immediately after the words “and Class A Preferred Shares” in both clause (i) and clause (ii) and changing “and Class A Preferred Shares” to “, Class A Preferred Shares”.

(f) Amendment to Section 3.05. Section 3.05 of the Agreement shall be deleted in its entirety and replaced with the following:

“Capitalization; Securities. Upon the Closing and after giving effect to the Confirmation Order, the Plan and the Investment, the authorized capital of the reorganized Company shall consist solely of: (i) two hundred and five million (205,000,000) shares of Common Stock, of which (a) two hundred million (200,000,000) shares shall be Class A Common Shares, and (b) five million (5,000,000) shares shall be Class B Common Shares; (ii) fifty million (50,000,000) shares of preferred stock, of which (x) twenty five million (25,000,000) shares shall be designated Class A Preferred Shares, (y) seventy five thousand (75,000) of which shall be designated Class B Preferred Shares, and (z) up to ten (10) Class C Preferred Shares, issuable in up to four (4) series, which, in each case, will be authorized and issued or reserved for issuance; and (iii) twenty five million (25,000,000) Class A-1 Warrants. Upon the Closing (prior to giving effect to the Investment) there shall not be outstanding any (A) Class A Common Shares, other than (x) up to twenty-seven million nine hundred ninety seven thousand four hundred seven (27,997,407) Class A Common Shares to be issued by the Company to or for the benefit of the Constituents upon the Effective Date and (y) up to three million seven hundred fifty thousand (3,750,000) Class A Common Shares to be issued or reserved for issuance by the Company to members of management of the Company upon the Effective Date; (B) Class B Common Shares, (C) Class A-1 Warrants, other than (x) up to fifteen million three hundred forty eight thousand eight hundred sixty (15,348,860) Class A-1 Warrants to be issued to or for the benefit of the Constituents upon the Effective Date and (y) up to two million two hundred twenty thousand five hundred seventy (2,220,570) Class A-1 Warrants to be issued or reserved for issuance by the Company to members of management of the Company upon the Effective Date; provided, that the Company may elect to have comparable options issued in place of Class A-1 Warrants described in this subsection and this Agreement shall be deemed to be amended to reflect such issuance, and (D) Class A Preferred Shares other than (x) up to fifteen million three hundred forty eight thousand eight hundred sixty (15,348,860) Class A Preferred Shares to be issued to or for the benefit of the Constituents upon the Effective Date and (y) up to two million two hundred twenty thousand five hundred seventy (2,220,570) Class A Preferred Shares to be issued to members of management of the Company upon the Effective Date. Upon the Effective Date, all authorized Class C Preferred Shares shall have been issued to or for the benefit of the Constituents. Upon the Closing Date, all of such outstanding securities, including, without limitation, the Equity Securities to be issued and delivered to the Investor pursuant to the terms hereof, shall have been duly authorized and validly issued, fully paid, nonassessable and not subject to preemptive or similar rights of third parties or reserved for issuance in accordance with the terms of the Plan and Confirmation Order. The Class A Common Shares issuable upon (i) the exercise of the Class A-1 Warrants, when issued and delivered to the holders of the Class A-1 Warrants, and (ii) the conversion of the Class B Common Shares, when issued and delivered to the holders of the Class B Common Shares, shall have been duly authorized and be validly issued, fully paid, nonassessable and not subject to preemptive or similar rights of third parties. Upon the Closing and after giving effect to the Confirmation Order and the Plan, (i) except for this Agreement, there shall be no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, options, transfer restrictions or other agreements, instruments or understandings (whether oral, formal or informal) with respect to the voting, transfer or disposition of capital stock of the Company or any Subsidiary to which the Company or any Subsidiary is a party or by which it is bound, or, to the knowledge of the Company, among or between any persons other than the Company or any Subsidiary (as the case may be), and (ii) except as set forth herein, there shall be no options, warrants, rights, calls, commitments or agreements of any character to which the Company or any Subsidiary is a party, or by which the Company or any Subsidiary is bound, calling for the issuance of shares of capital stock or other equity securities of the Company or any Subsidiary or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock or other equity securities, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any Subsidiary or any such other securities. The rights, preferences and privileges of the capital stock of the Company shall be as set forth in the Certificate of Incorporation (including any Certificates of Designation, as applicable) of the Company, as amended pursuant to the Plan and in effect upon the Closing.”

(g) Amendment to Section 4.01. Section 4.01 of the Agreement shall be deleted in its entirety and replaced with the following:

“The Investor is a limited liability company formed, validly existing and in good standing under the Laws of Delaware having all requisite power and authority and requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under the Transaction Documents.”

(h) Amendment to Section 4.05. Section 4.05 of the Agreement shall be amended by adding the words “and Class B Preferred Shares” immediately after the words “and Class A Preferred Shares” in the first sentence and changing “and Class A Preferred Shares” to “, Class A Preferred Shares”.

(i) Amendments to Section 5.01.

(i) Section 5.01(a) of the Agreement shall be amended by replacing the number “13” with the number “15”.

(ii) Section 5.01(b) of the Agreement shall be deleted in its entirety and replaced with the following:

“As of the Closing Date and after giving effect to the Confirmation Order and Plan, the Board shall consist of: (i) eight (8) members designated by the Investor (each, an “Investor Director”), (ii) two (2) members, neither of whom is an employee or an affiliate of the Company or the Investor, identified by the CEO (as defined below) in consultation with the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) or the post-confirmation committee of Unsecured Creditors, as applicable (each, an “Independent Director”), (iii) one (1) member designated by the Air Line Pilots Association, International (“ALPA”, such member, the “ALPA Director”), in accordance with the collective bargaining agreement between US Airways and ALPA, (iv) one (1) member designated by the International Association of Machinists and Aerospace Workers (“IAMAW”, such member, the “IAMAW Director”), (v) one (1) member designated jointly by the AFA and the TWU, in accordance with the Series 3 Class C Preferred Shares held by AFA and TWU (such member, the “AFA/TWU Director”), (vi) one (1) member designated by the Communications Workers of America (“CWA”, such member the “CWA Director”), and (vii) the chief executive officer of the Company (the “CEO”).”

(iii) Section 5.01(c) of the Agreement shall be deleted in its entirety and replaced with the following:

“In the event of the death, disability, resignation or removal of a member of the Board, the Person designating such member shall designate a replacement for such director, and the Company shall cause such replacement to be elected to the Board.”

(iv) Section 5.01(d) of the Agreement shall be deleted in its entirety and replaced with the following:

“(d) From and after the Closing Date, the reorganized Company shall cause the following to constitute the slate of nominees recommended by the Board for election as directors at each annual meeting of the stockholders: (i) eight (8) Investor Directors; (ii) two (2) Independent Directors; and (iii) the CEO, and the Company shall use its best efforts to cause the election of such persons.”

(v) The existing Section 5.01(e) of the Agreement shall be deleted in its entirety, and replaced with the following:

“(e) In accordance with the Certificate of Incorporation, the Board shall also consist of the following: (i) for so long as the Series 1 Class C Preferred Share remains outstanding, one (1) ALPA Director designated and elected by the holder of the Series 1 Class C Preferred Share; (ii) for so long as the Series 2 Class C Preferred Share remains outstanding, one (1) IAMAW Director designated and elected by the holder of the Series 2 Class C Preferred Share; (iii) for so long as the Series 3 Class C Preferred Shares remain outstanding, one (1) AFA/TWU Director designated and elected by the holders of the Series 3 Class C Preferred Shares, and (iv) for so long as the Series 4 Class C Preferred Share remains outstanding, one (1) CWA Director designated and elected by the holder of the Series 4 Class C Preferred Share.”

(vi) Section 5.01(f) of the Agreement shall be deleted in its entirety.

(vii) Section 5.01(g) of the Agreement shall be deleted in its entirety and replaced with the following:

“(g) Notwithstanding the foregoing provisions of this Section 5.01, upon (i) the sale of an aggregate of fifty percent (50%) of the number of shares of Common Stock beneficially owned by the Investor and its Affiliates as of the Closing (the “Investor Closing Shares”) and (ii) the realization of the Investor and its Affiliates of aggregate net cash proceeds on a cumulative basis of five hundred fifty million dollars ($550,000,000) (the “Triggering Amount”) from sales of Common Stock, Class A-1 Warrants, Class A Preferred Shares or Class B Preferred Shares and any repayment of principal under its ATSB “at-risk” loan participation; provided, that the Triggering Amount shall be increased by any amounts received by the Company from the Investor in respect of the exercise price of any Class A-1 Warrants ((i) and (ii) taken together, the “Triggering Event”), the Investor’s right hereunder to designate Investor Directors for election to the Board shall be reduced to seven (7). Notwithstanding the foregoing, following the Triggering Event, the total number of Investor Directors the Investor is entitled to designate for election to the Board shall be reduced to: (i) six (6), if the Investor and its Affiliates beneficially own at least 34% but less than 42% of the Investor Closing Shares; (ii) five (5), if the Investor and its Affiliates beneficially own at least 26% but less than 34% of the Investor Closing Shares; (iii) four (4), if the Investor and its Affiliates beneficially own at least 18% but less than 26% of the Investor Closing Shares; (iv) three (3), if the Investor and its Affiliates beneficially own at least 10% but less than 18% of the Investor Closing Shares; (v) two (2) if the Investor and its Affiliates beneficially own at least 2.5% but less than 10% of the Investor Closing Shares; and (v) zero (0), if the Investor and its Affiliates beneficially own less than 2.5% of the Investor Closing Shares. Following the Triggering Event, the Investor and its Affiliates shall be required to either (i) sell shares of Common Stock on a proportionate basis as between shares of Class A Common Stock and shares of Class B Common Stock, as determined by reference to the proportion in which the Investor and its Affiliates held shares of Class A Common Stock and shares of Class B Common Stock immediately following the Triggering Event (the “Proportionate Amount”) (rounded to the nearest whole number of shares of Class B Common Stock), or (ii) convert the appropriate number of shares of Class B Common Stock into shares of Class A Common Stock simultaneously with a sale of shares of Class A Common Stock, based on the Proportionate Amount. In the event that the number of Investor Directors the Investor is entitled to designate is reduced pursuant to this Section 5.01(g), the Investor shall be entitled to designate which Investor Director shall resign from the Board. Such Investor Director shall resign from the Board no later than the thirtieth (30th) day following the day on which the Investor’s beneficial ownership of the Investor’s Closing Shares drops below the relevant thresholds set forth above. Sections 5.01 and 5.02 shall cease, terminate and be of no further force or effect as of September 26, 2007.

(viii) Section 5.01 of the Agreement shall be amended by adding the following paragraph as Section 5.01(h):

“(h) During the term of this Article V, the Investor agrees to vote all of the shares of voting capital stock received in connection with the consummation of the Plan (including transactions that are a condition thereto) and then owned by it in favor of the directors nominated in accordance with Section 5.01(d) of this Agreement at each annual meeting of the stockholders of the Company or at any meeting of the stockholders of the Company at which members of the Board of Directors of the Company are to be elected or whenever members of the Board of Directors are to be elected by written consent; provided, however, that following the initial election of the Board of Directors of the Company on the Effective Date, the obligations set forth in this Section 5.01(h) shall be contingent and conditioned upon each of General Electric Capital Corporation (or any affiliate thereof holding shares of capital stock of the Company), the Air Transportation Stabilization Board (the “ATSB”)(or any entity having the right to vote shares of capital stock of the Company issued in connection with the guarantee by the ATSB of the ATSB Loan) and the CEO each agreeing in writing with the Investor and the Company to vote its, his or her shares of capital stock received in connection with the consummation of the Plan (including transactions that are a condition thereto) in favor of the directors so nominated in accordance with Section 5.01(d).”

(ix) Section 5.01 of the Agreement shall be amended by adding the following paragraph as Section 5.01(i):

“(i) In the event that during the term of this Article V, the Investor sells or otherwise transfers in a private sale transaction shares of capital stock of the Company, the transferee thereof shall agree to be bound by, and at the option of the Investor shall be entitled to the rights and benefits of the Investor, under this Article V as if such transferee were the Investor.

(j) Amendment to Article VI. Article VI of the Agreement shall be amended by adding the following paragraph as Section 6.04:

“SECTION 6.04 Material Actions. During the period from January 17, 2003 and continuing until the earlier of the termination of this Agreement or the Closing, except as expressly contemplated by this Agreement, the Company and the Subsidiaries shall not, without the prior written consent of the Investor, take any action or fail to take any action (i) that would result in any of the representations and warranties of the Company herein becoming untrue in any material respect or in any of the conditions to the consummation of the transactions contemplated hereby not being satisfied in any material respect, or (ii) that would reasonably be expected to have a Material Adverse Effect.”

(k) Amendment to Section 7.04. Section 7.04 of the Agreement shall be deleted in its entirety and replaced with the following:

“SECTION 7.04 Registration Rights Agreement. The Common Stock issued to the Investor pursuant to the Plan and the Class A Common Shares issuable upon (i) the exercise of the Class A-1 Warrants, and (ii) the conversion of the Class B Common Shares shall be registered by the Company under the Securities Act. The Company and the Investor shall use commercially reasonable efforts to promptly enter into a registration rights agreement (the “Registration Rights Agreement”) on mutually acceptable terms and conditions, pursuant to which the Company shall file a resale registration statement pursuant to Rule 415 under the Securities Act permitting free resale of the Common Stock issued to the Investor pursuant to the Plan and the Class A Common Shares issuable upon the exercise of the Class A-1 Warrants and upon conversion of the Class B Common Shares promptly after the Closing Date, and use its commercially reasonable efforts to cause to be declared effective and, subject to the conditions set forth in the Registration Rights Agreement, to maintain the effectiveness of such registration statement.”

(l) Amendments to Section 8.01.

(i) Section 8.01(b) of the Agreement shall be amended by adding the words “and Class B Preferred Shares” immediately after the words “and Class A Preferred Shares” and changing “and Class A Preferred Shares” to “, Class A Preferred Shares”.

(ii) Section 8.01(n) of the Agreement shall be amended by replacing the number “5” with the number “8” and replacing the number “13” with the number “15”.

(iii) Section 8.01 of the Agreement shall be amended by adding the following paragraph as Section 8.01(t):

“(t) Labor Union Waivers and Consents. The Company shall have received all waivers and consents, if any, that may be required from its labor unions in connection with collective bargaining agreements covering more than two hundred (200) employees such that such that the execution, delivery, performance or implementation of this Agreement or the compliance with the provisions hereof, the exercise of any rights or powers by the Investor or the consummation of the transactions contemplated hereby or by the Plan would not (i) trigger any “change-of-control” or other similar provision under any collective bargaining agreement to which the Company or any Subsidiary is a party, as such collective bargaining agreements may be amended from time to time, or (ii) trigger any payments to, rights or remedies in favor of, any labor union (or any member thereof) which is a party to a collective bargaining agreement with the Company or any of its Subsidiaries, as such collective bargaining agreement may be amended from time to time, except to the extent that the failure to receive any such waiver or consent with respect to clause (ii) above would not reasonably be expected to have a Material Adverse Effect.”

(m) Amendment to Section 8.02. The first paragraph of Section 8.02 shall be amended by adding the words “and Class B Preferred Shares” immediately after the words “and Class A Preferred Shares” and changing “and Class A Preferred Shares” to “, Class A Preferred Shares”.

(n) Amendment to Section 10.01. Section 10.01(a) of the Agreement shall be deleted in its entirety and replaced with the following:

“(a) The Company shall reimburse the Investor for all reasonable fees and expenses (the “Expenses”) incurred by or on behalf of the Investor in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the transactions contemplated thereby, including Expenses relating to the consummation thereof and customary post-Closing matters related thereto, including, but not limited to, reasonable fees and expenses of its legal counsel and third-party consultants engaged by it to assist in such transactions and reasonable fees and expenses incurred by the Investor in connection with any due diligence, collateral reviews and field examinations, provided, that reimbursement of Expenses by the Company to the Investor with respect to Houlihan Lokey Howard & Zukin shall be limited to (i) monthly fees, as set forth in the Letter Agreement between the Investor and Houlihan Lokey Howard & Zukin dated August 26, 2002, through March 31, 2003, (ii) reasonable out of pocket expenses through March 31, 2003, and (iii) a success fee of (a) three million seven hundred fifty thousand dollars ($3,750,000) less (b) fifty percent (50%) of any monthly fees reimbursed by the Company. The Investor will render monthly invoices to the Company for Expenses reimbursable hereunder, which, with respect to Houlihan Lokey Howard & Zukin’s out of pocket expenses, shall include appropriate supporting documentation. The Company shall pay to the Investor or its designated affiliate all amounts due under such invoice within ten (10) days of receipt thereof.”

(o) Amendments to Section 10.05. Section 10.05 of the Agreement shall be amended by deleting the word “The” immediately before the words “Retirement Systems of Alabama” and inserting “Holdings LLC” after the words “Retirement Systems of Alabama” in subsection (ii).

(p) Amendments to Signature Page. The signature page shall be amended by deleting the word “The” immediately before the words “Retirement Systems of Alabama” and inserting “Holdings LLC” after the words “Retirement Systems of Alabama”.

(q) Amendments to Exhibit A.

(i) Subsection (i) of Exhibit A to the Agreement shall be amended by replacing the following “a majority of the holders of Common Stock” with “the holders of a majority of the Common Stock”.

(ii) Subsection (iv) of Exhibit A to the Agreement shall be amended by replacing the following “2/3 of the holders of the Class B Common Shares” with “the holders of 2/3 of the Class B Common Shares”.

(iii) Subsection (vii) of Exhibit A to the Agreement shall be deleted in its entirety and replaced with the following:

“(vii) all Equity Securities of the Company, including, without limitation, the shares of Class A Common Shares, Class B Common Shares, Class A-1 Warrants, Class A Preferred Shares, Class B Preferred Shares, Series 1 Class C Preferred Share, Series 2 Class C Preferred Share, Series 3 Class C Preferred Shares and Series 4 Class C Preferred Share, shall be subject to the following limitations:

(a) Non-Citizen Voting Limitation. In no event shall the total number of shares of Equity Securities held by all Persons who fail to qualify as a “citizen of the United States,” as the term is used in Section 40102(a)(15) of Title 49, in any similar legislation of the United States enacted in substitution or replacement therefore, or as interpreted by the Department of Transportation, be entitled to more than 24.9% of the aggregate votes of all outstanding Equity Securities of the Company (the “Cap Amount”).

(b) Allocation of Cap Amounts. The restrictions imposed by the Cap Amount shall be applied pro rata among the holders of Equity Securities who fail to qualify as “citizens of the United States” based on the number of votes the underlying securities are entitled to.”

(iv) The following new subsection (viii) shall be inserted at the end of the existing Exhibit A:

“(viii) shares of Class B Common Shares shall be convertible into shares of Class A Common Shares on a 1:1 basis at the option of the holder thereof, subject to equitable adjustments for stock splits, adjustments, combinations and like transactions.”

(r) Amendment to Exhibit B. The reference to “$9.60” in subsection (iv) of Exhibit B to the Agreement shall be replaced with “$7.42”.

(s) Amendment to Exhibit C. Exhibit C to the Agreement, and all references thereto in the Agreement, shall be deleted in their entirety.

(t) Amendment to Exhibit D. The reference to “Series A-2 Warrants” in subsection (vi) of Exhibit D to the Agreement shall be deleted.

(u) Amendment to Exhibit E. Exhibit E to the Agreement shall be deleted in its entirety and replaced with the following:

“EXHIBIT E
CERTIFICATE OF DESIGNATION OF CLASS B PREFERRED SHARES

The Certificate of Designation of Class B Preferred Shares
shall include the following terms:

(i) The nominal value of each Class B Preferred Share will be $1,000.00.

(ii) The Class B Preferred Shares will have a maturity of eight (8) years. Upon the maturity of the Class B Preferred Shares, the Company will be required to redeem each Class B Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value plus any accrued and unpaid dividends (the “Redemption Price”).

(iii) From and after the Closing Date, the Company will pay cumulative dividends on the Class B Preferred Shares on a quarterly basis, to the extent not prohibited under applicable Law; provided, however, that to the extent the Company is so legally prohibited from paying any such dividends or any portion thereof, such unpaid dividends shall accrue and be paid immediately upon the removal of such legal prohibition and, in connection therewith, the Company shall take all action reasonably necessary to remove or diminish the scope of such legal prohibition, including, by way of example but not in limitation thereof, causing a revaluation of its assets. Dividends on the Class B Preferred Shares will be paid in cash at a rate of 8% per annum (each, a “Cash Dividend”).

(iv) At any time following the third anniversary of the Closing Date, the Company may redeem for cash each Class B Preferred Share at a redemption price initially equal to 102.5% of the nominal value of such Class B Preferred Share, declining ratably to par following the ninth (9th) anniversary of the Closing Date, plus accrued and unpaid dividends.”

(v) In the event that the Company has not paid a Cash Dividend for five (5) consecutive quarters (a “Payment Default”), the holders of the Class B Preferred Shares shall have the special and exclusive class right to designate one (1) member of the Board for so long as such Payment Default is continuing. The Company shall take all necessary actions to effectuate such right, including by way of example and not limitation thereof, causing the size of the Board to be increased and/or facilitating the resignation of a director to create a vacancy for such new director; provided that upon payment of a Cash Dividend by the Company, such designee will resign from the Board.

(vi) Each Class B Preferred Share will have one (1) vote on all matters put to the shareholders for a vote.”

(v) Amendment to Exhibit F. Exhibit F to the Agreement shall be deleted in its entirety and replaced with the following:

“EXHIBIT F
CERTIFICATE OF DESIGNATION OF CLASS C PREFERRED SHARES

The Certificate of Designation of Class C Preferred Shares
shall include the following terms:

(i) The nominal value of each Class C Preferred Share will be $0.0001.

(ii) The Class C Preferred Shares will not pay dividends.

(iii) Each Class C Preferred Share will have a liquidation preference of $0.0001.

(iv) There will be four series of Class C Preferred Shares.

(a) The Series 1 Class C Preferred Share shall be issued to ALPA as the collective bargaining representative of the pilots employed by US Airways, Inc. pursuant to the collective bargaining agreement between ALPA and US Airways in effect as of the Effective Date (the “ALPA CBA”).

(b) The Series 2 Class C Preferred Share shall be issued to employees (or a representative of such employees) who are subject to the collective bargaining agreement between the Debtors (as reorganized) and IAMAW in effect as of the Effective Date (the “IAMAW CBA”).

(c) The Series 3 Class C Preferred Shares shall be issued to employees (or a representative of such employees) who are subject to new or amended collective bargaining agreements between the Debtors (as reorganized) and AFA and TWU in effect as of the Effective Date (the “AFA/TWU CBAs”).

(d) The Series 4 Class C Preferred Share shall be issued to employees (or a representative of such employees) who are subject to the collective bargaining agreement between the Debtors (as reorganized) and CWA in effect as of the Effective Date (the “CWA CBA”)

(v) Maturity.

(a) The Series 1 Class C Preferred Share will have a fixed maturity of June 30, 2012. Upon the maturity of the Series 1 Class C Preferred Share, the Company will be required to redeem such Series 1 Class C Preferred Shares in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(b) The Series 2 Class C Preferred Share will have a fixed maturity of June 30, 2012. Upon the maturity of the Series 2 Class C Preferred Share, the Company will be required to redeem such Series 2 Class C Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(c) The Series 3 Class C Preferred Shares will have a fixed maturity of June 30, 2012. Upon the maturity of the Series 3 Class C Preferred Shares, the Company will be required to redeem such Series 3 Class C Preferred Shares in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(d) The Series 4 Class C Preferred Share will have a fixed maturity of June 30, 2012. Upon the maturity of the Series 4 Class C Preferred Share, the Company will be required to redeem such Series 4 Class C Preferred Share in cash out of funds legally available therefor for an amount equal to such share’s nominal value.

(vi) Voting Rights.

(a) The holders of the Series 1 Class C Preferred Share (voting as a separate series) shall be entitled to designate and to vote to elect the ALPA Director.

(b) The holders of the Series 2 Class C Preferred Share (voting as a separate series) shall be entitled to designate and to vote to elect the IAMAW Director.

(c) The holders of the Series 3 Class C Preferred Shares (voting as a separate series) shall be entitled to designate and to vote to elect the AFA/TWU Director.

(d) The holders of the Series 4 Class C Preferred Share (voting as a separate series) shall be entitled to designate and to vote to elect the CWA Director.

(e) No amendment shall be made to the Certificate of Incorporation or By-Laws of the Company that would materially and adversely affect the rights of any Series of Class C Preferred Shares without the consent of the holder of Class C Preferred Shares so affected.

2. No Other Amendments. Except as expressly amended, modified and supplemented hereby, the provisions of the Agreement are and will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Agreement.

3. Governing Law. To the extent not governed by the Bankruptcy Code, this Amendment shall be governed by, and interpreted in accordance with, the Laws of the State of New York applicable to contracts made and to be performed in that State without reference to its conflict of laws rules.

4. Descriptive Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provisions of this Amendment.

5. Counterparts. This Amendment may be executed in any number of identical counterparts, each of which will constitute an original but all of which when taken together will constitute but one instrument.

6. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s, RSA’s and RSA LLC’s successors and assigns.

7. Severability. In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

* * * *

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to the Investment Agreement to be executed and delivered by their duly authorized representatives on the date first above written.

THE RETIREMENT SYSTEMS OF ALABAMA

By:	/s/ William T. Stephens
Name: William T. Stephens
Title: General Counsel

US AIRWAYS GROUP, INC.

By:	/s/ Neal S. Cohen
Name: Neal S. Cohen
Title: Executive Vice President-Finance & CFO

RETIREMENT SYSTEMS OF ALABAMA HOLDINGS LLC

By:	/s/ William T. Stephens
Name: William T. Stephens
Title: Secretary